EXECUTION VERSION
Published CUSIP Numbers:

Deal: 78355FAT0 Domestic Revolver: 78355FAU7 Canadian Revolver: 78355FAV5 PR Revolver: 78355FAW3
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT
dated as of April 22, 2025
by and among
RYDER SYSTEM, INC.,
RYDER TRUCK RENTAL CANADA LTD. LOCATION DE CAMIONS RYDER
DU CANADA LTEE.,
RYDER SUPPLY CHAIN SOLUTIONS CANADA ULC,
RYDER PUERTO RICO, INC.,
RYDER SUPPLY CHAIN SOLUTIONS PUERTO RICO, LLC,
and
CERTAIN OTHER SUBSIDIARIES OF RYDER PARTY HERETO,
as the Borrowers,
BANK OF AMERICA, N.A.,
as the Administrative Agent, a L/C Issuer and a Domestic Swing Line Lender,
ROYAL BANK OF CANADA,
as the Canadian Agent and the Canadian Swing Line Lender,
MUFG BANK, LTD.,
as Syndication Agent,
BNP PARIBAS,
MIZUHO BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA,
TRUIST BANK,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
and
THE OTHER LENDERS, L/C ISSUERS AND SWING LINE LENDERS PARTY HERETO

BOFA SECURITIES, INC.,
MUFG BANK, LTD.,
BNP PARIBAS,
MIZUHO BANK, LTD.,
PNC CAPITAL MARKETS LLC,
RBC CAPITAL MARKETS1,
TRUIST SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers
BOFA SECURITIES, INC.
and
MUFG BANK, LTD.,
as Joint Bookrunners

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS
Section    Page
Section 1.01    Defined Terms    1
Section 1.02    Other Interpretive Provisions    35
Section 1.03    Accounting Terms    36
Section 1.04    Rounding    37
Section 1.05    Times of Day    37
Section 1.06    Letter of Credit Amounts    37
Section 1.07    Interest Rates; Licensing    37
Section 1.08    Exchange Rates; Currency Equivalents    38
Section 1.09    Amendment and Restatement    38
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    38
Section 2.01    Revolving Loans    38
Section 2.02    Revolving Borrowings; Conversions and Continuations of Revolving Loans    39
Section 2.03    Letters of Credit    43
Section 2.04    Swing Line Loans    52
Section 2.05    Prepayments    60
Section 2.06    Termination or Reduction of Aggregate Commitments; Reallocation of Commitments    62
Section 2.07    Repayment of Loans    64
Section 2.08    Interest    65
Section 2.09    Fees    66
Section 2.10    Computation of Interest and Fees    67
Section 2.11    Evidence of Debt    67
Section 2.12    Payments Generally; Agent’s Clawback    68
Section 2.13    Sharing of Payments by Lenders    70
Section 2.14    Extension of Maturity Date    71
Section 2.15    Increase in Aggregate Commitments    72
Section 2.16    Cash Collateral    73
Section 2.17    Defaulting Lenders    74
Section 2.18    Designated Borrowers    76
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    78
Section 3.01    Taxes    78
Section 3.02    Illegality    81
Section 3.03    Inability to Determine Rates    82
Section 3.04    Increased Costs    87
Section 3.05    Compensation for Losses    88
Section 3.06    Mitigation Obligations; Replacement of Lenders    89
Section 3.07    Survival    89
ARTICLE IV. CONDITIONS PRECEDENT TO CLOSING AND EFFECTIVENESS; CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    89
Section 4.01    Conditions to Closing and Effectiveness    89
Section 4.02    Conditions to all Credit Extensions    91
i

ARTICLE V. REPRESENTATIONS AND WARRANTIES    92
Section 5.01    Corporate Authority    92
Section 5.02    Governmental Approvals    92
Section 5.03    Title to Properties; Leases    92
Section 5.04    Financial Statements    93
Section 5.05    Litigation    93
Section 5.06    Compliance With Other Instruments, Laws, etc    93
Section 5.07    Tax Status    93
Section 5.08    No Default    94
Section 5.09    Holding Company and Investment Company Acts    94
Section 5.10    Absence of Financing Statements, etc    94
Section 5.11    ERISA Compliance    94
Section 5.12    Environmental Compliance    95
Section 5.13    Disclosure    95
Section 5.14    [Reserved]    95
Section 5.15    Debt Ratings    95
Section 5.16    Consolidated Subsidiaries    95
Section 5.17    OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws    95
Section 5.18    Use of Proceeds    96
Section 5.19    No Affected Financial Institution    96
Section 5.20    Covered Entity    96
Section 5.21    Representations as to Foreign Obligors    96
ARTICLE VI. AFFIRMATIVE COVENANTS    97
Section 6.01    Punctual Payment    97
Section 6.02    [Reserved]    97
Section 6.03    Records and Accounts    97
Section 6.04    Financial Statements, Certificates and Information    97
Section 6.05    Existence; Compliance with Laws and Other Agreements    99
Section 6.06    Maintenance of Properties    99
Section 6.07    Insurance    100
Section 6.08    Taxes    100
Section 6.09    Inspection of Properties, Books and Contracts    100
Section 6.10    Notice of Potential Claims or Litigation    100
Section 6.11    Notice of Default    100
Section 6.12    Use of Proceeds    100
Section 6.13    Debt Ratings    101
Section 6.14    Notice of any ERISA Event    101
Section 6.15    Further Assurances    101
Section 6.16    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions    101
ARTICLE VII. NEGATIVE COVENANTS    101
Section 7.01    Restrictions on Secured Indebtedness    101
Section 7.02    Restrictions on Liens    102
Section 7.03    Fundamental Changes; Sales or Dispositions of Assets    102
Section 7.04    Leasebacks    103
Section 7.05    Limitations on Agreements    104

Section 7.06    Sanctions    104
Section 7.07    Anti-Corruption Laws and Anti-Money Laundering Laws    104
Section 7.08    Financial Covenant    104
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    104
Section 8.01    Events of Default; Remedies    104
Section 8.02    Termination of Aggregate Commitments    107
Section 8.03    Application of Funds    107
ARTICLE IX. AGENTS    108
Section 9.01    Appointment and Authority    108
Section 9.02    Rights as a Lender    108
Section 9.03    Exculpatory Provisions    108
Section 9.04    Reliance by Agents    109
Section 9.05    Delegation of Duties    109
Section 9.06    Resignation of Agent    109
Section 9.07    Non-Reliance on the Agents, the Arrangers, and the Other Lenders    110
Section 9.08    No Other Duties, Etc    111
Section 9.09    Administrative Agent May File Proofs of Claim    111
Section 9.10    Certain ERISA Matters    112
Section 9.11    Recovery of Erroneous Payments    113
ARTICLE X. GUARANTY    113
Section 10.01    Guaranty of Payment    113
Section 10.02    Ryder’s Agreement to Pay Enforcement Costs, Etc    113
Section 10.03    Waivers by Ryder; Lenders’ Freedom to Act    114
Section 10.04    Unenforceability of Guaranteed Obligations    114
Section 10.05    Subrogation; Subordination    115
Section 10.06    Further Assurances    115
Section 10.07    Reinstatement    115
Section 10.08    Successors and Assigns    116
Section 10.09    Currency of Payment    116
Section 10.10    Concerning Joint and Several Liability of the Canadian Borrower and the PR Borrower    116
ARTICLE XI. MISCELLANEOUS    117
Section 11.01    Amendments, Etc    117
Section 11.02    Notices; Effectiveness; Electronic Communication    118
Section 11.03    No Waiver; Cumulative Remedies; Enforcement    120
Section 11.04    Expenses; Indemnity; Damage Waiver    121
Section 11.05    Payments Set Aside    123
Section 11.06    Successors and Assigns    123
Section 11.07    Treatment of Certain Information; Confidentiality    128
Section 11.08    Right of Setoff    129
Section 11.09    Interest Rate Limitation    130
Section 11.10    Integration; Effectiveness    130
Section 11.11    Survival of Representations and Warranties    130

Section 11.12    Severability    131
Section 11.13    Replacement of Lenders    131
Section 11.14    Governing Law; Jurisdiction; Etc    132
Section 11.15    Waiver of Jury Trial    133
Section 11.16    No Advisory or Fiduciary Responsibility    133
Section 11.17    Electronic Execution; Electronic Records; Counterparts    133
Section 11.18    USA PATRIOT Act; Canadian AML Acts    134
Section 11.19    ENTIRE AGREEMENT    135
Section 11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    135
Section 11.21    Judgment Currency    135
Section 11.22    Acknowledgement Regarding Any Supported QFCs    136

SCHEDULES
1.01    Existing Letters of Credit
2.01    Commitments and Applicable Percentages
2.03    L/C Commitments
2.04    Swing Line Commitments
5.05    Litigation
5.07    Taxes
5.12    Environmental Compliance
5.15    Senior Public Debt Ratings
5.16    Consolidated Subsidiaries
11.02    Head Offices; Certain Addresses for Notices

EXHIBITS
A    Form of Assignment and Assumption
B-1    Form of Domestic Loan Notice
B-2    Form of Canadian Loan Notice
B-3    Form of PR Loan Notice
C-1    Form of Domestic Swing Line Loan Notice
C-2    Form of Canadian Swing Line Loan Notice
D    Form of Note
E    Form of Designated Borrower Notice
F    Form of Designated Borrower Request and Assumption Agreement
G    Form of Extension Letter
H    Form of Letter of Credit Report
I    Form of Compliance Certificate
J-1    Form of U.S. Tax Compliance Certificate – Foreign Lenders (Not Partnerships)
J-2    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)
J-3    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)
J-4    Form of U.S. Tax Compliance Certificate – Foreign Lenders (Partnerships)

v

FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT
This FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT is entered into as of April 22, 2025 by and among (a) RYDER SYSTEM, INC., a corporation organized under the laws of Florida (“Ryder”), RYDER TRUCK RENTAL CANADA LTD. LOCATION DE CAMIONS RYDER DU CANADA LTEE., a corporation organized under the laws of Ontario, Canada (“Ryder Canada Limited”), RYDER SUPPLY CHAIN SOLUTIONS CANADA ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada (“Ryder Supply Chain Canada”), certain Canadian Subsidiaries of Ryder party hereto pursuant to Section 2.18 (each, a “Designated Canadian Borrower” and collectively, the “Designated Canadian Borrowers”; the Designated Canadian Borrowers, together with Ryder Canada Limited and Ryder Supply Chain Canada, the “Canadian Borrowers” and each a “Canadian Borrower”), RYDER PUERTO RICO, INC., a corporation organized under the laws of Delaware (“Ryder PR”), RYDER SUPPLY CHAIN SOLUTIONS PUERTO RICO, LLC, a limited liability company organized under the laws of Delaware (“Ryder Supply Chain PR”), certain Domestic Subsidiaries of Ryder party hereto pursuant to Section 2.18 (each, a “Designated PR Borrower” and collectively, the “Designated PR Borrowers”; the Designated PR Borrowers, together with Ryder PR and Ryder Supply Chain PR, the “PR Borrowers” and each a “PR Borrower”; the PR Borrowers together with Ryder and the Canadian Borrowers, the “Borrowers” and each a “Borrower”), (b) each Lender from time to time party hereto, (c) BANK OF AMERICA, N.A., as the Administrative Agent, a L/C Issuer, and a Domestic Swing Line Lender, (d) ROYAL BANK OF CANADA, as the Canadian Agent and the Canadian Swing Line Lender, and (e) the other L/C Issuers and Swing Line Lenders party hereto.
Ryder has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein;
Ryder, certain of its affiliates, certain lending institutions and the agents party thereto have entered into that certain Third Amended and Restated Global Revolving Credit Agreement, dated as of December 14, 2021 (as amended and in effect immediately prior to the Closing Date, the “Existing Credit Agreement”);
Ryder has requested that the Existing Credit Agreement be amended and restated as set forth herein; and
Subject to the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Existing Credit Agreement as hereinafter provided.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I. DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Adjusted Consolidated Tangible Assets” means, as at any date, Consolidated Tangible Assets after (a) including the consolidated book value of all assets of Ryder and its Consolidated Subsidiaries which are subject to any synthetic lease, and (b) excluding the consolidated book value of all assets of Ryder and its Consolidated Subsidiaries that are reflected on the consolidated balance sheet of Ryder and its Consolidated Subsidiaries, prepared in accordance with GAAP, and secure or are the subject of any Limited Recourse Facility.

“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation, plus (b) the Daily Compounded CORRA Adjustment; provided, that, if Adjusted Daily Compounded CORRA as so determined shall be less than zero, then Adjusted Daily Compounded CORRA shall be deemed to be zero for purposes of this Agreement.
“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation, plus (b) the Term CORRA Adjustment; provided, that, if Adjusted Term CORRA as so determined shall be less than zero, then Adjusted Term CORRA shall be deemed to be zero for purposes of this Agreement.
“Administrative Agent” means Bank of America (through itself or through one of its designated Affiliates or branch offices) in its capacity as administrative agent, and agent for the Aggregate Domestic Commitments and the Aggregate PR Commitments under any of the Loan Documents, or any successor administrative agent and agent for the Aggregate Domestic Commitments and the Aggregate PR Commitments.
“Administrative Questionnaire” means an administrative questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” or “affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means each of the Administrative Agent and the Canadian Agent.
“Aggregate Canadian Commitments” means, as of any date of determination, the aggregate Canadian Commitments of all the Canadian Lenders as of such date. The Aggregate Canadian Commitments of all of the Canadian Lenders on the Closing Date shall be $150,000,000.
“Aggregate Commitments” means, as of any date of determination, the aggregate Commitments of all the Lenders as of such date.
“Aggregate Domestic Commitments” means, as of any date of determination, the aggregate Domestic Commitments of all the Domestic Lenders as of such date. The Aggregate Domestic Commitments of all of the Domestic Lenders on the Closing Date shall be $1,435,000,000. For the avoidance of doubt, if all of the Aggregate Canadian Commitments and all of the Aggregate PR Commitments are reallocated to the Aggregate Domestic Commitments in accordance with Section 2.06(d), the Aggregate Domestic Commitments shall be $1,600,000,000 (subject to adjustment as provided in Sections 2.06(a) through (c), Section 2.15, or Section 8.02).
“Aggregate PR Commitments” means, as of any date of determination, the aggregate PR Commitments of all the PR Lenders as of such date. The Aggregate PR Commitments of all of the PR Lenders on the Closing Date shall be $15,000,000.
“Agreement” means this Fourth Amended and Restated Global Revolving Credit Agreement.
“Agreement Currency” has the meaning specified in Section 11.21.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by the Canadian Agent or the Canadian Swing Line Lender, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of Canadian Dollars with Dollars, as applicable, at approximately 11:00 a.m. (local time for the Canadian Agent) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made;

provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Canadian Agent or the Canadian Swing Line Lender, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Anti-Money Laundering Law” means any law, statute, regulation or obligatory government order, decree, ordinance or rule applicable to any Borrower or any Subsidiary related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and the Canadian AML Acts, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the Money Laundering Control Act of 1986.
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.21(a).
“Applicable Percentage” means, (a) in respect of the Aggregate Domestic Commitments, with respect to any Domestic Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Domestic Commitments represented by such Domestic Lender’s Domestic Commitment at such time, subject to adjustment as provided in Section 2.17, (b) in respect of the Aggregate Canadian Commitments, with respect to any Canadian Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Canadian Commitments represented by such Canadian Lender’s Canadian Commitment at such time, subject to adjustment as provided in Section 2.17, and (c) in respect of the Aggregate PR Commitments, with respect to any PR Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate PR Commitments represented by such PR Lender’s PR Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Domestic Lender to make Domestic Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Domestic Commitments have expired, then the Applicable Percentage of each Domestic Lender in respect of the Aggregate Domestic Commitments shall be determined based on the Applicable Percentage in respect of the Aggregate Domestic Commitments of such Domestic Lender most recently in effect, giving effect to any subsequent assignments and to any Domestic Lender’s status as a Defaulting Lender at the time of determination. If the commitment of each Canadian Lender to make Canadian Revolving Loans has been terminated pursuant to Section 8.02 or if the Aggregate Canadian Commitments have expired, then the Applicable Percentage of each Canadian Lender in respect of the Aggregate Canadian Commitments shall be determined based on the Applicable Percentage in respect of the Aggregate Canadian Commitments of such Canadian Lender most recently in effect, giving effect to any subsequent assignments and to any Canadian Lender’s status as a Defaulting Lender at the time of determination. If the commitment of each PR Lender to make PR Revolving Loans have been terminated pursuant to Section 8.02 or if the Aggregate PR Commitments have expired, then the Applicable Percentage of each PR Lender in respect of the Aggregate PR Commitments shall be determined based on the Applicable Percentage in respect of the Aggregate PR Commitments of such PR Lender most recently in effect, giving effect to any subsequent assignments and to any PR Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of the Aggregate Domestic Commitments, the Aggregate Canadian Commitments, and the Aggregate PR Commitments is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Senior Public Debt Ratings as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Facility Fees	Term SOFR Loans, Term CORRA Loans and Letter of Credit Fees	Base Rate Loans, Canadian Prime Loans, Domestic Swing Line Loans, and Canadian Swing Line Loans
1	A/A2/A or better	0.070%	0.680%	0.000%
2	A-/A3/A-	0.080%	0.795%	0.000%
3	BBB+/Baa1/BBB+	0.100%	0.900%	0.000%
4	BBB/Baa2/BBB	0.125%	1.000%	0.000%
5	BBB-/Baa3/BBB- or worse	0.175%	1.075%	0.075%
For purposes of this definition, the Senior Public Debt Rating at Pricing Level 1 shall be the highest Senior Public Debt Rating and the Senior Public Debt Rating for Pricing Level 5 shall be the lowest Senior Public Debt Rating. If at any time there is a split among Senior Public Debt Ratings of S&P, Fitch and Moody’s such that all three ratings fall in different Pricing Levels in the table above, the Applicable Rate shall be determined by the Senior Public Debt Rating that is neither the highest nor the lowest of the three ratings, and, if at any time there is a split among Senior Public Debt Ratings of S&P, Fitch and Moody’s such that two (2) of such Senior Public Debt Ratings are in one Pricing Level in the table above (the “Majority Level”) and the third Senior Public Debt Rating is in a different Pricing Level, the Applicable Rate shall be determined by the rating at the Majority Level. In the event that a Senior Public Debt Rating is not available from any one of S&P, Moody’s or Fitch, the Applicable Rate shall be as set forth in the table above based on the Senior Public Debt Ratings of S&P, Moody’s and Fitch that are available and in effect on such day; provided, that, (a) in the event of a one Pricing Level split in the Senior Public Debt Rating by S&P, Moody’s and Fitch, as the case may be, then the Pricing Level for the higher Senior Public Debt Rating shall apply and (b) in the event of a two or more Pricing Level split in the Senior Public Debt Rating by S&P, Moody’s and Fitch, as the case may be, the Pricing Level which is one step below the Pricing Level for the highest Senior Public Debt Rating shall apply. In the event that a Senior Public Debt Rating is not available from Fitch and one of S&P or Moody’s, the Applicable Rate shall be as set forth in the table above based on the Senior Public Debt Rating available from S&P or Moody’s, as the case may be, in effect on such day. In the event that neither S&P nor Moody’s has a Senior Public Debt Rating available, the Applicable Rate shall be as set forth in Pricing Level 5 in the table above. If there is no Senior Public Debt Rating from any of Fitch, S&P or Moody’s, Pricing Level 5 in the table above shall apply. Adjustments to the Applicable Rate shall be made on, and shall be effective as of, the day of any adjustment in the Senior Public Debt Rating.
“Applicable Time” means, with respect to any Borrowings and payments in Canadian Dollars, the local time in the place of settlement for Canadian Dollars as may be determined by the applicable Agent or the Canadian Swing Line Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” means any Applicant Canadian Borrower and any Applicant PR Borrower.
“Applicant Canadian Borrower” has the meaning specified in Section 2.18(a).
“Applicant PR Borrower” has the meaning specified in Section 2.18(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) BofA Securities, in its capacities as a joint lead arranger and a joint bookrunner, (b) MUFG Bank, Ltd., in its capacity as a joint lead arranger and a joint bookrunner, (c) BNP Paribas, in its capacity as a joint lead arranger, (d) Mizuho Bank, Ltd., in its capacity as a joint lead arranger, (e) PNC Capital Markets LLC, in its capacity as a joint lead arranger, (f) RBC Capital Markets, in its capacity as a joint lead arranger (it being understood that RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates), (g) Truist Securities, Inc., in its capacity as a joint lead arranger, (h) U.S. Bank National Association, in its capacity as a joint lead arranger, and (i) Wells Fargo Securities, LLC, in its capacity as a joint lead arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Balance Sheet Date” means December 31, 2024.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate Loan” means a Domestic Base Rate Loan or a Canadian Base Rate Loan, as the context may require.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.04.
“Borrowing” means a Revolving Borrowing, a Domestic Swing Line Borrowing, or a Canadian Swing Line Borrowing, as the context may require.
“Business Day” means, (a) when used in connection with the Domestic Commitments and the PR Commitments, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Head Office is located and (b) when used in connection with the Canadian Commitments, means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario, and excludes Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario or New York, New York.
“Canadian Agent” means RBC, in its capacity as the agent with respect to the Aggregate Canadian Commitments under any of the Loan Documents, or any successor agent for the Aggregate Canadian Commitments.
“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Canadian Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Canadian Commitments pursuant to Section 2.06(b), and (c) the date of termination of the commitment of each Canadian Lender to make Canadian Revolving Loans and Canadian Swing Line Loans pursuant to Section 8.01.
“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Canadian Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b).
“Canadian Base Rate” means, with respect to a Canadian Revolving Loan that is a Canadian Base Rate Loan or a Canadian Swing Line Loan denominated in U.S. Dollars, the annual rate of interest announced from time to time by the Canadian Agent as its reference rate then in effect for U.S. Dollar denominated commercial loans made by the Canadian Agent in Canada; provided, that, if the Canadian Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Canadian Base Rate Loan” means a Canadian Revolving Loan or a Canadian Swing Line Loan that bears interest based at the Canadian Base Rate. All Canadian Base Rate Loans are only available to the Canadian Borrowers and shall be denominated in Dollars.
“Canadian Benchmark” means, initially, the Term CORRA Reference Rate; provided, that, if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Canadian Benchmark, as applicable, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event: (a) where a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Adjusted Daily Compounded CORRA; and (b) where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Canadian Agent and the Canadian Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Canadian Governmental Body, or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Canadian Dollar-denominated syndicated credit facilities; plus (ii) the related Canadian Benchmark Replacement Adjustment. If the Canadian Benchmark Replacement as determined pursuant to clause (a) or clause (b) above would be less than zero, the Canadian Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Canadian Agent and the Canadian Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Relevant Canadian Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for Canadian Dollar-denominated syndicated credit facilities at such time.
“Canadian Benchmark Replacement Date” means a date and time determined by the Canadian Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark: (a) in the case of clause (a) or clause (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided, that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) above with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b), and (b) ending at the time that a Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).
“Canadian Borrower” and “Canadian Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Canadian Commitment” means, as to each Canadian Lender, its obligation to (a) make Canadian Revolving Loans to the Canadian Borrowers pursuant to Section 2.01(b) and (b) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Canadian Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Canadian Excess Amount” has the meaning specified in Section 2.05(d)(i).
“Canadian Facility Fee” has the meaning specified in Section 2.09(a)(ii).
“Canadian Lender” means, at any time, (a) so long as any Canadian Commitment is in effect, any Lender that has a Canadian Commitment at such time, or (b) if the Canadian Commitments have terminated or expired, any Lender that has a Canadian Revolving Loan or a participation in Canadian Swing Line Loans at such time, and, in each case, each of which is a bank or other financial institution which is resident in Canada for purposes of the Income Tax Act (Canada) and which is named in Schedule I or Schedule II to the Bank Act (Canada) or deemed resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of amounts paid or credited under this Agreement and which is named in Schedule III to the Bank Act (Canada).
“Canadian Loan Notice” means a notice of (a) a Canadian Revolving Borrowing, (b) a conversion of Canadian Revolving Loans from one Type to another Type, (c) a continuation of Term SOFR Loans that are Canadian Revolving Loans, or (d) a continuation of Term CORRA Loans that are Canadian Revolving Loans, in each case pursuant to Section 2.02(b), which shall be substantially in the form of Exhibit B-2 or such other form as may be approved by the Canadian Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Canadian Agent), appropriately completed and signed by a Responsible Officer of the applicable Canadian Borrower.
“Canadian Prime Rate” means, with respect to a Canadian Revolving Loan that is a Canadian Prime Rate Loan or a Canadian Swing Line Loan denominated in Canadian Dollars, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Agent as being its reference rate then in effect on such day for determining interest rates for commercial loans in Canadian Dollars made by the Canadian Agent in Canada, and (b) Adjusted Term CORRA for an Interest Period of one month in effect from time to time, plus 1.00% per annum; provided, that, if the Canadian Prime Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this

Agreement. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Canadian Prime Rate determined by the Canadian Agent shall be effective on the date the change becomes effective generally.
“Canadian Prime Rate Loan” means a Canadian Revolving Loan or a Canadian Swing Line Loan that bears interest based at the Canadian Prime Rate. All Canadian Prime Rate Loans are only available to the Canadian Borrowers and shall be denominated in Canadian Dollars.
“Canadian Revolving Borrowing” means a borrowing consisting of simultaneous Canadian Revolving Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans or Term CORRA Loans, having the same Interest Period, made by each of the Canadian Lenders pursuant to Section 2.01(b).
“Canadian Revolving Credit Exposure” means, as to any Canadian Lender at any time, the aggregate principal amount of such Canadian Lender’s (a) outstanding Canadian Revolving Loans at such time, plus (b) participation in Canadian Swing Line Loans at such time.
“Canadian Revolving Loan” has the meaning specified in Section 2.01(b).
“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations and/or the Special Economic Measures Act (Canada).
“Canadian Subsidiary” means a Subsidiary organized under the Laws of Canada.
“Canadian Swing Line Borrowing” means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.04.
“Canadian Swing Line Commitment” means, as to the Canadian Swing Line Lender, the amount set forth opposite the Canadian Swing Line Lender’s name on Schedule 2.04 (as such Schedule may be updated from time to time pursuant to this Agreement). The Canadian Swing Line Commitment of the Canadian Swing Line Lender may be modified from time to time by agreement among Ryder, the Canadian Agent, and the Canadian Swing Line Lender. Schedule 2.04 shall be deemed to be automatically updated to reflect any modification to the Canadian Swing Line Lender’s Canadian Swing Line Commitment effected pursuant to the immediately preceding sentence.
“Canadian Swing Line Lender” means RBC (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Canadian Swing Line Loans hereunder. The definition of “Canadian Swing Line Lender” shall be deemed to be automatically updated to reflect any replacement or resignation of the Canadian Swing Line Lender pursuant to Section 2.04(g)(ii), Section 2.04(h)(ii), or Section 11.06(f), as applicable.
“Canadian Swing Line Loan” has the meaning specified in Section 2.04(a)(ii).
“Canadian Swing Line Loan Notice” means a notice of a Canadian Swing Line Borrowing pursuant to Section 2.04(b)(ii), which shall be substantially in the form of Exhibit C-2 or such other form as approved by the Canadian Agent and the Canadian Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approve by the Canadian Agent), appropriately completed and signed by a Responsible Officer of the applicable Canadian Borrower.
“Canadian Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $50,000,000, and (b) the amount of the Aggregate Canadian Commitments as of such date. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.

“Capitalized Lease” means, with respect to any Person, any lease under which such Person or any of its consolidated Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Domestic Lenders, as collateral for L/C Obligations or obligations of the Domestic Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian, or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“ChoiceLease Charge to Equity” has the meaning specified in the definition of “Consolidated Adjusted Net Worth.”
“Closing Date” means April 22, 2025.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means a Domestic Commitment, a Canadian Commitment, and/or a PR Commitment, as the context may require.
“Communication” means this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” has the meaning specified in Section 6.04(c).
“Conforming Changes” means, with respect to the use or administration of a Canadian Benchmark or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Canadian Agent decides, in consultation with Ryder, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Canadian Agent in a manner substantially consistent with market practice (or, if the Canadian Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Canadian Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Canadian Agent, in consultation with Ryder, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” or “consolidated” with reference to any term defined herein means as that term is applied to the accounts of Ryder and its Consolidated Subsidiaries consolidated in accordance with GAAP.
“Consolidated Adjusted Net Worth” means, at any date, the total of (a) consolidated shareholders’ equity of Ryder and its Consolidated Subsidiaries, plus (b) any non-cash goodwill impairment charges for the FMS North America reporting unit of Ryder and its Consolidated Subsidiaries which after May 22, 2020 are recorded on the consolidated financial statements of Ryder and its Consolidated Subsidiaries in accordance with GAAP in an aggregate amount not exceed $244,000,000 during the period from May 22, 2020 through the Maturity Date, plus (c) any non-cash currency translation charges that are moved from Ryder’s cumulative translation adjustments in equity to retained earnings and are associated with Ryder’s wind-down of its UK business which after April 25, 2023 are recorded on the consolidated financial statements of Ryder and its Consolidated Subsidiaries in accordance with GAAP during the period from April 25, 2023 through the Maturity Date, plus (d) any non-cash charges that are moved from Ryder’s net actuarial loss and prior service cost in equity to retained earnings and are associated with any annuitization of Ryder’s UK, Canadian, and U.S. pension plans which after the Closing Date are recorded on the consolidated financial statements of Ryder and its Consolidated Subsidiaries in accordance with GAAP during the period from the Closing Date through the Maturity Date, plus (e) that certain $374,000,000 after-tax charge to shareholders’ equity of Ryder and its Consolidated Subsidiaries resulting from the adoption of FASB ASC 842 which was recorded on the consolidated financial statements of Ryder and its Consolidated Subsidiaries for the fiscal year ended December 31, 2018, in accordance with GAAP (the “ChoiceLease Charge to Equity”), minus (f) an amount equal to (i) $6,700,000 on May 22, 2020, and (ii) $6,700,000 per fiscal quarter, commencing with the fiscal quarter ended June 30, 2020 (it being understood that each such $6,700,000 reduction of shareholders’ equity of Ryder and its Consolidated Subsidiaries pursuant to this clause (d)(ii) shall occur on the last day of each fiscal quarter), in each case, as amortization of the ChoiceLease Charge to Equity in an aggregate amount not to exceed $187,000,000 during the period from May 22, 2020 through the Maturity Date, minus (g) investments in Subsidiaries other than Consolidated Subsidiaries; provided, that, except as set forth in clauses (c) and (d) of this definition, Consolidated Adjusted Net Worth shall exclude (i) any accumulated other comprehensive income or loss associated with Ryder and its Consolidated Subsidiaries’ pension and other post-retirement plans which is recorded on the consolidated financial statements of Ryder and its Consolidated Subsidiaries in accordance with GAAP, and (ii) any non-cash gains or losses from currency translation adjustments which are recorded in shareholders’ equity on the consolidated financial statements of Ryder and its Consolidated Subsidiaries in accordance with GAAP.
“Consolidated Subsidiary” means, as of any date, any Subsidiary or other Person the accounts of which would be consolidated with those of Ryder in its consolidated financial statements if prepared on such date, in accordance with Generally Accepted Accounting Principles.
“Consolidated Tangible Assets” means, as at any date, the consolidated assets of Ryder and its Consolidated Subsidiaries which may properly be classified as assets in accordance with GAAP, on a consolidated basis and after eliminating (a) all intercompany items, (b) all Intangible Assets, and (c) all investments in Subsidiaries other than Consolidated Subsidiaries (to the extent such investments are not otherwise eliminated).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.22.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) a L/C Credit Extension.
“Current Maturity Date” has the meaning specified in Section 2.14(a).
“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback of five (5) Business Days) being established by the Canadian Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Canadian Governmental Body for determining compounded CORRA for business loans; provided, that, if the Canadian Agent decides that any such convention is not administratively feasible for the Canadian Agent, then the Canadian Agent may establish another convention in its reasonable discretion; provided, further, that, if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
“Daily Compounded CORRA Adjustment” means, with respect to Daily Compounded CORRA, for an Interest Period of a duration of (a) one-month, a percentage equal to 0.29547% per annum (29.547 basis points), and (b) three-months, a percentage equal 0.32138% per annum (32.138 basis points).
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Deemed Indebtedness Under Limited Recourse Facilities” means (a) the Deemed Receivables Indebtedness, (b) the Deemed Securitization Indebtedness, and (c) in respect of any other Limited Recourse Facility, an amount equal to the greater of (i) ten percent (10%) of the principal amount or aggregate payment obligations, as applicable, under such Limited Recourse Facility, and (ii) two (2) times the percentage recourse under such Limited Recourse Facility of the principal amount or aggregate payment obligations, as applicable, under such Limited Recourse Facility (as determined in accordance with the definition of “Limited Recourse Facility”).
“Deemed Receivables Indebtedness” means, in respect of any Receivables Purchase Agreement, so long as there is a purchased receivables balance outstanding under such Receivables Purchase Agreement, an amount equal to ten percent (10%) of the aggregate face amount of all accounts receivable of Ryder and its Consolidated Subsidiaries which at any given time constitute purchased receivables under such Receivables Purchase Agreement.
“Deemed Securitization Indebtedness” means, in respect of any Securitization Transaction, an amount equal to twenty-five percent (25%) of the amount of Indebtedness of Ryder and its Consolidated Subsidiaries (or of any special purpose securitization conduit incurred in connection with such Securitization Transaction) incurred in connection with such Securitization Transaction, excluding any Indebtedness as to which Ryder and its Consolidated Subsidiaries is the holder.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Domestic Base Rate, plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, that, with respect to a Term SOFR Loan or a Term CORRA Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2%) per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the applicable Agent and Ryder in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to any Agent, any L/C Issuer, any Swing Line Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, in Domestic Swing Line Loans, or in Canadian Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Ryder, any Agent, any L/C Issuer, or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect with respect to its funding obligations hereunder or has defaulted in fulfilling its obligation under other credit agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the applicable Agent or Ryder, to confirm in writing to such Agent and Ryder that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Agent and Ryder), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by any Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by such Agent in a written notice of such determination, which shall be delivered by such Agent to Ryder, each L/C Issuer, each Swing Line Lender and each other Lender promptly following such determination.
“Derivatives Obligations” means, with respect to any Person, all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, total rate of return swap, credit default swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes of Section 7.01 and Section 8.01(f), the “aggregate amount” of any Derivatives Obligations at any time shall be the maximum amount of any termination or loss payment required to be paid by Ryder and/or its Subsidiaries if such Derivatives Obligations were, at the time of determination hereunder, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.
“Designated Borrower” means any Designated Canadian Borrower and any Designated PR Borrower.
“Designated Borrower Notice” means the notice substantially in the form of Exhibit E attached hereto.
“Designated Borrower Request and Assumption Agreement” means the notice substantially in the form of Exhibit F attached hereto.
“Designated Borrower Requirements” has the meaning specified in Section 2.18(a).
“Designated Canadian Borrower” and “Designated Canadian Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Designated PR Borrower” and “Designated PR Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars last provided (either by publication or otherwise provided to the Canadian Agent or the Canadian Swing Line Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Canadian Agent or the Canadian Swing Line Lender, as applicable, using any method of determination it deems appropriate in its sole discretion), and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the applicable Agent using any method of determination it deems appropriate in its sole discretion. Any determination by the applicable Agent or the Canadian Swing Line Lender pursuant to this definition shall be conclusive absent manifest error.
“Domestic Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Domestic Commitments pursuant to Section 2.06(a), and (c) the date of termination of the commitment of each Domestic Lender to make Domestic Revolving Loans and Domestic Swing Line Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.01.
“Domestic Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1%; provided, that, if the Domestic Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Domestic Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Domestic Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Domestic Base Rate Loan” means a Domestic Revolving Loan or a PR Revolving Loan that bears interest based on the Domestic Base Rate. All Domestic Base Rate Loans are only available to Ryder or the PR Borrowers and shall be denominated in Dollars.
“Domestic Commitment” means, as to each Domestic Lender, its obligation to (a) make Domestic Revolving Loans to Ryder pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Domestic Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Domestic Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Domestic Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Domestic Facility Fee” has the meaning specified in Section 2.09(a)(i).
“Domestic Lender” means, at any time, (a) so long as any Domestic Commitment is in effect, any Lender that has a Domestic Commitment at such time, or (b) if the Domestic Commitments have terminated or expired, any Lender that has a Domestic Revolving Loan or a participation in Domestic Swing Line Loans or L/C Obligations at such time.
“Domestic Loan Notice” means a notice of (a) a Domestic Revolving Borrowing, (b) a conversion of Domestic Revolving Loans from one Type to the other, or (c) a continuation of Term SOFR Loans that are Domestic Revolving Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Ryder.
“Domestic Revolving Borrowing” means a borrowing consisting of simultaneous Domestic Revolving Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Domestic Lenders pursuant to Section 2.01(a).
“Domestic Revolving Credit Exposure” means, as to any Domestic Lender at any time, the aggregate principal amount of such Domestic Lender’s (a) outstanding Domestic Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Domestic Swing Line Loans at such time.
“Domestic Revolving Loan” has the meaning specified in Section 2.01(a).
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Swing Line Borrowing” means a borrowing of a Domestic Swing Line Loan pursuant to Section 2.04.
“Domestic Swing Line Commitment” means, as to any Domestic Swing Line Lender, the amount set forth opposite such Domestic Swing Line Lender’s name on Schedule 2.04 (as such Schedule may be updated from time to time pursuant to this Agreement). The Domestic Swing Line Commitment of any Domestic Swing Line Lender may be modified from time to time by agreement among Ryder, the Administrative Agent, and such Domestic Swing Line Lender. Schedule 2.04 shall be deemed to be automatically updated to reflect any modification to any Domestic Swing Line Lender’s Domestic Swing Line Commitment effected pursuant to the immediately preceding sentence.
“Domestic Swing Line Lender” means each of (a) Bank of America (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Domestic Swing Line Loans hereunder, (b) MUFG Bank, Ltd., in its capacity as provider of Domestic Swing Line Loans hereunder, and (c) any Person that becomes a domestic swing line lender hereunder pursuant to Section 2.04(g)(i). The definition of “Domestic Swing Line Lender” shall be deemed to be automatically updated to reflect any replacement or resignation of a Domestic Swing Line Lender pursuant to Section 2.04(g)(i), Section 2.04(h)(i) or Section 11.06(f), as applicable.

“Domestic Swing Line Loan” has the meaning specified in Section 2.04(a)(i).
“Domestic Swing Line Loan Notice” means a notice of a Domestic Swing Line Borrowing pursuant to Section 2.04(b)(i), which shall be substantially in the form of Exhibit C-1 or such other form as approved by the Administrative Agent and the applicable Domestic Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Ryder.
“Domestic Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $100,000,000, and (b) the amount of the Aggregate Domestic Commitments as of such date. The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.17.
“Electronic Record” has the meaning assigned to it by 15 USC §7006.
“Electronic Signature” has the meaning assigned to it by 15 USC §7006.
“Eligible Assignee” means any Person that is a Qualifying Lender that (a) is a Lender, an Affiliate of a Lender or an Approved Fund; (b) a commercial bank, finance company or financial institution organized under the Laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the Laws of the United States, or any state thereof or the District of Columbia, and having a net worth of at least $1,000,000,000, calculated in accordance with GAAP; (d) a commercial bank or financial institution organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000 (or the local currency equivalent thereof), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (e) the central bank of any country which is a member of the OECD, in each case, that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, that, neither General Electric Capital Corporation nor any Affiliate of General Electric Capital Corporation shall be an “Eligible Assignee” for the purposes of this Agreement.
“Environmental Law” means any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, or any United States, Canadian, United Kingdom or Puerto Rican federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to public health, waste transportation or disposal, or the environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers or any guarantor hereunder or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Ryder or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (d) the imposition of any liability under Title IV of ERISA with respect to a Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income or profit (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment (other than pursuant to an assignment request by Ryder under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) any Canadian federal withholding Taxes imposed on amounts payable to or for the account of a Recipient as a result of such Recipient (i) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Borrower, or (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Borrower or not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” of a Borrower, except, in each case, where the non-arm’s length relationship arises, or where the Recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, a Loan Document, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g); and (e) any withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the introductory paragraphs hereto.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.01.
“Extending Lender” has the meaning specified in Section 2.14(d).
“Extension” has the meaning specified in Section 2.14(a).
“Extension Letter” means a letter from the Borrowers to the Agents requesting an extension of each Lender’s Scheduled Maturity Date, substantially in the form of Exhibit G.
“Facility Fees” means, collectively, the Domestic Facility Fee, the Canadian Facility Fee, and the PR Facility Fee.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of the Closing Date (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the fee letter agreement, dated March 25, 2025, among Ryder, Bank of America, and BofA Securities.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, controller, assistant controller, treasurer, associate or assistant treasurer or director of treasury services of such Person.
“Fitch” means Fitch Ratings Inc. and any of its successors.
“Foreign Borrower” means each Canadian Borrower and any other Foreign Subsidiary that becomes a Borrower hereunder.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means each Foreign Borrower and any other Foreign Subsidiary that becomes a guarantor hereunder.
“Foreign Subsidiary” means any Subsidiary that is organized under the Laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to any Domestic

Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Domestic Swing Line Loans, other than Domestic Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof, and (c) with respect to the Canadian Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Canadian Swing Line Loans, other than Canadian Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” or “Generally Accepted Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guaranty” means the guaranty contained in Article X hereof.
“Hazardous Substance” means any toxic substance, hazardous waste or other material regulated by any Environmental Law.
“Head Office” means, with respect to each Agent, with respect to any currency, such Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as such Agent may from time to time notify Ryder and the Lenders.
“Immaterial Subsidiary” means, as of any date, a Subsidiary whose results of operations, considered alone or in the aggregate with other Subsidiaries treated as Immaterial Subsidiaries, do not have a material effect on the business, consolidated financial position or consolidated results of operations of Ryder and its Consolidated Subsidiaries, taken as a whole.
“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capitalized Leases, (e) all Deemed Indebtedness Under Limited Recourse Facilities of such Person, (f) all obligations of such Person as lessee in respect of synthetic leases, and (g) all Indebtedness of others guaranteed by such Person. For the avoidance of doubt, all obligations under Limited Recourse Facilities other than Deemed Indebtedness Under Limited Recourse Facilities shall not be Indebtedness for the purposes of this definition.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.

“Intangible Assets” means the aggregate amount of the sum of the following (to the extent reflected in determining consolidated shareholders’ equity of Ryder and its Consolidated Subsidiaries): (a) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve (12) months after the acquisition of such business) subsequent to December 31, 2024 in the book value of any assets owned by Ryder or a Consolidated Subsidiary, (b) all investments in Subsidiaries other than Consolidated Subsidiaries, and (c) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.
“Intercompany Indebtedness” means any Indebtedness owed directly between Ryder and a Subsidiary of Ryder or between Subsidiaries of Ryder.
“Interest Payment Date” means: (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the Maturity Date; provided, that, if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, any Canadian Prime Rate Loan, any Domestic Swing Line Loan, or any Canadian Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Term CORRA Loan, the last day of each Interest Period applicable to such Term CORRA Loan and the Maturity Date.
“Interest Period” means: (a) as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan, as applicable, and ending on the date one (1), three (3), or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the applicable Lenders; and (b) as to each Term CORRA Loan, the period commencing on the date such Term CORRA Loan is disbursed or converted to or continued as a Term CORRA Loan, as applicable, and ending on the date one (1) or three (3) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Canadian Borrower in its Canadian Loan Notice; provided, that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Document” means, with respect to any Letter of Credit, each of the Letter of Credit Application delivered with respect to such Letter of Credit, and any other document, agreement (including any reimbursement agreement) or instrument entered into by the applicable L/C Issuer and Ryder (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 11.21.
“Law” or “law” means any international, foreign, Federal, state, provincial or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority.

“L/C Commitment” means the amount set forth opposite each L/C Issuer’s name on Schedule 2.03 (as such Schedule may be updated from time to time pursuant to this Agreement). The L/C Commitment of each L/C Issuer may be modified from time to time by agreement among Ryder, the Administrative Agent, and such L/C Issuer. Schedule 2.03 shall be deemed to be automatically updated to reflect any modification to any L/C Issuer’s L/C Commitment effected pursuant to the immediately preceding sentence.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by a L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of Bank of America (through itself or through one of its designated Affiliates or branch offices), MUFG Bank, Ltd., BNP Paribas, Mizuho Bank, Ltd., PNC Bank, National Association, RBC, Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, National Association, in each case, in its capacity as issuer of Letters of Credit hereunder, and each other Lender (if any) as Ryder may from time to time select as a L/C Issuer hereunder pursuant to Section 2.03; provided that such Lender has agreed to be a L/C Issuer. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The definition of “L/C Issuer” shall be deemed to be automatically updated to reflect any replacement of a L/C Issuer pursuant to Section 2.03(p) or Section 11.06(f), as applicable.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement, and their successors and assigns and, unless the context requires otherwise, includes Swing Line Lender. Subject to Section 3.06, each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office.
“Lender Party” means each Lender, each L/C Issuer, and each Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Ryder and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.03(l).

“Letter of Credit Report” means a certificate substantially the form of Exhibit H or any other form approved by the Administrative Agent.
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $150,000,000, and (b) the amount of the Aggregate Domestic Commitments as of such date. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, hypothec, deposit arrangement, encumbrance, lien (statutory or other), charge, or other preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Recourse Facility” means (a) any Receivables Purchase Agreement, (b) any Securitization Transaction, and (c) any other transaction similar to any of those described in clause (a) or clause (b) above to which such Ryder or any of its Consolidated Subsidiaries is a party, under which recourse as a general obligation of Ryder and its Consolidated Subsidiaries (other than a special purpose non-operating Subsidiary formed for the purpose of the relevant transaction) is limited to not more than twenty five percent (25%) of the aggregate principal amount or aggregate payment obligations, as applicable, under such transaction. Limited recourse as provided for in clause (c) above shall be determined by Ryder as set forth in a written notice to the Administrative Agent (together with any appropriate supporting documentation) and shall be reasonably acceptable to the Administrative Agent; provided, that, if the Administrative Agent does not accept such determination, Ryder and the Administrative Agent shall enter into good faith negotiations in order to determine the amount of the limited recourse with respect to any such transaction and, prior to Ryder and the Administrative Agent making such determination, such transaction shall not be treated as a “Limited Recourse Facility” hereunder.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Domestic Revolving Loan, a Canadian Revolving Loan, a PR Revolving Loan, a Domestic Swing Line Loan, or a Canadian Swing Line Loan.
“Loan Document” means each of this Agreement, each Note, each Issuer Document, the Fee Letter, each Designated Borrower Request and Assumption Agreement, any amendment entered into pursuant to Section 2.14(g) or 2.15, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of this Agreement, each guaranty executed and delivered pursuant to Section 7.05, and any other document, instrument or agreement designated as a “Loan Document” by Ryder and the Administrative Agent.
“Loan Notice” means a Domestic Loan Notice, a Canadian Loan Notice, or a PR Loan Notice, as the context may require.
“Majority Level” has the meaning specified in the definition of “Applicable Rate”.
“Maturity Date” means the later of (a) April 22, 2030, and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to Section 2.14 (such date, as so extended as it relates to any Lender, being referred to herein as such Lender’s “Scheduled Maturity Date”); provided, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time, or (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(q) or Section 8.01, an amount equal to the Outstanding Amount of all L/C Obligations.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.14(b).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-Reimbursement Notice” has the meaning specified in Section 2.03(f).
“Note” means a promissory note made by one or more of the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.
“Notice Date” has the meaning specified in Section 2.14(b).
“Notice of Additional L/C Issuer” means a certificate in a form approved by the Administrative Agent.
“Obligation” means any indebtedness, obligation or liability of the Borrowers, and any obligation with respect to any Letter of Credit issued for the account of any of Ryder’s Domestic Subsidiaries, to any Lender, to any Agent, or to any L/C Issuer, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made, any of the L/C Obligations incurred, or under or in connection with any Letter of Credit Application, Letter of Credit, Note, or any other instrument at any time evidencing any thereof.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means: (a) with respect to Revolving Loans, Domestic Swing Line Loans, and Canadian Swing Line Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Domestic Swing Line Loans, and Canadian Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the applicable Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, an overnight rate determined by the Canadian Agent or the Canadian Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PATRIOT Act” has the meaning specified in Section 11.18.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430 and 436 of the Code and Sections 302, 303 and 307 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, other than a Multiemployer Plan.
“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA.”
“Permitted Liens” has the meaning specified in Section 7.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees, other than a Multiemployer Plan.
“Platform” has the meaning specified in Section 6.04.
“PR Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate PR Commitments pursuant to Section 2.06(c), and (c) the date of termination of the commitment of each PR Lender to make PR Revolving Loans pursuant to Section 8.01.
“PR Borrower” and “PR Borrowers” each has the meaning specified in the introductory paragraph hereto.
“PR Commitment” means, as to each PR Lender, its obligation to make PR Revolving Loans to the PR Borrowers pursuant to Section 2.01(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such PR Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such PR Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“PR Facility Fee” has the meaning specified in Section 2.09(a)(iii).
“PR Lender” means, at any time, (a) so long as any PR Commitment is in effect, any Lender that has a PR Commitment at such time, or (b) if the PR Commitments have terminated or expired, any Lender that has a PR Revolving Loan at such time.
“PR Loan Notice” means a notice of (a) a PR Revolving Borrowing, (b) a conversion of PR Revolving Loans from one Type to the other, or (c) a continuation of Term SOFR Loans that are PR Revolving Loans, pursuant to Section 2.02(c), which shall be substantially in the form of Exhibit B-3 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable PR Borrower.
“PR Revolving Borrowing” means a borrowing consisting of simultaneous PR Revolving Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the PR Lenders pursuant to Section 2.01(c).
“PR Revolving Credit Exposure” means, as to any PR Lender at any time, the aggregate principal amount of such PR Lender’s outstanding PR Revolving Loans at such time.
“PR Revolving Loan” has the meaning specified in Section 2.01(c).
“Preferred Stock” means capital stock which is preferred as to dividends or upon liquidation to any other capital stock of such Consolidated Subsidiary.
“Pricing Level” means any of Pricing Level 1, Pricing Level 2, Pricing Level 3, Pricing Level 4, or Pricing Level 5 set forth in the table in the definition of “Applicable Rate”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.04.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.22.
“Qualifying Lender” means with respect to: (a) any Domestic Lender and/or PR Lender, a Person that is incorporated or organized under the Laws of the United States or a state thereof or the District of Columbia or that has complied with the provisions of Section 3.01 with respect to such Person’s complete exemption from deduction or withholding of United States federal income taxes and (b) any Canadian Lender, a Person that is resident in Canada for purposes of the Income Tax Act (Canada) and which is named in Schedule I or Schedule II to the Bank Act (Canada) or deemed resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of amounts paid or credited under this Agreement and which is named in Schedule III to the Bank Act (Canada).
“RBC” means Royal Bank of Canada.
“Real Property” means all real property now or hereafter owned, operated, or leased by Ryder or any of its Consolidated Subsidiaries.

“Reallocation” means a transfer by the Borrowers of a portion of the Domestic Commitments, or all or a portion of the Canadian Commitments, or all or a portion of the PR Commitments, in each case in accordance with Section 2.06(d) hereof.
“Receivables Purchase Agreement” means (a) any trade receivables purchase and sale facilities and/or other receivables purchase agreements permitted pursuant to Section 7.03 (including the Trade Receivables Purchase and Sale Agreement, dated October 30, 2009, by and among Ryder Receivable Funding III, L.L.C., Ryder, MUFG Bank, Ltd., New York Branch, and Victory Receivables Corporation (and any replacement, amendment or restatement to such facility)), and (b) any other trade receivables facility that has been consented to by the Administrative Agent, such consent not to be unreasonably withheld, and, in either case, whether characterized as a sales agreement or a security agreement.
“Recipient” means any Agent, any Lender, any L/C Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Domestic Revolving Borrowing, or a conversion or continuation of Domestic Revolving Loans, a Domestic Loan Notice, (b) with respect to a Canadian Revolving Borrowing, or a conversion or continuation of Canadian Revolving Loans, a Canadian Loan Notice, (c) with respect to a PR Revolving Borrowing, or a conversion or continuation of PR Revolving Loans, a PR Loan Notice, (d) with respect to a L/C Credit Extension, a Letter of Credit Application, (e) with respect to a Domestic Swing Line Loan, a Domestic Swing Line Loan Notice, and (f) with respect to a Canadian Swing Line Loan, a Canadian Swing Line Loan Notice.
“Required Canadian Lenders” means, at any time, Canadian Lenders having Total Canadian Credit Exposures representing more than fifty percent (50%) of the Total Canadian Credit Exposures of all Canadian Lenders at such time. The Total Canadian Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Canadian Lenders at any time; provided, that, the amount of any participation in any Canadian Swing Line Loan that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Canadian Lender shall be deemed to be held by the Canadian Lender that is the Canadian Swing Line Lender in making such determination.
“Required Domestic Lenders” means, at any time, Domestic Lenders having Total Domestic Credit Exposures representing more than fifty percent (50%) of the Total Domestic Credit Exposures of all Domestic Lenders at such time. The Total Domestic Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Domestic Lenders at any time; provided, that, the amount of any participation in any Domestic Swing Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Domestic Lender shall be deemed to be held by the Domestic Lender that is the applicable Domestic Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Domestic Swing Line Loan, or any Canadian Swing

Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Domestic Swing Line Lender, the Canadian Swing Line Lender, or the applicable L/C Issuer, as the case may be, in making such determination.
“Required PR Lenders” means, at any time, PR Lenders having Total PR Credit Exposures representing more than fifty percent (50%) of the Total PR Credit Exposures of all PR Lenders at such time. The Total PR Credit Exposure of any Defaulting Lender shall be disregarded in determining Required PR Lenders at any time.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Borrower, the chief executive officer, a president, or a Financial Officer of such Borrower, and, solely for purposes of the delivery of incumbency certificates in connection with this Agreement, the secretary or any assistant secretary of such Borrower, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Borrower so designated by any of the foregoing officers in a notice to the Agents or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Agents. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Revaluation Date” means: (a) with respect to any Canadian Swing Line Loan denominated in Canadian Dollars: (i) each date of a Canadian Swing Line Borrowing; and (ii) such additional dates as the Canadian Agent or the Canadian Swing Line Lender shall determine or the Required Canadian Lenders shall require; and (b) with respect to any Canadian Revolving Loan denominated in Canadian Dollars: (i) each date of a Revolving Borrowing of such Canadian Revolving Loan; (ii) each date of a continuation, pursuant to Section 2.02, of such Canadian Revolving Loan that is a Term CORRA Loan;, and (iii) such additional dates as the Canadian Agent shall determine or the Required Canadian Lenders shall require.
“Revolving Borrowing” means a Domestic Revolving Borrowing, a Canadian Revolving Borrowing, or a PR Revolving Borrowing, as the context may require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of such Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Swing Line Loans at such time.
“Revolving Loan” means a Domestic Revolving Loan, a Canadian Revolving Loan, or a PR Revolving Loan, as the context may require.
“Ryder” has the meaning specified in the introductory paragraph hereto.
“Ryder Canada Limited” has the meaning specified in the introductory paragraph hereto.
“Ryder PR” has the meaning specified in the introductory paragraph hereto.
“Ryder Supply Chain Canada” has the meaning specified in the introductory paragraph hereto.
“Ryder Supply Chain PR” has the meaning specified in the introductory paragraph hereto.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be reasonably determined by the Canadian Agent, or the Canadian Swing Line Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.
“Sanctions” means any sanction laws relating to terrorism and anti-money laundering administered or enforced by the United States government (including OFAC), the Canadian government, the United Nations Security Council, the European Union, His Majesty’s Treasury or the Canadian government.
“Scheduled Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means (a) Indebtedness and all Derivatives Obligations of any Borrower or any of Ryder’s Consolidated Subsidiaries and all reimbursement obligations with respect to letters of credit or similar facilities issued for the account of such Person, in each case, secured by a lien or other encumbrance on, or title to, any real or personal property, (b) unsecured Indebtedness and Derivatives Obligations of any of Ryder’s Consolidated Subsidiaries (other than the Canadian Borrowers) and unsecured reimbursement obligations with respect to letters of credit or similar facilities issued for the account of Ryder’s Consolidated Subsidiaries (other than the Canadian Borrowers), (c) the aggregate liquidation preference of all Preferred Stock issued by Ryder’s Consolidated Subsidiaries which is not owned by Ryder and its Consolidated Subsidiaries, and (d) any Deemed Indebtedness Under Limited Recourse Facilities and all obligations as lessee in respect of synthetic leases, in each case to the extent not otherwise included as Secured Indebtedness pursuant to clauses (a) and (b) above.
“Securities Act” means the Securities Act of 1933.
“Securitization Subsidiary” has the meaning specified in the definition of “Securitization Transaction.”
“Securitization Transaction” means: (a) any securitization transaction permitted pursuant to Section 7.03 whereby (i) Ryder or an Affiliate of Ryder transfers the beneficial interests in certain of its assets directly or indirectly to a special purpose bankruptcy-remote Subsidiary of Ryder (a “Securitization Subsidiary”) in transfers that include one or more true sales of such beneficial interests, (ii) such Securitization Subsidiary finances (which may or may not be a financing for accounting and tax purposes) the beneficial interests directly with a lender or a purchaser or by issuing new securities backed by the beneficial interests, and (iii) such financing is on a non-recourse basis to Ryder or any of its other Subsidiaries and/or Affiliates (other than with respect to (A) the applicable Securitization Subsidiary, (B) any limited recourse contemplated under this Agreement under any of the Limited Recourse Facilities, or (C) for breaches of standard representations, warranties and covenants and indemnification obligations that would not have a material adverse effect on the business, assets or financial condition of Ryder and its Subsidiaries); provided, that, any amendments to such securitization transactions do not materially modify or alter the terms of recourse or levels of recourse under such transaction to levels greater than those permitted by Section 7.03; and (b) any other securitization transaction that has been consented to by the Administrative Agent, such consent not to be unreasonably withheld.
“Securitized Assets” has the meaning specified in Section 7.03(e).
“Senior Public Debt Ratings” means the rating(s) of Ryder’s public unsecured long-term senior debt, without third party credit enhancement, issued by Fitch, Moody’s and/or S&P; or, in the event no such debt of Ryder is outstanding or if such debt shall be outstanding but shall not be rated by Fitch, S&P or Moody’s, the rating(s) of this credit facility issued by Fitch, Moody’s and/or S&P (or, if Fitch,

Moody’s and S&P do not exist, another nationally recognized rating agency approved by the Administrative Agent) upon request of Ryder.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means: (a) with respect to Term SOFR, (i) for any one (1) month, three (3) month, or six (6) month interest period, 0.10% (10 basis points), or (ii) for any other interest period agreed to by all applicable Lenders pursuant to the definition of “Interest Period”, such amount as is agreed to by all such Lenders for such interest period; and (b) with respect to Daily Simple SOFR, 0.10% (10 basis points).
“Subsidiary” means, with respect to any parent entity, any Person of which such parent entity shall at any time own directly or indirectly through a Subsidiary or Subsidiaries of such parent entity at least a majority of the outstanding capital stock or other interest entitled to vote generally. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Ryder.
“Supported QFC” has the meaning specified in Section 11.22.
“Swing Line Lender” means each Domestic Swing Line Lender (in the case of Domestic Swing Line Loans) and the Canadian Swing Line Lender (in the case of Canadian Swing Line Loans), as the context may require.
“Swing Line Loan” means any Domestic Swing Line Loan and/or any Canadian Swing Line Loan, as the context may require.
“Swing Line Loan Notice” means a Domestic Swing Line Loan Notice and/or a Canadian Swing Line Loan Notice, as the context may require.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, that, if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that, if the Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator more than three (3) Business Days prior to such Periodic Term CORRA Determination Day, then Term CORRA will be the interest rate (expressed as a rate per annum on the basis of a year of 365 days) for a comparable tenor quoted by the Canadian Agent as of such Periodic Term CORRA Determination Day.
“Term CORRA Adjustment” means, with respect to Term CORRA, for an Interest Period of a duration of (a) one-month, a percentage equal to 0.29547% per annum (29.547 basis points), and (b) three-months, a percentage equal 0.32138% per annum (32.138 basis points).
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” means a Loan that is denominated in Canadian Dollars and that bears interest at a rate based on Adjusted Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if such rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment; and (b) for any interest calculation with respect to a Domestic Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided, that, if such rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term; provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definition of “Domestic Base Rate”, the definition of “Interest Period”, the definition of “SOFR”, the definition of “Term SOFR”, the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of, with respect to any Domestic Revolving Loan or any PR Revolving Loan, the Administrative Agent, or with respect to any Canadian Revolving Loan, the Canadian Agent, in each case, in consultation with Ryder, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the applicable Agent in a manner substantially consistent with market practice (or, if the applicable Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the applicable Agent determines, in consultation with Ryder, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Term SOFR Loan” means a Loan that is denominated in Dollars and that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(c).
“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to, with respect to (a) any Domestic Revolving Loan or any PR Revolving Loan, the Administrative Agent and (b) any Canadian Revolving Loan, the Canadian Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the applicable Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Total Canadian Credit Exposure” means, as to any Canadian Lender at any time, the unused Canadian Commitment of such Canadian Lender at such time and the Canadian Revolving Credit Exposure of such Canadian Lender at such time.
“Total Canadian Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Canadian Revolving Loans as of such date, plus the aggregate Outstanding Amount of all Canadian Swing Line Loans as of such date.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment of such Lender at such time and the Revolving Credit Exposure of such Lender at such time.
“Total Domestic Credit Exposure” means, as to any Domestic Lender at any time, the unused Domestic Commitment of such Domestic Lender at such time and the Domestic Revolving Credit Exposure of such Domestic Lender at such time.
“Total Domestic Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Domestic Revolving Loans as of such date, plus the aggregate Outstanding Amount of all Domestic Swing Line Loans as of such date, plus the aggregate Outstanding Amount of all L/C Obligations as of such date.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans of such date, plus the aggregate Outstanding Amount of all L/C Obligations as of such date.
“Total PR Credit Exposure” means, as to any PR Lender at any time, the unused PR Commitment of such PR Lender at such time and the PR Revolving Credit Exposure of such PR Lender at such time.
“Total PR Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all PR Revolving Loans as of such date.
“Type” means, with respect to a Revolving Loan, its character as a Domestic Base Rate Loan, a Canadian Base Rate Loan, a Canadian Prime Rate Loan, a Term SOFR Loan or a Term CORRA Loan.
“Unadjusted Canadian Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a) (30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(iii).
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Withholding Agent” means Ryder and any Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
Section 1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for Ryder for the fiscal year of Ryder ended December 31, 2024, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Ryder and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Ryder or the Required Lenders shall so request, the Administrative Agent, the Lenders and Ryder shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Ryder and its Subsidiaries or to the determination of any amount for Ryder and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Ryder is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
Section 1.04Rounding. Any financial ratios required to be maintained by Ryder pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, (a) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time, and (b) with respect to any Letter of Credit where the stated amount decreases, the maximum stated amount of such Letter of Credit shall reflect such decrease solely after giving effect to such decrease.
Section 1.07Interest Rates; Licensing.
(a)No Agent warrants, nor accepts responsibility, nor shall any Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Term SOFR Successor Rate or any Canadian Benchmark Replacement) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Term SOFR Conforming Changes or any Conforming Changes. Each Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Canadian Benchmark Replacement) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Each Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Canadian Benchmark Replacement) (or any component of any of the foregoing), in each case, pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein as provided for in this Agreement and it will comply with, preserve, renew and keep in full force and effect such licenses, permits and approvals for use of such rates under this Agreement.
Section 1.08Exchange Rates; Currency Equivalents.
(a)The Canadian Agent or the Canadian Swing Line Lender, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars (which determination shall be made no later than 4:00 p.m. (local time for the Canadian Agent or the Canadian Swing Line Lender) on each applicable Revaluation Date). Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Ryder hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable Agent or the applicable Swing Line Lender, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing denominated in Canadian Dollars or the prepayment of Canadian Swing Line Loans denominated in Canadian Dollars, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in Canadian Dollars, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Canadian Agent or the Canadian Swing Line Lender, as the case may be.
Section 1.09Amendment and Restatement. On the Closing Date, this Agreement shall amend, restate and supersede the Existing Credit Agreement in its entirety, except as provided in this Section 1.09 (it being understood that this Agreement is not intended by the parties to be a novation of the Loan Documents (as defined in the Existing Credit Agreement) or the credit facilities under the Existing Credit Agreement). On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents. All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. Without limiting the generality of the foregoing and to the extent necessary, the Lenders and the Agents reserve all of their rights under the Existing Credit Agreement, as amended and restated by this Agreement.

All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro-rated in the case of any fractional periods), and shall be paid on the Closing Date; provided, that, all Obligations (as defined in the Existing Credit Agreement) outstanding on the Closing Date that are not repaid on the Closing Date immediately prior to or simultaneously with the effectiveness of this Agreement shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder on the terms set forth herein. Commencing on the Closing Date, all fees hereunder shall be payable by the Borrowers to the Agents for the account of the Lenders in accordance with this Agreement.
Article II. THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01Revolving Loans.
(a)Domestic Revolving Loans. Subject to the terms and conditions set forth herein, each Domestic Lender severally agrees to make loans (each such loan, a “Domestic Revolving Loan”) in Dollars to Ryder from time to time on any Business Day during the Domestic Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Domestic Lender’s Domestic Commitment; provided, that, after giving effect to any Domestic Revolving Borrowing, (i) the Total Domestic Outstandings shall not exceed the Aggregate Domestic Commitments, and (ii) the Domestic Revolving Credit Exposure of any Domestic Lender shall not exceed such Domestic Lender’s Domestic Commitment. Within the limits of each Domestic Lender’s Domestic Commitment, and subject to the other terms and conditions hereof, Ryder may borrow Domestic Revolving Loans under this Section 2.01(a), prepay Domestic Revolving Loans under Section 2.05(a), and reborrow Domestic Revolving Loans under this Section 2.01(a). Domestic Revolving Loans may be Domestic Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)Canadian Revolving Loans. Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make loans (each such loan, a “Canadian Revolving Loan”) in Dollars or Canadian Dollars to any Canadian Borrower from time to time on any Business Day during the Canadian Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Canadian Lender’s Canadian Commitment; provided, that, after giving effect to any Canadian Revolving Borrowing, (i) the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments, and (ii) the Canadian Revolving Credit Exposure of any Canadian Lender shall not exceed such Canadian Lender’s Canadian Commitment. Within the limits of each Canadian Lender’s Canadian Commitment, and subject to the other terms and conditions hereof, each Canadian Borrower may borrow Canadian Revolving Loans under this Section 2.01(b), prepay Canadian Revolving Loans under Section 2.05(a), and reborrow Canadian Revolving Loans under this Section 2.01(b). Canadian Revolving Loans may be Canadian Base Rate Loans, Term SOFR Loans, Canadian Prime Rate Loans, or Term CORRA Loans, as further provided herein.
(c)PR Revolving Loans. Subject to the terms and conditions set forth herein, each PR Lender severally agrees to make loans (each such loan, a “PR Revolving Loan”) in Dollars to any PR Borrower from time to time on any Business Day during the PR Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such PR Lender’s PR Commitment; provided, that, after giving effect to any PR Revolving Borrowing, (i) the Total PR Outstandings shall not exceed the Aggregate PR Commitments, and (ii) the PR Revolving Credit Exposure of any PR Lender shall not exceed such PR Lender’s PR Commitment. Within the limits of each PR Lender’s PR Commitment, and subject to the other terms and conditions hereof, each PR Borrower may borrow PR Revolving Loans under this Section 2.01(c), prepay PR Revolving Loans under Section 2.05(a), and reborrow PR Revolving Loans under this Section 2.01(c). PR Revolving Loans may be Domestic Base Rate Loans or Term SOFR Loans, as further provided herein.
Section 2.02Revolving Borrowings; Conversions and Continuations of Revolving Loans.

(a)Each Domestic Revolving Borrowing, each conversion of Domestic Revolving Loans from Term SOFR Loans to Domestic Base Rate Loans, each conversion of Domestic Revolving Loans from Domestic Base Rate Loans to Term SOFR Loans, and each continuation of Domestic Revolving Loans that are Term SOFR Loans, in each case, shall be made upon Ryder’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Domestic Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Domestic Loan Notice. Each Domestic Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Domestic Revolving Borrowing of, conversion to, or continuation of, Term SOFR Loans, or any conversion of Term SOFR Loans to Domestic Base Rate Loans, and (ii) on the requested date of any Domestic Revolving Borrowing of Domestic Base Rate Loans; provided, that, if Ryder wishes to request Domestic Revolving Loans that are Term SOFR Loans having an Interest Period other than one (1), three (3), or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Domestic Revolving Borrowing, conversion or continuation of Term SOFR Loans, whereupon the Administrative Agent shall give prompt notice to the Domestic Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days prior to the requested date of such Domestic Revolving Borrowing, conversion or continuation of Term SOFR Loans, the Administrative Agent shall notify Ryder (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Domestic Lenders. Each Domestic Revolving Borrowing of, conversion to, or continuation of Term SOFR Loans shall be in a minimum principal amount of $10,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(e)(ii) and Section 2.04(c)(i)(A), each Domestic Revolving Borrowing of or conversion to Domestic Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Domestic Loan Notice shall specify (A) whether Ryder is requesting a Domestic Revolving Borrowing, a conversion of Domestic Revolving Loans from Term SOFR Loans to Domestic Base Rate Loans, a conversion of Domestic Revolving Loans from Domestic Base Rate Loans to Term SOFR Loans, or a continuation of Term SOFR Loans, (B) the requested date of such Domestic Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of the Domestic Revolving Loans to be borrowed, converted or continued, (D) the Type of Domestic Revolving Loans to be borrowed or to which existing Domestic Revolving Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If Ryder fails to specify a Type of Domestic Revolving Loan in a Domestic Loan Notice or if Ryder fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Domestic Base Rate Loans. If Ryder requests a Domestic Revolving Borrowing of, or requests a conversion to, or continuation of, Domestic Revolving Loans that are Term SOFR Loans in any Domestic Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Each Canadian Revolving Borrowing, each conversion of Canadian Revolving Loans from Term SOFR Loans to Canadian Base Rate Loans, each conversion of Canadian Revolving Loans from Canadian Base Rate Loans to Term SOFR Loans, each conversion of Canadian Revolving Loans from Term CORRA Loans to Canadian Prime Rate Loans, each conversion of Canadian Revolving Loans from Canadian Prime Rate Loans to Term CORRA Loans, each continuation of Canadian Revolving Loans that are Term SOFR Loans, and each continuation of Canadian Revolving Loans that are Term CORRA Loans, in each case, shall be made upon the applicable Canadian Borrower’s irrevocable notice to the Canadian Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Canadian Agent of a Loan Notice. Each Loan Notice must be received by the Canadian Agent not later than 12:00 noon (Toronto time) (i) two (2) Business Days prior to the requested date of any Canadian Revolving Borrowing of, conversion to, or continuation of, Term SOFR Loans, or any conversion of Term SOFR Loans to Canadian Base Rate Loans, (ii) three (3) Business Days prior to the requested date of any Canadian Revolving Borrowing of, conversion to, or continuation of, Term CORRA Loans, or any conversion of Term CORRA Loans to Canadian Prime Rate Loans, and (iii) one (1) Business Day prior to the requested date of any Canadian Revolving Borrowing of Canadian Base Rate Loans or Canadian Prime Rate Loans; provided, that, if the applicable Canadian Borrower wishes to request Canadian Revolving Loans that are Term SOFR Loans having an Interest Period other than one (1), three (3), or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Canadian Agent not later than 12:00 noon (Toronto time) four (4) Business Days prior to the requested date of such Canadian Revolving Borrowing, conversion or continuation of Term SOFR Loans, whereupon the Canadian Agent shall give prompt notice to the Canadian Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon (Toronto time), three (3) Business Days prior to the requested date of such Canadian Revolving Borrowing, conversion or continuation of Term SOFR Loans, the Canadian Agent shall notify the applicable Canadian Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Canadian Lenders. Except as provided in Section 2.04(c)(ii)(A), each Canadian Revolving Borrowing, each conversion of Canadian Revolving Loans, and each continuation of Canadian Revolving Loans, in each case, shall be in a minimum principal amount of C$3,000,000 (or the Dollar Equivalent thereof, as applicable) or a whole multiple of C$100,000 (or the Dollar Equivalent thereof, as applicable) in excess thereof. Each Loan Notice shall specify (A) whether the applicable Canadian Borrower is requesting a Canadian Revolving Borrowing, a conversion of Canadian Revolving Loans from Term SOFR Loans to Canadian Base Rate Loans, a conversion of Canadian Revolving Loans from Canadian Base Rate Loans to Term SOFR Loans, a conversion of Canadian Revolving Loans from Term CORRA to Canadian Prime Rate Loans, a conversion of Canadian Revolving Loans from Canadian Prime Rate Loans to Term CORRA Loans, a continuation of Canadian Revolving Loans that are Term SOFR Loans, or a continuation of Canadian Revolving Loans that are Term CORRA Loans, as applicable, (B) the requested date of such Canadian Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the currency and principal amount of the Canadian Revolving Loans to be borrowed, converted or continued, (D) the Type of Canadian Revolving Loans to be borrowed or to which existing Canadian Revolving Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, and (F) the applicable Canadian Borrower. If the applicable Canadian Borrower fails to specify a currency in a Loan Notice requesting a Canadian Revolving Borrowing, then the Revolving Loans so requested shall be made in Canadian Dollars. If the applicable Canadian Borrower fails to specify a Type of Canadian Revolving Loan in a Loan Notice or if such Canadian Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Canadian Prime Rate Loans. If the applicable Canadian Borrower requests a Canadian Revolving Borrowing of, or requests a conversion to, or continuation of, Canadian Revolving Loans that are Term SOFR Loans or Term CORRA Loans in any Canadian Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as otherwise provided in this Agreement, no Canadian Revolving Loan may be converted into or continued as a Canadian Revolving Loan denominated in a different currency, but instead must be repaid in the original currency of such Canadian Revolving Loan and reborrowed in the other currency.
(c)Each PR Revolving Borrowing, each conversion of PR Revolving Loans from Term SOFR Loans to Domestic Base Rate Loans, each conversion of PR Revolving Loans from Domestic Base Rate Loans to Term SOFR Loans, and each continuation of Term SOFR Loans shall be made upon the applicable PR Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a PR Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a PR Loan Notice. Each PR Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any PR Revolving Borrowing of, conversion to, or continuation of, Term SOFR Loans, or any conversion of Term SOFR Loans to Domestic Base Rate Loans, and (ii) on the requested date of any PR Revolving Borrowing of Domestic Base Rate Loans; provided, that, if the applicable PR Borrower wishes to request PR Revolving Loans that are Term SOFR Loans having an Interest Period other than one (1), three (3), or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such PR Revolving Borrowing, conversion or continuation of Term SOFR Loans, whereupon the Administrative Agent shall give prompt notice to the PR Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days prior to the requested date of such PR Revolving Borrowing, conversion or continuation of Term SOFR Loans, the Administrative Agent shall notify the applicable PR Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the PR Lenders. Each PR Revolving Borrowing of, conversion to, or continuation of Term SOFR Loans shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each PR Revolving Borrowing of or conversion to Domestic Base Rate Loans shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each PR Loan Notice shall specify (A) whether the applicable PR Borrower is requesting a PR Revolving Borrowing, a conversion of PR Revolving Loans from Term SOFR Loans to Domestic Base Rate Loans, a conversion of PR Revolving Loans from Domestic Base Rate Loans to Term SOFR Loans, or a continuation of Term SOFR Loans, (B) the requested date of such PR Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of the PR Revolving Loans to be borrowed, converted or continued, (D) the Type of PR Revolving Loans to be borrowed or to which existing PR Revolving Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, and (F) the applicable PR Borrower. If the applicable PR Borrower fails to specify a Type of PR Revolving Loan in a PR Loan Notice or if the applicable PR Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Domestic Base Rate Loans. If the applicable Borrower requests a PR Revolving Borrowing of, or requests a conversion to, or continuation of, PR Revolving Loans that are Term SOFR Loans in any PR Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(d)Following receipt of a Loan Notice, the applicable Agent shall promptly notify each applicable Lender of the amount and currency of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Domestic Base Rate Loans or Canadian Prime Rate Loans, as applicable, as described in Section 2.02(a), 2.02(b), or 2.02(c), as applicable. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the applicable Agent in Same Day Funds at the Head Office for the applicable Agent for the applicable currency not later than 1:00 p.m. (local time for the applicable Agent), in the case of Revolving Loans denominated in Dollars, and not later than the Applicable Time, in the case of any Revolving Loan denominated in Canadian Dollars, in each case, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Borrowing is the initial Credit Extension, Section 4.01), the applicable Agent shall make all funds so received available to the applicable Borrower in like funds as received by such Agent either by (i) crediting the account of such Borrower on the books of the applicable Agent with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Agent by such Borrower; provided, that, in connection with a Domestic Revolving Borrowing, if, on the date the Domestic Loan Notice with respect to such Domestic Revolving Borrowing is given by Ryder, there are Unreimbursed Amounts outstanding, then the proceeds of such Domestic Revolving Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to Ryder as provided above.
(e)Except as otherwise provided herein, a Term SOFR Loan or a Term CORRA Loan, as applicable, may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or such Term CORRA Loan, as applicable. During the existence of an Event of Default, (i) no Domestic Revolving Loans may be requested as, converted to, or continued as Term SOFR Loans without the consent of the Required Domestic Lenders, (ii) no Canadian Revolving Loans may be requested as, converted to, or continued as Term SOFR Loans or Term CORRA Loans, as applicable, without the consent of the Required Canadian Lenders, and (iii) no PR Revolving Loans may be requested as, converted to, or continued as Term SOFR Loans without the consent of the Required PR Lenders.
(f)After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to another Type, and all continuations of Revolving Loans of the same Type, there shall not be more than twenty (20) Interest Periods in effect with respect to the Revolving Loans.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Revolving Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Ryder, the applicable Agent, and such Lender.
(h)For the avoidance of doubt, this Section 2.02 shall not apply to Domestic Swing Line Loans or Canadian Swing Line Loans.
Section 2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Domestic Revolving Loans provided for in Section 2.01(a), Ryder may request any L/C Issuer, in reliance on the agreements of the Domestic Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Domestic Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Domestic Subsidiaries in such form as is acceptable to the applicable L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Aggregate Domestic Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), Ryder shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to the L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, Ryder also shall submit a Letter of Credit Application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, any reimbursement agreement, any other Issuer Document or any other agreement submitted by Ryder to, or entered into by Ryder with, the applicable L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If Ryder so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon by Ryder and such L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, Ryder shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Domestic Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised (as extended) form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Domestic Lenders have elected not to permit such extension, or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent or Ryder that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
If any Letter of Credit contains provisions providing for automatic reinstatement of the stated amount after any drawing thereunder, (i) unless otherwise directed by the L/C Issuer, Ryder and/or any of its Domestic Subsidiaries shall not be required to make a specific request to the L/C Issuer to permit such reinstatement, and (ii) the Administrative Agent and the Domestic Lenders hereby authorize and direct the L/C Issuer to permit such automatic reinstatement, whether or not a Default then exists, unless the L/C Issuer has received a notice (which may be by telephone or in writing) on or before the day that is two Business Days before the reinstatement date from any Administrative Agent, the Required Domestic Lenders or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and directing the L/C Issuer to cease permitting such automatic reinstatement of such Letter of Credit.
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Ryder and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Limitations on Amounts, Issuance and Amendment.
(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit, Ryder shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (B) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (C) the Domestic Revolving Credit Exposure of any Domestic Lender shall not exceed such Domestic Lender’s Domestic Commitment, and (D) the Total Domestic Outstandings shall not exceed the Aggregate Domestic Commitments.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;
(D)such Letter of Credit is to be denominated in a currency other than Dollars;
(E)any Domestic Lender is at that time a Defaulting Lender, unless such L/C Issuer has been Cash Collateralized in accordance with Section 2.16(a) or otherwise entered into arrangements satisfactory to such L/C Issuer (in its reasonable discretion) with Ryder or such Domestic Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure; or
(F)subject to Section 2.03(b), the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(iv)RBC shall be under no obligation to issue any commercial Letter of Credit and RBC and Truist Bank shall be under no obligation to issue any Letter of Credit containing provisions providing for the automatic reinstatement of the stated amount after any drawing thereunder.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of the date that is five (5) Business Days prior to the Maturity Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Domestic Lenders, such L/C Issuer hereby grants to each Domestic Lender, and each Domestic Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Domestic Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Domestic Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit, the occurrence and continuance of a Default, a reduction of any Domestic Commitments, or the termination of the Aggregate Domestic Commitments. Each Domestic Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Domestic Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Domestic Lender’s Domestic Commitment is amended pursuant to the provisions of this Agreement.
(ii)In consideration and in furtherance of the foregoing, upon receipt of any Non-Reimbursement Notice, each Domestic Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable L/C Issuer, such Domestic Lender’s Applicable Percentage of each L/C Disbursement made by such L/C Issuer not later than 1:00 p.m. on the Business Day specified in such Non-Reimbursement Notice, until such L/C Disbursement is reimbursed by Ryder or at any time after any reimbursement payment is required to be refunded to Ryder for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 (but without regard to the minimum and multiples specified therein for the principal amount of Domestic Revolving Loans that are Domestic Base Rate Loans) with respect to Domestic Revolving Loans made by such Domestic Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.03(e)(ii)). The Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Domestic Lenders. Promptly following receipt by the Administrative Agent of any payment from Ryder pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Domestic Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Domestic Lenders and such L/C Issuer as their interests may appear. Any payment made by a Domestic Lender pursuant to this Section 2.03(e) to reimburse the applicable L/C Issuer for any L/C Disbursement (other than, for the avoidance of doubt, any Domestic Revolving Loan made by a Domestic Lender pursuant to the first proviso set forth in Section 2.03(f)) shall not constitute a Domestic Revolving Loan and, in any event, shall not relieve Ryder of its obligation to reimburse such L/C Disbursement.
(iii)If any Domestic Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Domestic Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Domestic Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the applicable L/C Issuer submitted to any Domestic Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.
(f)Reimbursement. If any L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, Ryder shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p/m/ on (i) the Business Day that Ryder receives notice of such L/C Disbursement, if such notice is received prior to 11:00 a.m., or (ii) the Business Day immediately following the day that

Ryder receives such notice, if such notice is not received prior to such time; provided, that, Ryder may, subject to the conditions to borrowing set forth herein (without regard to the notice requirement, minimum principal amount and multiples specified in Section 2.02), request in accordance with Section 2.02 that such payment be financed with a Domestic Revolving Borrowing of Domestic Base Rate Loans in an equivalent amount and, to the extent so financed, Ryder’s obligation to make such payment shall be deemed to have been satisfied and replaced by the resulting Domestic Revolving Borrowing of Domestic Base Rate Loans. If Ryder fails to make such payment when due, the Administrative Agent shall notify each Domestic Lender of the applicable L/C Disbursement, the payment then due from Ryder in respect thereof (the “Unreimbursed Amount”) and such Domestic Lender’s Applicable Percentage thereof (each such notice, a “Non-Reimbursement Notice”). Promptly upon receipt of any Non-Reimbursement Notice, each Domestic Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the Aggregate Domestic Commitments. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if promptly confirmed in writing; provided, that, the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. Ryder’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Ryder or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(v)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vi)any adverse change in the relevant currency markets generally; or
(vii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, Ryder’s obligations hereunder.

(h)Examination. Ryder shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Ryder’s instructions or other irregularity, Ryder will immediately notify the applicable L/C Issuer. Ryder shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)Liability. None of the Administrative Agent, any Domestic Lender, any L/C Issuer, or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided, that, the foregoing shall not be construed to excuse any L/C Issuer from liability to Ryder to the extent of any direct damages (as opposed to consequential damages) suffered by Ryder that are caused by the such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised care in each such determination, and that: (i) such L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (ii) such L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) such L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by such L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, any Domestic Lender, any L/C Issuer or any of their respective Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) any L/C Issuer declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, or (2) following Ryder’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (C) any L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(j)Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and Ryder, when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(k)Benefits. Each L/C Issuer shall act on behalf of the Domestic Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C

Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(l)Letter of Credit Fees. Ryder shall pay to the Administrative Agent for the account of each Domestic Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Domestic Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Ryder shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first (1st) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Ryder shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(n)Disbursement Procedures. The applicable L/C Issuer shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The applicable L/C Issuer shall promptly after such examination notify the Administrative Agent and Ryder in writing of such demand for payment if such L/C Issuer has made or will make a L/C Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve Ryder of its obligation to reimburse such L/C Issuer and the Domestic Lenders with respect to any such L/C Disbursement.
(o)Interim Interest. If any L/C Issuer shall make any L/C Disbursement, then, unless Ryder shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that Ryder reimburses such L/C Disbursement, at the rate per annum then applicable to Domestic Base Rate Loans; provided, that, if Ryder fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Domestic Lender pursuant to Section 2.03(f) to reimburse such L/C Issuer shall be for account of such Domestic Lender to the extent of such payment.

(p)Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement among Ryder, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Domestic Lenders of any such replacement of any L/C Issuer. At the time any such replacement shall become effective, Ryder shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of any L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Schedule 2.03 shall be deemed to be automatically updated to reflect the L/C Commitment of any Person that becomes a L/C Issuer after the Closing Date pursuant to this Section 2.03(p).
(q)Cash Collateralization. Without limiting Section 2.03(d), on the Business Day that Ryder receives notice from the Administrative Agent or the applicable L/C Issuer if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), Ryder shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount as collateral for such L/C Obligations.
Cash Collateral deposited pursuant to this Section 2.03(q) shall be applied by the Administrative Agent to reimburse the applicable L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Ryder for the L/C Obligations at such time or, if the maturity of the Domestic Revolving Loans and Domestic Swing Line Loans has been accelerated (but subject to the consent of Domestic Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of Ryder under this Agreement.
(r)Letters of Credit Issued for Domestic Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Domestic Subsidiary, Ryder shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of Ryder. Ryder irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Domestic Subsidiary in respect of such Letter of Credit. Ryder hereby acknowledges that the issuance of Letters of Credit for the account of Domestic Subsidiaries inures to the benefit of Ryder, and that Ryder’s business derives substantial benefits from the businesses of such Domestic Subsidiaries.
(s)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)on any Business Day on which Ryder fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;
(iv)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)for so long as any Letter of Credit issued by a L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) a L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
(t)Additional L/C Issuers. Any Lender hereunder may become a L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by Ryder, the Administrative Agent and the applicable L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the definition of “L/C Commitment” in Section 1.01 shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.
Section 2.04Swing Line Loans.
(a)The Swing Line.
(i)Domestic Swing Line Loans. Subject to the terms and conditions set forth herein, each Domestic Swing Line Lender, in reliance upon the agreements of the other Domestic Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Domestic Swing Line Loan”) to Ryder in Dollars from time to time on any Business Day during the Domestic Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit; provided, that, (A) after giving effect to any Domestic Swing Line Loan, (1) the Total Domestic Outstandings shall not exceed the Aggregate Domestic Commitments, (2) the Domestic Revolving Credit Exposure of any Domestic Lender shall not exceed such Domestic Lender’s Domestic Commitment, and (3) the aggregate amount of the outstanding Domestic Swing Line Loans issued by any Domestic Swing Line Lender shall not exceed such Domestic Swing Line Lender’s Domestic Swing Line Commitment, (B) Ryder shall not use the proceeds of any Domestic Swing Line Loan to refinance any outstanding Domestic Swing Line Loan, and (C) no Domestic Swing Line Lender shall be under any obligation to make any Domestic Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension will have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, Ryder may borrow Domestic Swing Line Loans under this Section 2.04(a)(i), prepay Domestic Swing Line Loans pursuant to Section 2.05, and reborrow Domestic Swing Line Loans under this Section 2.04(a)(i). Immediately upon the making of a Domestic Swing Line Loan, each Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Domestic Lender’s Applicable Percentage times the amount of such Domestic Swing Line Loan.
(ii)Canadian Swing Line Loans. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender, in reliance upon the agreements of the other Canadian Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Canadian Swing Line Loan”) to any Canadian Borrower in Dollars or Canadian

Dollars from time to time on any Business Day during the Canadian Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit; provided, that, (A) after giving effect to any Canadian Swing Line Loan, (1) the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments, (2) the Canadian Revolving Credit Exposure of any Canadian Lender shall not exceed such Canadian Lender’s Canadian Commitment, and (3) the Dollar Equivalent of the aggregate amount of the outstanding Canadian Swing Line Loans issued by the Canadian Swing Line Lender shall not exceed the Canadian Swing Line Lender’s Canadian Swing Line Commitment, (B) no Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan, and (C) the Canadian Swing Line Lender shall be under no obligation to make any Canadian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension will have, Fronting Exposure. In addition, in the event that the Canadian Borrowers cause an overdraft in the net position of all its Canadian Dollar accounts maintained with the Canadian Agent, the Canadian Borrowers shall be deemed to have requested a Canadian Swing Line Loan (subject to the terms and conditions set forth in this Section 2.04 and in Article IV, to the extent applicable) in the amount of such overdraft. Within the foregoing limits, and subject to the other terms and conditions hereof, each Canadian Borrower may borrow Canadian Swing Line Loans under this Section 2.04(a)(ii), prepay Canadian Swing Line Loans pursuant to Section 2.05, and reborrow Canadian Swing Line Loans under this Section 2.04(a)(ii). Immediately upon the making of a Canadian Swing Line Loan, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Lender’s Applicable Percentage times the amount of such Canadian Swing Line Loan.
(b)Swing Line Borrowing Procedures.
(i)Each Domestic Swing Line Borrowing shall be made upon Ryder’s irrevocable notice to the applicable Domestic Swing Line Lender and the Administrative Agent, which may be given by telephone or by a Domestic Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the applicable Domestic Swing Line Lender and the Administrative Agent of a Domestic Swing Line Loan Notice. Each Domestic Swing Line Loan Notice must be received by the applicable Domestic Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $1,000,000 or an integral multiple thereof (in each case, or such smaller amount as may be agreed by the applicable Domestic Swing Line Lender), and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the applicable Domestic Swing Line Lender of any Domestic Swing Line Loan Notice, such Domestic Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Domestic Swing Line Loan Notice and, if not, such Domestic Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Domestic Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Domestic Swing Line Borrowing (1) directing such Domestic Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(i), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the applicable Domestic Swing Line Lender will, promptly on the borrowing date specified in such Domestic Swing Line Loan Notice, make the amount of its Domestic Swing Line Loan available to Ryder by (x) crediting the account of Ryder on the books of the applicable Domestic Swing Line Lender with the amount of such funds, or (y) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Domestic Swing Line Lender by Ryder.
(ii)Each Canadian Swing Line Borrowing shall be made upon the applicable Canadian Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Canadian Agent, which may be given by telephone or by a Canadian Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Canadian Agent of a Canadian Swing Line Loan Notice. Each Canadian Swing Line Loan Notice must be received not later than 2:00 p.m. (Toronto time) on the requested borrowing date, and shall specify (A) the name of the applicable Canadian Borrower, (B) the amount and currency to be borrowed, which amount shall be a minimum of $500,000 (or the Alternative Currency equivalent thereof) or such integral multiple thereof (in each case, or such smaller amount as may be agreed by the Canadian Swing Line Lender); provided, that, there shall be no minimum amount for any Canadian Swing Line Loan which is advanced in order to fund an overdraft in the Canadian Borrowers’ Canadian Dollar accounts maintained with the Canadian Swing Line Lender (as provided in Section 2.04(a)(ii)), (C) the requested borrowing date, which shall be a Business Day, and (D) the location and number of such Canadian Borrower’s account to which funds are to be disbursed. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Canadian Agent (including at the request of any Lender) prior to 3:00 p.m. (Toronto time), on the date of the proposed Canadian Swing Line Borrowing (1) directing the Canadian Swing Line Lender not to make such Canadian Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(ii), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender shall, promptly after receipt of the applicable Canadian Swing Line Loan Notice with respect to such Canadian Swing Line Borrowing, make such Canadian Swing Line Loan to the applicable Canadian Borrower by means of a wire transfer to the account specified in such Canadian Swing Line Loan Notice.
(c)Refinancing.
(i)Refinancing of Domestic Swing Line Loans.
(A)Each Domestic Swing Line Lender at any time in its sole discretion may request, on behalf of Ryder (which hereby irrevocably authorizes each Domestic Swing Line Lender to so request on its behalf), that each Domestic Lender make a Domestic Revolving Loan that is a Domestic Base Rate Loan in an amount equal to such Domestic Lender’s Applicable Percentage of the amount of such Domestic Swing Line Lender’s Domestic Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Domestic Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Domestic Revolving Loans that are Domestic Base Rate Loans, but subject to the unutilized portion of the Aggregate Domestic Commitments and the conditions set forth in Section 4.02. The applicable Domestic Swing Line Lender shall furnish Ryder with a copy of the applicable Domestic Loan Notice promptly after delivering such notice to the Administrative Agent. Each Domestic Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Domestic Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Domestic Swing Line Loan) for the account of the applicable Domestic Swing Line Lender at the Head Office for the Administrative Agent for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Domestic Loan Notice, whereupon, subject to Section 2.04(c)(i)(B), each Domestic Lender that so makes funds available shall be deemed to have made a

Domestic Revolving Loan that is a Domestic Base Rate Loan to Ryder in such amount. The Administrative Agent shall remit the funds so received to the applicable Domestic Swing Line Lender.
(B)If for any reason any Domestic Swing Line Loan cannot be refinanced by such a Domestic Revolving Borrowing in accordance with Section 2.04(c)(i)(A), the request for Domestic Revolving Loans that are Domestic Base Rate Loans submitted by the applicable Domestic Swing Line Lender as set forth herein shall be deemed to be a request by such Domestic Swing Line Lender that each of the Domestic Lenders fund its risk participation in the relevant Domestic Swing Line Loan and each Domestic Lender’s payment to the Administrative Agent for the account of such Domestic Swing Line Lender pursuant to Section 2.04(c)(i)(A) shall be deemed payment in respect of such participation.
(C)If any Domestic Lender fails to make available to the Administrative Agent for the account of the applicable Domestic Swing Line Lender any amount required to be paid by such Domestic Lender pursuant to the foregoing provisions of this Section 2.04(c)(i) by the time specified in Section 2.04(c)(i)(A), the applicable Domestic Swing Line Lender shall be entitled to recover from such Domestic Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Domestic Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the applicable Domestic Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Domestic Swing Line Lender in connection with the foregoing. If such Domestic Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Domestic Lender’s Domestic Revolving Loan included in the relevant Domestic Revolving Borrowing or funded participation in the relevant Domestic Swing Line Loan, as the case may be. A certificate of any Domestic Swing Line Lender submitted to any Domestic Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(i)(C) shall be conclusive absent manifest error.
(D)Each Lender’s obligation to make Domestic Revolving Loans or to purchase and fund risk participations in Domestic Swing Line Loans pursuant to this Section 2.04(c)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Domestic Lender may have against any Domestic Swing Line Lender, Ryder or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Domestic Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c)(i) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Ryder to repay Domestic Swing Line Loans, together with interest as provided herein.
(ii)Refinancing of Canadian Swing Line Loans.
(A)The Canadian Swing Line Lender at any time in its sole discretion may request, no later than 12:00 p.m. (Toronto time), on any Business Day, on behalf of the applicable Canadian Borrower(s) (and the Canadian Borrowers hereby irrevocably authorize the Canadian Swing Line Lender to so request on its behalf), that each Canadian Lender make (1) with respect to Canadian Swing Line Loans denominated in Dollars, a Canadian Revolving Loan that is a Canadian Base Rate Loan in an amount equal to such Canadian Lender’s Applicable Percentage of the amount of the Canadian Swing Line Lender’s Canadian Swing Line Loans denominated in Dollars then outstanding and (2) with respect to Canadian Swing Line Loans denominated in Canadian Dollars, a Canadian Revolving Loan that is a Canadian Prime Rate Loan in an amount equal to such Canadian Lender’s Applicable Percentage of the amount of the Canadian Swing Line Lender’s Canadian Swing Line Loans denominated in Canadian Dollars then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Canadian Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, but subject to the unutilized portion of the Aggregate Canadian Commitments and the conditions set forth in Section 4.02. The Canadian Swing Line Lender shall furnish the applicable Canadian Borrower(s) with a copy of the applicable Canadian Loan Notice promptly after delivering such notice to the Canadian Agent. Each Canadian Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Canadian Loan Notice available to the Canadian Agent in Same Day Funds (and the Canadian Agent may apply Cash Collateral available with respect to the applicable Canadian Swing Line Loan) for the account of the Canadian Swing Line Lender at the Head Office for the Canadian Agent for Dollar-denominated payments or Canadian Dollar-denominated payments, as applicable, not later than 5:00 p.m. (Toronto time), on the Business Day such Canadian Loan Notice is received (if such Canadian Loan Notice was received by 12:00 p.m. (Toronto time) on such Business Day) or 10:00 a.m. (Toronto time), on the immediately succeeding Business Day (if such Canadian Loan Notice was received after 12:00 p.m. (Toronto time)), as applicable, whereupon, subject to Section 2.04(c)(ii)(B), each Canadian Lender that so makes funds available shall be deemed to have made a Canadian Revolving Loan that is a Canadian Base Rate Loan or a Canadian Prime Rate Loan, as applicable, to the applicable Canadian Borrower(s) in such amount. The Canadian Agent shall remit the funds so received to the Canadian Swing Line Lender.
(B)If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Canadian Revolving Borrowing in accordance with Section 2.04(c)(ii)(A), the request for Canadian Revolving Loans that are Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, submitted by the Canadian Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Swing Line Lender that each of the Canadian Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Canadian Lender’s payment to the Canadian Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.04(c)(ii)(A) shall be deemed payment in respect of such participation.
(C)If any Canadian Lender fails to make available to the Canadian Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Canadian Lender pursuant to the foregoing provisions of this Section 2.04(c)(ii) by the time specified in Section 2.04(c)(ii)(A), the Canadian Swing Line Lender shall be entitled to recover from such Canadian Lender (acting through the Canadian Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Canadian Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Canadian Swing Line Lender in connection with the foregoing. If such Canadian Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Canadian Lender’s Canadian Revolving Loan included in the relevant Canadian Revolving Borrowing or funded participation in the relevant Canadian Swing Line Loans, as the case may be. A certificate of the Canadian Swing Line Lender submitted to any Canadian Lender (through the Canadian Agent) with respect to any amounts owing under this Section 2.04(c)(ii)(C) shall be conclusive absent manifest error.
(D)Each Canadian Lender’s obligation to make Canadian Revolving Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.04(c)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Canadian Lender may have against the Canadian Swing Line Lender, any Canadian Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Canadian Lender’s obligation to make Canadian Revolving Loans pursuant to this Section 2.04(c)(ii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Canadian Borrowers to repay Canadian Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)Repayment of Participations in Domestic Swing Line Loans.
(A)At any time after any Domestic Lender has purchased and funded a risk participation in a Domestic Swing Line Loan, if the applicable Domestic Swing Line Lender receives any payment on account of such Domestic Swing Line Loan, such Domestic Swing Line Lender will distribute to such Domestic Lender its Applicable Percentage thereof in the same funds as those received by such Domestic Swing Line Lender.
(B)If any payment received by the applicable Domestic Swing Line Lender in respect of principal or interest on any Domestic Swing Line Loan is required to be returned by such Domestic Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Domestic Swing Line Lender in its discretion), each Domestic Lender shall pay to the applicable Domestic Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of such Domestic Swing Line Lender. The obligations of the Domestic Lenders under this Section 2.04(d)(i)(B) shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
(ii)Repayment of Participations in Canadian Swing Line Loans.
(A)At any time after any Canadian Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Canadian Swing Line Loan, the Canadian Swing Line Lender will distribute to such Canadian Lender its Applicable Percentage thereof in the same funds as those received by the Canadian Swing Line Lender.

(B)If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Canadian Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Canadian Swing Line Lender in its discretion), each Canadian Lender shall pay to the Canadian Swing Line Lender its Applicable Percentage thereof on demand of the Canadian Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Canadian Agent will make such demand upon the request of the Canadian Swing Line Lender. The obligations of the Canadian Lenders under this Section 2.04(d)(ii)(B) shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
(e)Interest for Account of Swing Line Lenders.
(i)Each Domestic Swing Line Lender shall be responsible for invoicing Ryder for interest on the applicable Domestic Swing Line Loans. Until each Domestic Lender funds its Domestic Revolving Loan that is a Domestic Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Domestic Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Domestic Swing Line Lender.
(ii)The Canadian Swing Line Lender shall be responsible for invoicing the applicable Canadian Borrowers for interest on the applicable Canadian Swing Line Loans. Until each Canadian Lender funds its Canadian Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Canadian Lender’s Applicable Percentage of any Canadian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Canadian Swing Line Lender.
(f)Payments Directly to Swing Line Lenders.
(i)Ryder shall make all payments of principal and interest in respect of the Domestic Swing Line Loans directly to the applicable Domestic Swing Line Lender.
(ii)The Canadian Borrowers shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.
(g)Replacement of Swing Line Lenders.
(i)Any Domestic Swing Line Lender may be replaced at any time by written agreement among Ryder, the Administrative Agent, the replaced Domestic Swing Line Lender, and a successor Domestic Swing Line Lender. The Administrative Agent shall notify the Domestic Lenders of any such replacement of a Domestic Swing Line Lender. At the time any such replacement shall become effective, Ryder shall pay all unpaid interest accrued for the account of the replaced Domestic Swing Line Lender pursuant to Section 2.08. From and after the effective date of any such replacement, (A) the successor Domestic Swing Line Lender shall have all the rights and obligations of the replaced Domestic Swing Line Lender under this Agreement with respect to Domestic Swing Line Loans made thereafter, and (B) references herein to the term “Domestic Swing Line Lender” shall be deemed to refer to such successor or to any previous Domestic Swing Line Lender, or to such successor and all previous Domestic Swing Line Lenders, as the context shall require. After the replacement of a Domestic Swing Line Lender hereunder, the replaced Domestic Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Domestic Swing Line Lender under this Agreement with respect to Domestic Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Domestic Swing Line Loans. Schedule 2.04 shall be deemed to be automatically updated to reflect the Domestic Swing Line Commitment of any Person that becomes a Domestic Swing Line Lender after the Closing Date pursuant to this Section 2.04(g)(i).
(ii)The Canadian Swing Line Lender may be replaced at any time by written agreement among the Canadian Borrowers, the Canadian Agent, the replaced Canadian Swing Line Lender, and the successor Canadian Swing Line Lender. The Canadian Agent shall notify the Canadian Lenders of any such replacement of the Canadian Swing Line Lender. At the time any such replacement shall become effective, the applicable Canadian Borrowers shall pay all unpaid interest accrued for the account of the replaced Canadian Swing Line Lender pursuant to Section 2.08. From and after the effective date of any such replacement, (A) the successor Canadian Swing Line Lender shall have all the rights and obligations of the replaced Canadian Swing Line Lender under this Agreement with respect to Canadian Swing Line Loans made thereafter, and (B) references herein to the term “Canadian Swing Line Lender” shall be deemed to refer to such successor or to any previous Canadian Swing Line Lender, or to such successor and all previous Canadian Swing Line Lenders, as the context shall require. After the replacement of the Canadian Swing Line Lender hereunder, the replaced Canadian Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Canadian Swing Line Lender under this Agreement with respect to Canadian Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Canadian Swing Line Loans. Schedule 2.04 shall be deemed to be automatically updated to reflect the Canadian Swing Line Commitment of any Person that becomes the Canadian Swing Line Lender after the Closing Date pursuant to this Section 2.04(g)(ii).
(h)Resignation of Swing Line Lenders.
(i)In addition to the rights of any Domestic Swing Line Lender pursuant to Section 11.06(f), subject to the appointment and acceptance of a successor Domestic Swing Line Lender, any Domestic Swing Line Lender may resign as a Domestic Swing Line Lender at any time upon forty-five (45) days’ prior written notice to the Administrative Agent and Ryder, in which case, such Domestic Swing Line Lender shall be replaced in accordance with Section 2.04(g)(i).
(ii)In addition to the rights of the Canadian Swing Line Lender pursuant to Section 11.06(f), subject to the appointment and acceptance of a successor Canadian Swing Line Lender, the Canadian Swing Line Lender may resign as the Canadian Swing Line Lender at any time upon forty-five (45) days’ prior written notice to the Canadian Agent and the Canadian Borrowers, in which case, the Canadian Swing Line Lender shall be replaced in accordance with Section 2.04(g)(ii).
Section 2.05Prepayments.
(a)Each Borrower may, upon notice (which notice shall be in a form acceptable to the applicable Agent) to the applicable Agent, at any time or from time to time, voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the applicable Agent: (i) such notice must be received by such Agent not later than 11:00 a.m. (local time for such Agent) (A) one (1) Business Day prior to any date of prepayment of Domestic Revolving Loans (other than Domestic Base Rate Loans), Canadian Revolving Loans, and PR Revolving Loans (other than Domestic Base Rate Loans), and (B) on the date of prepayment of any Domestic Base Rate Loans; (ii) any prepayment of Domestic Revolving Loans that are Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (iii) any prepayment of PR Revolving Loans that are Term SOFR Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (iv) any prepayment of Domestic Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (v) any prepayment of Canadian Revolving Loans shall be in a principal amount of C$1,000,000 (or the Dollar Equivalent thereof, as applicable) or a whole multiple of C$100,000 (or the Dollar Equivalent thereof, as applicable) in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Revolving Loans to be prepaid, and if Term SOFR Loans and/or Term CORRA Loans are to be prepaid, the Interest Period(s) of such Revolving Loans. The applicable Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Revolving Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)The applicable Borrower may, upon notice (which notice shall be in a form acceptable to the applicable Swing Line Lender and the applicable Agent) to the applicable Swing Line Lender (with a copy to the applicable Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the applicable Swing Line Lender, (i) such notice must be received by the applicable Swing Line Lender and the applicable Agent not later than 11:00 a.m. (local time for such Swing Line Lender) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or the Alternative Currency Equivalent thereof) (or such smaller amount as may be agreed by the applicable Swing Line Lender). Each such notice shall specify the date, currency, and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)(i)    If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the applicable Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c)(i) unless after the prepayment in full of the Loans the Total Outstandings exceeds the Aggregate Commitments then in effect.
(i)If for any reason the Total Domestic Outstandings at any time exceed the Aggregate Domestic Commitments then in effect, Ryder shall immediately prepay Domestic Revolving Loans, Domestic Swing Line Loan and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, Ryder shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c)(ii) unless after the prepayment in full of the Domestic Revolving Loans and the Domestic Swing Line Loans, the Total Domestic Outstandings at such time exceed the Aggregate Domestic Commitments then in effect.
(ii)Except as provided in Section 2.05(d), if for any reason the Total Canadian Outstandings at any time exceed the Aggregate Canadian Commitments then in effect, the Canadian Borrowers shall immediately prepay Canadian Revolving Loans and/or Canadian Swing Line Loans in an aggregate amount equal to such excess.

(iii)If for any reason the Total PR Outstandings at any time exceed the Aggregate PR Commitments then in effect, the PR Borrowers shall immediately prepay PR Revolving Loans in an aggregate amount equal to such excess.
(d)If, on any Revaluation Date, the Total Canadian Outstandings exceed an amount equal to 105% of the Aggregate Canadian Commitments (the amount of such excess referred to herein as the “Canadian Excess Amount”), then (i) the Canadian Agent shall give notice thereof to the Canadian Borrowers and the Canadian Lenders and (ii) within two (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Revolving Loans and/or Canadian Swing Line Loans in an aggregate principal amount equal to such Canadian Excess Amount. Notwithstanding the foregoing, to avoid the incurrence of breakage costs with respect to Canadian Revolving Loans which are Term SOFR Loans and/or Term CORRA Loans, the Canadian Borrowers shall not be obligated to repay any Canadian Revolving Loan that is a Term SOFR Loan or a Term CORRA Loan until the end of the Interest Period relating thereto to the extent that the unused amount of the Domestic Commitments of the Domestic Lenders which are affiliates of the Canadian Lenders shall be greater than or equal to the Canadian Excess Amount, and for the avoidance of doubt, no Default under Section 8.01(a) shall have occurred with respect to any such Canadian Revolving Loan until after a payment with respect to such Canadian Revolving Loan is required to be made in accordance with this sentence. On each Revaluation Date and until the Canadian Revolving Loans and/or Canadian Swing Line Loans are repaid in accordance with the first sentence of this Section 2.05(d), the Aggregate Domestic Commitments shall be automatically reduced by an amount equal to the Canadian Excess Amount. Such reduction shall be made by reducing the Domestic Commitments of each such Domestic Lender that is an affiliate of a Canadian Lender by an amount equal to such Domestic Lender’s Applicable Percentage of the Canadian Excess Amount.
Section 2.06Termination or Reduction of Aggregate Commitments; Reallocation of Commitments.
(a)Termination or Reduction of Aggregate Domestic Commitments. Ryder may, upon notice to the Administrative Agent, terminate the Aggregate Domestic Commitments, or from time to time permanently reduce the Aggregate Domestic Commitments; provided, that, unless otherwise agreed by the Administrative Agent: (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction; (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; (iii) Ryder shall not terminate or reduce the Aggregate Domestic Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Domestic Outstandings would exceed the Aggregate Domestic Commitments; and (iv) if, after giving effect to any reduction of the Aggregate Domestic Commitments, the Letter of Credit Sublimit or the Domestic Swing Line Sublimit exceeds the amount of the Aggregate Domestic Commitments, the Letter of Credit Sublimit or the Domestic Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Domestic Lenders and each other Agent of any such notice of termination or reduction of the Aggregate Domestic Commitments. Any reduction of the Aggregate Domestic Commitments shall be applied to the Domestic Commitment of each Domestic Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Domestic Commitments shall be paid on the effective date of such termination.
(b)Termination or Reduction of Aggregate Canadian Commitments. The Canadian Borrowers may, upon notice to the Canadian Agent, terminate the Aggregate Canadian Commitments, or from time to time permanently reduce the Aggregate Canadian Commitments; provided, that, unless otherwise agreed by the Canadian Agent: (i) any such notice shall be received by the Canadian Agent not later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the date of termination or reduction; (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof; (iii) the Canadian Borrowers shall not terminate or reduce the Aggregate Canadian Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian

Outstandings would exceed the Aggregate Canadian Commitments; and (iv) if, after giving effect to any reduction of the Aggregate Canadian Commitments, the Canadian Swing Line Sublimit exceeds the amount of the Aggregate Canadian Commitments, the Canadian Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The Canadian Agent will promptly notify the Canadian Lenders and each other Agent of any such notice of termination or reduction of the Aggregate Canadian Commitments. Any reduction of the Aggregate Canadian Commitments shall be applied to the Canadian Commitment of each Canadian Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Canadian Commitments shall be paid on the effective date of such termination.
(c)Termination or Reduction of Aggregate PR Commitments. The PR Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate PR Commitments, or from time to time permanently reduce the Aggregate PR Commitments; provided, that, unless otherwise agreed by the Administrative Agent: (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction; (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof; and (iii) the PR Borrowers shall not terminate or reduce the Aggregate PR Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total PR Outstandings would exceed the Aggregate PR Commitments. The Administrative Agent will promptly notify the PR Lenders and each other Agent of any such notice of termination or reduction of the Aggregate PR Commitments. Any reduction of the Aggregate PR Commitments shall be applied to the PR Commitment of each PR Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate PR Commitments shall be paid on the effective date of such termination.
(d)Reallocation of Commitments.
(i)Subject to the conditions set forth in this Section 2.06(d), the Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to each of the Agents to (A) increase the Aggregate Domestic Commitments by reducing and reallocating by an equivalent amount all or a portion of the Aggregate Canadian Commitments and/or the Aggregate PR Commitments to the Aggregate Domestic Commitments, (B) increase the Aggregate Canadian Commitments (to the extent the same has been previously reallocated to the Aggregate Domestic Commitments or the Aggregate PR Commitments) by reducing and reallocating by an equivalent amount a portion of the Aggregate Domestic Commitments and/or the Aggregate PR Commitments to the Aggregate Canadian Commitments, or (C) increase the Aggregate PR Commitments (to the extent the same has been previously reallocated to the Aggregate Domestic Commitments or the Aggregate Canadian Commitments) by reducing or reallocating by an equivalent amount a portion of the Aggregate Domestic Commitments and/or Aggregate Canadian Commitments to the Aggregate PR Commitments.
(ii)Any Reallocation pursuant to this Section 2.06(d) shall be subject to the following conditions:
(A)Each Reallocation of Commitments shall be made only between the offices or affiliates of a Lender such that the sum of all the Commitments of each Lender and its affiliates shall not be increased or decreased as a result of any Reallocation.
(B)Each increase in the Aggregate Domestic Commitments, Aggregate Canadian Commitments, or Aggregate PR Commitments, as the case may be, shall be offset by a corresponding and equivalent reduction in one or more of the Aggregate Domestic Commitments, Aggregate Canadian Commitments, and Aggregate PR Commitments, such that the Aggregate

Commitments in effect immediately before a Reallocation shall be equal to the Aggregate Commitments immediately after, and after giving effect to, such Reallocation.
(C)No Reallocation shall increase (1) the Aggregate Canadian Commitments in excess of $150,000,000 or (2) the Aggregate PR Commitments in excess of $15,000,000.
(D)No Reallocation shall result in (1) any Domestic Lender having a positive Canadian Commitment or PR Commitment if such Domestic Lender, or its affiliate, did not have such positive Canadian Commitment or PR Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date, or (2) any Canadian Lender having a positive PR Commitment if such Canadian Lender, or its affiliate, did not have such positive PR Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date, or (3) any PR Lender having a positive Canadian Commitment if such PR Lender, or its affiliate, did not have such positive Canadian Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date.
(E)Subject to Section 2.06(d)(ii)(D), each Reallocation shall be made pro rata among the Lenders whose Commitments are being reallocated from one type of Commitment to another, but shall not cause the Commitments of any other Lenders to change (but will result in a change in Applicable Percentages).
(F)Subject to Section 2.05(d), in no event shall (1) the Total Domestic Outstandings exceed the Aggregate Domestic Commitments; (2) the Total Canadian Outstandings exceed the Aggregate Canadian Commitments; or (3) the Total PR Outstandings exceed the Aggregate PR Commitments.
(iii)The Administrative Agent shall (A) notify each of the Lenders promptly after receiving any notice of a Reallocation delivered by the Borrowers pursuant to this Section 2.06(d) and (B) promptly upon the effectiveness of any such Reallocation, distribute to each Lender an updated Schedule 2.01 hereto, reflecting the changes in the respective Commitments of the Lenders, and the Borrowers hereby authorize such amendment to Schedule 2.01.
Section 2.07Repayment of Loans.
(a)Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.
(b)Ryder shall repay each Domestic Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Domestic Swing Line Loan is made, and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of any Domestic Swing Line Lender, Ryder shall repay the outstanding Domestic Swing Line Loans made by such Domestic Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Domestic Swing Line Loans.
(c)Each Canadian Borrower shall repay each Canadian Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Canadian Swing Line Loan is made, and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Canadian Swing Line Lender, the Canadian Borrowers shall repay the outstanding Canadian Swing Line Loans made by the Canadian Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Canadian Swing Line Loans.

Section 2.08Interest.
(a)Subject to the provisions of Section 2.08(b): (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Domestic Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Domestic Base Rate plus the Applicable Rate; (iii) each Canadian Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Base Rate plus the Applicable Rate; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (v) each Domestic Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Domestic Base Rate plus the Applicable Rate; (vi) each Canadian Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Base Rate plus the Applicable Rate; (vii) each Canadian Swing Line Loan denominated in Canadian Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; and (viii) each Term CORRA Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Adjusted Term CORRA for such Interest Period plus the Applicable Rate.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations under the Loan Documents at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09Fees. In addition to certain fees described in Section 2.03:
(a)Facility Fees.
(i)Ryder shall pay to the Administrative Agent for the account of each Domestic Lender in accordance with its Applicable Percentage, a facility fee (the “Domestic Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Domestic Commitments (or, if the Aggregate Domestic

Commitments have terminated, on the Total Domestic Outstandings), regardless of usage, subject to adjustment as provided in Section 2.17. The Domestic Facility Fee shall accrue at all times during the Domestic Availability Period (and thereafter so long as there are Total Domestic Outstandings), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Domestic Availability Period (and, if applicable, thereafter on demand). The Domestic Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ii)The Canadian Borrowers shall pay to the Canadian Agent for the account of each Canadian Lender in accordance with its Applicable Percentage, a facility fee (the “Canadian Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Canadian Commitments (or, if the Aggregate Canadian Commitments have terminated, on the Total Canadian Outstandings), regardless of usage, subject to adjustment as provided in Section 2.17. The Canadian Facility Fee shall accrue at all times during the Canadian Availability Period (and thereafter so long as there are Total Canadian Outstandings), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Canadian Availability Period (and, if applicable, thereafter on demand). The Canadian Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(iii)The PR Borrowers shall pay to the Administrative Agent for the account of each PR Lender in accordance with its Applicable Percentage, a facility fee (the “PR Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate PR Commitments (or, if the Aggregate PR Commitments have terminated, on the Total PR Outstandings), regardless of usage, subject to adjustment as provided in Section 2.17. The PR Facility Fee shall accrue at all times during the PR Availability Period (and thereafter so long as there are Total PR Outstandings), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the PR Availability Period (and, if applicable, thereafter on demand). The PR Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)Ryder shall pay to BofA Securities and the Administrative Agent, for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter.
(ii)Ryder shall pay to each Agent, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
(iii)Ryder shall pay to each Arranger, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

(iv)Ryder shall pay to the Lenders, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
Section 2.10Computation of Interest and Fees.
(a)Except as otherwise expressly provided herein, all computations of interest for Base Rate Loans (including Domestic Base Rate Loans determined by reference to Term SOFR) and Domestic Swing Line Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, all computations of interest for Term CORRA Loans shall be made on the basis of a year of 365 days and actual days elapsed, and all other computations of fees and interest, including those with respect to Term SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Canadian Dollars as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the applicable Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
Section 2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the applicable Agent, such Borrower shall execute and deliver to such Lender (through the applicable Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency, and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and each Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Domestic Swing Line Loans, and Canadian Swing Line Loans. In the event of any conflict between the accounts and records maintained by the applicable Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the such Agent shall control in the absence of manifest error.
Section 2.12Payments Generally; Agent’s Clawback.

(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Canadian Dollars, all payments by the Borrowers hereunder shall be made to the applicable Agent, for the account of the respective Lenders to which such payment is owed, at the Head Office for such Agent in Dollars and in Same Day Funds not later than 2:00 p.m. (local time for such Agent) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Canadian Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Head Office for the Canadian Agent in Canadian Dollars and in Same Day Funds not later than the Applicable Time specified by such Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Canadian Dollars, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollars payment amount. Notwithstanding the foregoing, any and all fees payable hereunder shall be payable in solely Dollars unless, with respect to any fees payable by the Canadian Borrowers, otherwise agreed to by the Canadian Agent and/or the Administrative Agent respectively. The applicable Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the applicable Agent after (i) 2:00 p.m. (local time for such Agent), in the case of payments in Dollars, or (ii) after the Applicable Time specified by such Agent, in the case of payments in Canadian Dollars, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Agents. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Term SOFR Loans, Term CORRA Loans, Canadian Base Rate Loans and/or Canadian Prime Rate Loans (or, in the case of any Revolving Borrowing of Domestic Base Rate Loans, prior to 12:00 p.m. on the date of such Revolving Borrowing) that such Lender will not make available to the applicable Agent such Lender’s share of such Revolving Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Revolving Borrowing of Domestic Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the applicable Agent, then the applicable Lender and, if such amount is not made available to such Agent by such Lender within three (3) Business Days of such Revolving Borrowing, the applicable Borrower severally agree to pay to such Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, or in the case of Canadian Dollars, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the applicable Agent for the same or an overlapping period, such Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the applicable Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the applicable Agent.

(i)Payments by Borrower; Presumptions by Agents. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from Ryder, a Canadian Borrower, or a PR Borrower, as applicable, prior to the date on which any payment is due to such Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. With respect to any payment that any Agent makes for the account of any Lender or any L/C Issuer hereunder as to which such Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the applicable Borrower has not in fact made such payment; (B) such Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (C) such Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to such Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation.
A notice of the applicable Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the applicable Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by such Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans, and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, toward payment of principal and L/C Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Obligations then due to such parties.
Section 2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the applicable Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations and in Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them; provided, that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or in Swing Line Loans to any assignee or participant, other than an assignment to Ryder or any Subsidiary (as to which the provisions of this Section 2.13 shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
Section 2.14Extension of Maturity Date.
(a)Requests for Extension. The Borrowers may, by sending an Extension Letter to the Agents (who shall promptly notify the Lenders), from time to time request that each Lender extend such Lender’s then-existing Scheduled Maturity Date (with respect to each Lender, such Lender’s “Current Maturity Date”) for one year (each, an “Extension”); provided, that, no more than two Extension Letters may be submitted by the Borrowers during the term of this Agreement.
(b)Lender Elections to Extend. Each Lender, acting in its sole discretion, shall, by notice to the Agents given promptly after such Lender’s receipt of an Extension Letter and, in any event, no later than the date required by the Agents in their sole discretion (the “Notice Date”), advise the Agents whether such Lender agrees to such Extension (each Lender that determines not to so extend its Scheduled Maturity Date being referred to herein as a “Non-Extending Lender”); provided, that, any Lender that does not so advise the Agents on or before the applicable Notice Date shall be deemed to be a Non-Extending Lender. For the avoidance of doubt, (i) the election of any Lender to agree to such Extension shall not obligate any other Lender to so agree, and (ii) each Non-Extending Lender shall be required to maintain its original Commitments pursuant to the terms and conditions contained herein to and including such Non-Extending Lender’s then-existing Scheduled Maturity Date (without giving effect to such extension).
(c)Notification by Agents. The Agents shall promptly notify the Borrowers of each Lender’s determination under Section 2.14(b).
(d)Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Current Maturity Date (each, an “Extending Lender”) shall be more than fifty percent (50%) of the Aggregate Commitments in effect immediately prior to the effectiveness date of such Extension, then, subject to the satisfaction of the conditions set forth in Section 2.14(f), then as of the effective date of such Extension, the Scheduled Maturity Date of each Extending Lender shall be extended to the date falling one year after the Current Maturity Date of each Extending Lender (except that, if such date is not a Business Day, such Scheduled Maturity Date as so extended shall be the immediately preceding Business Day).
(e)Replacement of Non-Extending Lenders. Subject to the satisfaction of the minimum extension requirement in Section 2.14(d) and the other conditions to the effectiveness of any such Extension set forth in Section 2.14(f), the Borrowers shall have the right (but not the obligation), in their sole discretion, to, on or before the effective date of such Extension, elect to replace any Non-Extending Lender by causing such Non-Extending Lender to assign and delegate, without recourse, its interests, rights and obligations as a Lender under this Agreement and the related Loan Documents to one or more existing Lenders or Eligible Assignees pursuant to the terms of Section 11.13.
(f)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, no Extension will be effective with respect to any Extending Lender unless, on the effective date of such Extension: (i) no Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto, and (ii) the representations and warranties contained in Section 5.01, Section 5.02, Section 5.06(a), Section 5.09, Section 5.10, Section 5.17, Section 5.18, and Section 5.21 shall be true at and as of the time of the effective date of such extension, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole, or to the extent that such representations and warranties relate expressly and solely to an earlier date).
(g)Extension Amendment; Conflicting Provisions. In connection with any Extension, Ryder, the Agents and each Extending Lender, without the consent of any other party to this Agreement, may make such amendments to this Agreement as the Agents determine to be reasonably necessary to evidence such extension. This Section 2.14 shall supersede any provisions in this Agreement to the contrary.
Section 2.15Increase in Aggregate Commitments. The Borrowers may, at any time and from time to time prior to the Maturity Date, upon prior written notice by the Borrowers to the applicable Agent, increase the Aggregate Domestic Commitments, the Aggregate Canadian Commitments, and/or the Aggregate PR Commitments (but not the Domestic Swing Line Sublimit, the Canadian Swing Line Sublimit, or the Letter of Credit Sublimit), by a maximum aggregate amount not to exceed $400,000,000 for all such increases, with additional Commitments from any Lender or new Commitments from one or more Eligible Assignees selected by the Borrowers and acceptable to the applicable Agent, the applicable Swing Line Lender (as applicable) and the L/C Issuers (as applicable); provided, that:
(a)any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;
(b)no Default or Event of Default shall exist and be continuing at the time of any such increase;
(c)no existing Lender shall be under any obligation to increase any of its Commitments and any such decision whether to increase any of its Commitments shall be in such Lender’s sole and absolute discretion;
(d)(i) any new Lender shall join this Agreement by executing such joinder documents as are required by the applicable Agent, and/or (ii) any existing Lender electing to increase its relevant Commitment shall have executed a commitment agreement satisfactory to the applicable Agent;
(e)as a condition precedent to such increase, Ryder shall deliver to the applicable Agent a certificate of the applicable Borrowers dated as of the date of such increase signed duly authorized officers of each such Borrower (i) certifying and attaching the resolutions adopted by such Borrowers approving or consenting to such increase, and (ii) in the case of Ryder, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5.01, Section 5.02, Section 5.06(a), Section 5.09, Section 5.10, Section 5.17, Section 5.18, and Section 5.21 are true at and as of the time of the effective date of such increase, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole, or to the extent that such representations and warranties relate expressly and solely to an earlier date) and (B) no Default or Event of Default exists or would result in connection with such increase;
(f)Ryder shall deliver to the applicable Agent a certificate demonstrating that, upon giving pro forma effect to such increase (and assuming for such purpose that the entire amount of such increase is fully drawn), Ryder would be in compliance with the ratio set forth in Section 7.08 as of the most recent fiscal quarter for which Ryder was required to deliver financial statements pursuant to Section 6.04(a) or 6.04(b); and
(g)Schedule 2.01 shall be deemed revised to include any increase in the applicable Commitments pursuant to this Section 2.15 and to include thereon any Eligible Assignee that becomes a Lender pursuant to this Section 2.15.
The applicable Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any non-ratable increase in the Commitments under this Section 2.15. In connection with any increase in the Aggregate Domestic Commitments, the Aggregate Canadian Commitments, or the Aggregate PR Commitments pursuant to this Section 2.15, Ryder, the applicable Agent and each Lender providing a portion of such increase in the Aggregate Domestic Commitments, the Aggregate Canadian Commitments, or the Aggregate PR Commitments with respect to such increase, without the consent of any other party to this Agreement, may make such amendments to this Agreement as the applicable Agent determines to be reasonably necessary to evidence such increase. This Section 2.15 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
Section 2.16Cash Collateral.
(a)Obligation to Cash Collateralize. In addition to the obligations set forth in Section 2.03(q), at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), Ryder shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. Ryder, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (or otherwise less than the amount then required to be provided), Ryder will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest-bearing deposit accounts at Bank of America. Ryder shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, that, the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Domestic Lenders”, “Required Canadian Lenders”, and “Required PR Lenders”, and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by an Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by such Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by such Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to such Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer and any Swing Line Lender hereunder; third, to Cash Collateralize any L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as Ryder may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the such Agent; fifth, if so determined by such Agent and Ryder, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) Cash Collateralize any L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers, and the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer, or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to Ryder as a result of any judgment of a court of competent jurisdiction obtained by Ryder against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, (A) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and in Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive Facility Fees for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)With respect to any Facility Fee or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to Section 2.17(a)(iii)(A) or (a)(iii)(B), Ryder shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations, in Domestic Swing Line Loans, or in Canadian Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(a)(iv), (2) pay to each L/C Issuer, each Domestic Swing Line Lender, and the Canadian Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s, such Domestic Swing Line Lender’s or the Canadian Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations, in Domestic Swing Line Loans, and in Canadian Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a)(iv) cannot, or can only partially, be effected, Ryder shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay (1) Domestic Swing Line Loans in an amount equal to the Domestic Swing Line Lenders’ Fronting Exposure and (2) Canadian Swing Line Loans in an amount equal to the Canadian Swing Line Lender’s Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)Defaulting Lender Cure. If Ryder, the applicable Agents, the L/C Issuers, and the applicable Swing Line Lenders agree in writing that a Lender is no longer a Defaulting Lender, the applicable Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit, in Domestic Swing Line Loans, and in Canadian Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Ryder while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit; New Swing Line Loans. So long as any Domestic Lender is a Defaulting Lender, (i) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto and (ii) no Domestic Swing Line Lender shall be required to fund any Domestic Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Domestic Swing Line Loan. So long as any Canadian Lender is a Defaulting Lender, the Canadian Swing Line Lender shall not be required to fund any Canadian Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Canadian Swing Line Loan.
Section 2.18Designated Borrowers.
(a)Designated Borrowers. Ryder may at any time, upon not less than fifteen (15) Business Days’ notice from Ryder to the Canadian Agent or the Administrative Agent, as applicable (or such shorter period as may be agreed by such Agent in its sole discretion), (i) request to designate any additional Canadian Subsidiary of Ryder (an “Applicant Canadian Borrower”) as a Designated Canadian Borrower to receive Canadian Revolving Loans and Canadian Swing Line Loans hereunder by delivering to the Canadian Agent (which shall promptly deliver counterparts thereof to each Canadian Lender) a duly executed Designated Borrower Request and Assumption Agreement with respect to such Applicant Canadian Borrower and (ii) request to designate any additional Domestic Subsidiary of Ryder (an “Applicant PR Borrower”) as a Designated PR Borrower to receive PR Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each PR Lender) a duly executed Designated Borrower Request and Assumption Agreement with respect to such Applicant PR Borrower. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein (A) (1) with respect to an Applicant Canadian Borrower, the Canadian Agent and each Canadian Lender must each agree to such Applicant Borrower becoming a Designated Borrower, and (2) with respect to an Applicant PR Borrower, the Administrative Agent and each PR Lender must each agree to such Applicant Borrower becoming a Designated Borrower, (B) the applicable Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to such Agent, as may be required by such Agent, and Notes signed by such new Designated Borrower to the extent any applicable Lender so requires, and (C) upon the reasonable request of any applicable Lender, such Applicant Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Canadian AML Acts and if such Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Applicant Borrower shall have delivered, to each such Lender that so requests, a Beneficial Ownership Certification in relation to such Applicant Borrower (the requirements in clauses (A), (B) and (C) hereof, the “Designated Borrower

Requirements”). If the Designated Borrower Requirements are met with respect to an Applicant Canadian Borrower, the Canadian Agent shall send a Designated Borrower Notice to Ryder and the Canadian Lenders specifying the effective date upon which such Applicant Canadian Borrower shall constitute a Designated Canadian Borrower for purposes hereof, whereupon each of the Canadian Lenders agrees to permit such Designated Canadian Borrower to receive Canadian Revolving Loans and Canadian Swing Line Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Canadian Borrower otherwise shall be a Canadian Borrower for all purposes of this Agreement; provided that no Canadian Loan Notice or Canadian Swing Line Loan Notice may be submitted by or on behalf of such Designated Canadian Borrower until the date five (5) Business Days after such effective date. If the Designated Borrower Requirements are met with respect to an Applicant PR Borrower, the Administrative Agent shall send a Designated Borrower Notice to Ryder and the PR Lenders specifying the effective date upon which such Applicant PR Borrower shall constitute a Designated PR Borrower for purposes hereof, whereupon each of the PR Lenders agrees to permit such Designated PR Borrower to receive PR Revolving Loans on the terms and conditions set forth herein, and each of the parties agrees that such Designated PR Borrower otherwise shall be a PR Borrower for all purposes of this Agreement; provided that no PR Loan Notice may be submitted by or on behalf of such Designated PR Borrower until the date five (5) Business Days after such effective date.
(b)Appointment. Each Canadian Subsidiary or Domestic Subsidiary, as applicable, of Ryder that is or becomes a “Designated Borrower” pursuant to this Section 2.18 hereby irrevocably appoints Ryder to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) Ryder may execute such documents on behalf of such Designated Borrower as Ryder deems appropriate in its sole discretion and each Designated Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by any Agent or any Lender to Ryder shall be deemed delivered to such Designated Borrower, and (iii) any Agent or any Lender may accept, and be permitted to rely on, any document, instrument or agreement executed by Ryder on behalf of any such Designated Borrower.
(c)Amendment. In connection with the addition of any Applicant Borrower to this Agreement pursuant to this Section 2.18, Ryder and the Canadian Agent or the Administrative Agent, as applicable, without the consent of any other party to this Agreement, may make such amendments to this Agreement as Ryder and the Canadian Agent or the Administrative Agent, as applicable, determine to be reasonably necessary to add such Applicant Borrower as a Canadian Borrower or a PR Borrower, as applicable, under this Agreement. This Section 2.18 shall supersede any provisions in Section 11.01 to the contrary.
Article III. TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the applicable Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrowers. Each of the Borrowers shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Ryder by a Lender (with a copy to the applicable Agent), or by the applicable Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify each Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this Section 3.01(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by Ryder to a Governmental Authority as provided in this Section 3.01, Ryder shall deliver to the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Ryder and the applicable Agent, at the time or times reasonably requested by Ryder or such Agent, such properly completed and executed documentation reasonably requested by Ryder or such Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Ryder or the applicable Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Ryder or such Agent as will enable Ryder or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to Ryder and the Administrative Agent on or prior to the date on which such Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of Ryder or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Ryder and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Ryder or the Administrative Agent), whichever of the following is applicable:
(iii)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iv)executed copies of IRS Form W-8ECI;
(v)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(vi)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(A)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Ryder and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Ryder or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Ryder or the Administrative Agent to determine the withholding or deduction required to be made; and
(B)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Ryder and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Ryder or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Ryder or the Administrative Agent as may be necessary for Ryder and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(vii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Ryder and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender or a L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(h), in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this Section 3.01(h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender or a L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations arising under the Loan Documents.
Section 3.02Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR, Term SOFR, CORRA or Term CORRA, then, on notice thereof by such Lender to Ryder through the applicable Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, or continue Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, or to continue Term CORRA Loans, or to convert Canadian Prime Rate Loans to Term CORRA Loans, as applicable, shall be suspended, (b) if such notice asserts the illegality of such Lender making or maintaining Domestic Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Domestic Base Rate, the interest rate on which Domestic Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Domestic Base Rate, (c) if such notice asserts the illegality of such Lender making or maintaining Canadian Base Rate Loans the interest rate on which is determined by reference to any component of the Canadian Base Rate determined by reference to SOFR, Term SOFR, CORRA, or Term CORRA, the interest rate on which Canadian Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Canadian Agent without reference to such component(s) of the Canadian Base Rate, and (d) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to any component of the Canadian Prime Rate determined by reference to SOFR, Term SOFR, CORRA, or Term CORRA, the interest rate on which Canadian Prime Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Canadian Agent without reference to such component(s) of the Canadian Prime Rate, in each case, until such Lender notifies the applicable Agent and Ryder that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the applicable Agent), as applicable, (A) in the case of Canadian Swing Line Loans, immediately prepay all Canadian Swing Line Loans in the affected currency or currencies, (B) in the case of Term SOFR Loans to Ryder or any PR Borrower, convert all such Term SOFR Loans of such Lender to Domestic Base Rate Loans (the interest rate on which Domestic Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Domestic Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, (C) in the case of Term SOFR Loans to the Canadian Borrower, convert all of such Term SOFR Loans of such Lender to Canadian Base Rate Loans (the interest rate on which Canadian Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Canadian Agent without reference to any component(s) thereof as necessary to give effect to the provisions of this Section 3.02), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans (or, to the extent such conversion is not then possible in light of the conditions described in this Section 3.02, immediately prepay such Term SOFR Loans), and (D) in the case of Term CORRA Loans, convert all of such Term CORRA Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Canadian Agent without reference to any component(s) thereof as necessary to give effect to the provisions of this Section 3.02), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term CORRA Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term CORRA Loans (or, to the extent such conversion is not then possible in light of the conditions described in this Section 3.02, immediately prepay such Term CORRA Loans), and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Term SOFR, CORRA, or Term CORRA, the applicable Agent shall during the period of such suspension compute the Domestic Base Rate, the Canadian Base Rate, and/or the Canadian Prime Rate, as applicable, applicable to such Lender without reference to such component(s) thereof until such Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such component(s) of such rates. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
Section 3.03Inability to Determine Rates.
(a)Inability to Determine Rates.
(i)If in connection with any request for a Term SOFR Loan, or in connection with a request for a conversion of Base Rate Loans to Term SOFR Loans, or in connection with a request for continuation of any such Term SOFR Loans, as applicable, (A) the applicable Agent determines (which determination shall be conclusive absent manifest error) that (1) no Term SOFR Successor Rate has been determined in accordance with Section 3.03(c) and the circumstances under Section 3.03(c)(i) or the Term SOFR Scheduled Unavailability Date has occurred, or (2) adequate and reasonable means do not otherwise exist for determining Term SOFR for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, or in connection with an existing or proposed Base Rate Loan, or (B) the applicable

Agent or the Required Lenders determine that for any reason that Term SOFR with respect to a proposed Revolving Loan, for any requested Interest Period or determination date(s), as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Loan, the applicable Agent will promptly so notify Ryder and each Lender.
Thereafter, (a) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans, Interest Periods or determination dates, as applicable), and (b) in the event of a determination described in the preceding paragraph of this Section 3.03(a)(i) with respect to the Term SOFR component of the Domestic Base Rate, the utilization of the Term SOFR component in determining the Domestic Base Rate shall be suspended, in each case until the applicable Agent (or, in the case of a determination by the Required Lenders described in clause (a)(i)(B) of the preceding paragraph, until the applicable Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Revolving Borrowing of, or conversion to, Term SOFR Loans to the extent of the affected Loans, Interest Period or determination date(s), as applicable, or (ii) failing that, in the case of (A) a request for Domestic Revolving Loans or PR Revolving Loans, will be deemed to have converted such request into a request for a Domestic Revolving Borrowing or a PR Revolving Borrowing, as applicable, of Domestic Base Rate Loans in the amount specified therein (provided, that, if no election is made by the applicable Borrower in the case of a Domestic Revolving Loan or a PR Revolving Loan by the date that is three (3) Business Days after receipt by Ryder of such notice, such Borrower shall be deemed to have elected clause (ii)(A) of this paragraph), or (B) a request for Canadian Revolving Loans, will be deemed to have converted such request into a request for a Canadian Revolving Borrowing of Canadian Base Rate Loans in the amount specified therein (provided, that, if no election is made by the applicable Borrower in the case of a Canadian Revolving Loan by the date that is three (3) Business Days after receipt by Ryder of such notice, such Borrower shall be deemed to have elected clause (ii)(B) of this paragraph), subject to the other provisions of this Section 3.03(a).
(ii)If in connection with any request for a Term CORRA Loan, or in connection with a request for a conversion of Canadian Prime Rate Loans to Term CORRA Loans, or in connection with a request for continuation of any such Term CORRA Loans, as applicable, (A) the Canadian Agent determines (which determination shall be conclusive absent manifest error) that (1) no Canadian Benchmark Replacement with respect to the Term CORRA Reference Rate has been determined in accordance with Section 3.03(b) and a Canadian Benchmark Unavailability Period has occurred, or (2) adequate and reasonable means do not otherwise exist for determining the Term CORRA Reference Rate (or otherwise for determining Term CORRA for purposes of this Agreement) for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term CORRA Loan, or otherwise in connection with an existing or proposed Canadian Base Rate Loan or Canadian Prime Rate Loan (in each case, to the extent any component thereof is determined by reference to SOFR, Term SOFR, CORRA or Term CORRA at such time), or (B) the Canadian Agent or the Required Canadian Lenders determine for any reason that the Term CORRA Reference Rate with respect to a proposed Canadian Revolving Loan, for any requested Interest Period or determination date(s), as applicable, does not adequately and fairly reflect the cost to such Canadian Lenders of funding such Canadian Revolving Loan (or otherwise, that Term CORRA or Adjusted Term CORRA do not adequately and fairly reflect the cost to such Canadian

Lenders of funding such Canadian Revolving Loan), the Canadian Agent will promptly so notify Ryder and each Lender.
Thereafter, (a) the obligation of the Canadian Lenders to make or maintain Term CORRA Loans, to convert Canadian Prime Rate Loans to Term CORRA Loans, or to make or maintain Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be suspended (to the extent of the affected Loans, Interest Periods or determination dates, as applicable), and (b) in the event of a determination described in the preceding paragraph of this Section 3.03(a)(ii) with respect to any component(s) of the Canadian Base Rate or the Canadian Prime Rate, the utilization of such component(s) in determining the Canadian Base Rate or the Canadian Prime Rate shall be suspended, in each case until the Canadian Agent (or, in the case of a determination by the Required Canadian Lenders described in clause (a)(ii)(B) of the preceding paragraph, until the Canadian Agent upon instruction of the Required Canadian Lenders) revokes such notice. Upon receipt of such notice, (i) the Canadian Borrowers may revoke any pending request for a Canadian Revolving Borrowing of, or conversion to, Term CORRA Loans to the extent of the affected Loans, Interest Period or determination date(s), as applicable, or (ii) failing that will be deemed to have converted such request into a request for a Canadian Revolving Borrowing of Canadian Prime Rate Loans in the amount specified therein (provided, that, if no election is made by the applicable Canadian Borrower by the date that is three (3) Business Days after receipt by Ryder of such notice, such Canadian Borrower shall be deemed to have elected clause (ii) of this paragraph), subject to the other provisions of this Section 3.03(a).
(b)Canadian Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Canadian Benchmark Transition Event and its related Canadian Benchmark Replacement Date have occurred prior any setting of the then-current Canadian Benchmark, then (i) if a Canadian Benchmark Replacement is determined in accordance with clause (a) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and (ii) if a Canadian Benchmark Replacement is determined in accordance with clause (b) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Canadian Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Canadian Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Canadian Lenders comprising the Required Canadian Lenders. If the Canadian Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each Interest Period.
(c)In connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement, the Canadian Agent will have the right to make such Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document (other than Ryder’s right to be consulted pursuant to the definition of Conforming Changes), any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Canadian

Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
(d)The Canadian Agent will promptly notify Ryder, the Administrative Agent and the Lenders of (a) the implementation of any Canadian Benchmark Replacement, and (b) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement. The Canadian Agent will notify Ryder and the Administrative Agent of (i) the removal or reinstatement of any tenor of a Canadian Benchmark pursuant to the immediately following paragraph, and (ii) the commencement of any Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by the Canadian Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Canadian Benchmark Replacement), (a) if the then-current Canadian Benchmark is a term rate (including Term CORRA) and either (i) any tenor for such Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Canadian Agent in its reasonable discretion, or (ii) the regulatory supervisor for the administrator of such Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Canadian Benchmark is not or will not be representative, then the Canadian Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Canadian Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Canadian Benchmark (including a Canadian Benchmark Replacement), or (ii) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Canadian Benchmark (including a Canadian Benchmark Replacement), then the Canadian Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Canadian Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon Ryder’s receipt of notice of the commencement of a Canadian Benchmark Unavailability Period, any Canadian Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, which are of the Type that have a rate of interest determined by reference to the then-current Canadian Benchmark, to be made, converted or continued during any Canadian Benchmark Unavailability Period and, failing that, such Canadian Borrower will be deemed to have converted any such request into a request for a Borrowing of, or conversion to, Loans bearing interest at the Canadian Prime Rate in an amount equal to the amount of such Loans requested.
(g)Term SOFR Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if, with respect to the Domestic Revolving Loans and the PR Revolving Loans, the Administrative Agent, or with respect to the Canadian Revolving Loans, the Canadian Agent, determines (which determination shall be conclusive absent manifest error), or the Borrowers or the Required Lenders notify the applicable Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or the Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month, and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the applicable Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or permitted to be used for determining the interest rate of syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the applicable Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”); then, on a date and time determined by the applicable Agent in consultation with Ryder (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the applicable Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such successor rate established pursuant to this Section 3.03(c), a “Term SOFR Successor Rate”). If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (A) if the applicable Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in clause (i) above or clause (ii) above have occurred with respect to the Term SOFR Successor Rate then in effect, then, in each case, the applicable Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Term SOFR Successor Rate in accordance with this Section 3.03(c) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the applicable Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the applicable Agent written notice that such Required Lenders object to such amendment.
The applicable Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the applicable Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the applicable Agent in consultation with Ryder. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, such Term

SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Term SOFR Successor Rate, the applicable Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document (other than Ryder’s right to be consulted pursuant to the definition of Term SOFR Conforming Changes), any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the applicable Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Term SOFR Loans (or Loans accruing interest by reference to a Term SOFR Successor Rate, as applicable) shall be excluded from any determination of Required Lenders.
Section 3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of “Excluded Taxes,” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer any other condition, cost or expense affecting this Agreement, or Term SOFR Loans, Term CORRA Loans or Canadian Swing Line Loans made by such Lender, or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, Ryder will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. A Borrower shall only be obligated to pay a Lender or L/C Issuer such additional amounts to the extent such Lender or L/C Issuer has allocated such additional costs, reduction, payment or foregone interest or other sum among its like situated customers in good faith and on an equitable and nondiscriminatory basis.

(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, or Domestic Swing Line Loans or Canadian Swing Line Loans, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time Ryder will pay (or cause the applicable Borrower to pay) to such Lender or the such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered. A Borrower shall only be obligated to pay a Lender or a L/C Issuer such cost increases to the extent such Lender or such L/C Issuer has allocated such costs among its customers in good faith and on an equitable and nondiscriminatory basis.
(c)Certificates for Reimbursement. A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to Ryder shall be conclusive absent manifest error. Ryder shall pay (or cause the applicable Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof. Any additional amounts paid by a Borrower to a Lender or a L/C Issuer pursuant to Section 3.04(a) or (b) which are subsequently refunded to such Lender or such L/C Issuer shall be refunded to the applicable Borrower.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, that, no Borrower shall be required to compensate a Lender or a L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies Ryder of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05Compensation for Losses. Upon demand of any Lender (with a copy to the applicable Agent) from time to time, Ryder shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment, prepayment or Reallocation of any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by Ryder (or the applicable Borrower) (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Ryder or the applicable Borrower;

(c)any failure by Ryder (or the applicable Borrower) to make payment of any Loan denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Term SOFR Loan or Term CORRA Loan on a day other than the last day of the Interest Period therefor as a result of a request by Ryder pursuant to Section 11.13;
including any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). Ryder shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
Section 3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Ryder such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. Ryder hereby agrees to pay (or cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Ryder may replace such Lender in accordance with Section 11.13.
Section 3.07Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations under the Loan Documents, and resignation of any Agent.
Article IV. CONDITIONS PRECEDENT TO CLOSING AND EFFECTIVENESS; CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01Conditions to Closing and Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make any Loans, of the L/C Issuers to issue, extend or renew any Letter of Credit, and of the Lenders to otherwise be bound by the terms of this Agreement as of the Closing Date shall be subject to the satisfaction of each of the following conditions precedent:
(a)All organizational action necessary for the valid execution, delivery and performance by the Borrowers existing as of the Closing Date of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrowers such Borrowers and satisfactory to the Lenders, the L/C Issuers and the Agents shall have been provided to the Administrative Agent (for further distribution to the Lenders, the L/C Issuers and the Agents).
(b)Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders. Each of the representations and warranties of the Borrowers contained in Article V shall be true as of the Closing Date.
(c)The Administrative Agent shall have received from each of the Borrowers existing as of the Closing Date a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of (i) its charter or other organizational documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date. The Administrative Agent shall have received from each of the Borrowers existing as of the Closing Date a good standing certificate (or other similar certificate), if applicable, dated as of a recent date in each such Borrower’s jurisdiction of organization.
(d)The Administrative Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign the Loan Documents on behalf of each of the Borrowers existing as of the Closing Date, (ii) to submit Requests for Credit Extensions, and (iii) to give notices and to take other action on the Borrowers’ behalf under the Loan Documents.
(e)The Administrative Agent shall have received a favorable legal opinion from (i) Ryder Law Department, United States counsel to the Borrowers, (ii) Osler, Hoskin & Harcourt LLP, Ontario counsel to Ryder Canada Limited, and (iii) Stewart McKelvey, Nova Scotia counsel to Ryder Supply Chain Canada, in each case, addressed to the Agents and the Lenders, dated the Closing Date, in form and substance satisfactory to the Administrative Agent.
(f)The Borrowers shall have (or concurrently with the effectiveness of this Agreement) (i) paid all accrued and unpaid interest on the outstanding loans under the Existing Credit Agreement through the Closing Date, (ii) prepaid any loans under the Existing Credit Agreement to the extent necessary to keep the outstanding loans ratable with the revised commitments under this Agreement as of the Closing Date, and (iii) paid all accrued fees owing to the lenders, the letter of credit issuers and the swing line lenders under the Existing Credit Agreement through the Closing Date.
(g)No material adverse change shall have occurred in the financial condition, results of operations, business, properties or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole, since the audited financial statements of Ryder and its Consolidated Subsidiaries for the fiscal year ending December 31, 2024. There shall have occurred no material adverse change in the Senior Public Debt Ratings since December 31, 2024.
(h)Each of the Borrowers shall have paid the fees required to be paid on the Closing Date.
(i)The Administrative Agent shall have received (for further distribution to the Lenders, the L/C Issuers and the Agents) a Compliance Certificate, dated the Closing Date, in form and substance satisfactory to the Administrative Agent, evidencing the Borrowers’ compliance with Section 7.08.
(j)Each Agent and each Lender shall have received, to the extent requested by such Agent or such Lender, of (i) all documentation and other information as is required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act and the Canadian AML Acts, and (ii) a Beneficial Ownership Certification with respect to each Borrower, to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Without limiting the generality of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02Conditions to all Credit Extensions. The obligations of the applicable Lenders to make any Loans, and the obligation of any L/C Issuer to issue, extend or renew any Letter of Credit, in each case, at the time of and subsequent to the Closing Date is subject to the following conditions precedent:
(a)Each of the representations and warranties contained in Section 5.01, Section 5.02, Section 5.06(a), Section 5.09, Section 5.10, Section 5.17, Section 5.18, and Section 5.21 shall be true at and as of the time of the making of such Loan, or at the time of issuance, extension or renewal of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole, or to the extent that such representations and warranties relate expressly and solely to an earlier date).
(b)The Borrowers shall have performed and complied with all terms and conditions required by Article II, as applicable, and this Section 4.02, and there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan, or the issuance, extension or renewal of such Letter of Credit, as applicable. Each request for a Loan, or for the issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrowers that the conditions specified in this Section 4.02(b) will be duly satisfied on the date of such Loan, on the date of such acceptance or purchase, or on the date of such issuance, extension or renewal, as applicable.
(c)No Change in Law shall have occurred as a consequence of which it shall have become and continue to be unlawful for (i) the first Loan to be made hereunder or the first Letter of Credit to be issued, renewed or extended hereunder only, or for any applicable Lender or any applicable L/C Issuer to perform any of its agreements or obligations under any of the Loan Documents to which it is a party, or (ii) for any Borrower to perform any of its respective agreements or obligations under any of the Loan Documents.
(d)The Borrower(s) shall have delivered to the applicable Agent(s) or the applicable L/C Issuer, as applicable, a Request for Credit Extension and any other documentation required to be delivered hereunder in connection with such Loan or such Letter of Credit, as applicable.
(e)In the case of a Credit Extension to be denominated in Canadian Dollars, there shall not have occurred any change in the general availability of Canadian Dollars as legal tender customarily used in the applicable jurisdiction which in the reasonable opinion of the Canadian Agent or the Required Canadian Lenders (as applicable, in the case of any Loans to be denominated in Canadian Dollars) would make it impossible or impracticable for such Credit Extension to be denominated in Canadian Dollars.
(f)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.18 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the applicable Agent.

Article V. REPRESENTATIONS AND WARRANTIES
Each of the Borrowers represents and warrants to the Agents, the Lenders, and the L/C Issuers that:
Section 5.01Corporate Authority.
(a)Incorporation; Good Standing. Each of the Borrowers and each of Ryder’s Consolidated Subsidiaries (other than Immaterial Subsidiaries) (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (ii) has all requisite power to own its property and conduct its material business operations so that the Borrowers and their Consolidated Subsidiaries, taken as a whole, may conduct business substantially in the manner presently conducted by them, and (iii) is in good standing (or such qualification can be readily obtained without material penalty) in, and is duly authorized to do business in, each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole.
(b)Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (i) are within the organizational authority of each of the Borrowers, (ii) have been duly authorized by all necessary organizational proceedings on the part of each of the Borrowers, (iii) do not materially conflict with or result in any material breach or contravention of any provision of Law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, bylaws or constitutional documents of any of the Borrowers or any material agreement or other material instrument binding upon any of the Borrowers.
(c)Enforceability. The execution, delivery and performance of this Agreement and the other Loan Documents by each of the Borrowers will result in valid and legally binding obligations of each of the Borrowers enforceable against each such Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
Section 5.02Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents by each of the Borrowers and the consummation by each of the Borrowers of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
Section 5.03Title to Properties; Leases. Ryder and its Consolidated Subsidiaries own all of the assets reflected in the consolidated balance sheet of Ryder and its Consolidated Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets (a) sold or otherwise disposed of in the ordinary course of business since that date or as otherwise permitted pursuant to Section 7.03, or (b) held pursuant to lease, trust or conditional sales agreement), subject to no mortgages, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
Section 5.04Financial Statements. There have been furnished to the Administrative Agent (a) the consolidated balance sheet of Ryder and its Consolidated Subsidiaries dated the Balance Sheet Date and the consolidated statements of income, shareholders’ equity and cash flow for the fiscal periods then ended, certified by Ryder’s independent certified public accountants of nationally recognized standing, and (b) the consolidated balance sheet of Ryder and its Consolidated Subsidiaries as of September 30, 2024 and the consolidated statements of income, shareholders’ equity and cash flows for the fiscal period then ended. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports) and fairly present the financial condition of Ryder and its Consolidated Subsidiaries as at the close of business on the Balance Sheet Date or September 30, 2024, as applicable, and the results of operations for the applicable periods then ended (subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes). There are no contingent liabilities of Ryder and its Consolidated Subsidiaries involving material amounts, known to the officers of Ryder, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Administrative Agent.
Section 5.05Litigation. Except as set forth on Schedule 5.05, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of each of the Borrowers, threatened against Ryder or any of Ryder’s Consolidated Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, if adversely determined, Ryder reasonably believes would be expected to have a material adverse effect on the financial condition, business, or assets of Ryder and its Consolidated Subsidiaries, considered as a whole, or materially impair the right of Ryder and its Consolidated Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which Ryder or any of its Consolidated Subsidiaries is a party, or any action taken or to be taken pursuant hereto or thereto.
Section 5.06Compliance With Other Instruments, Laws, etc. None of the Borrowers nor any of Ryder’s Consolidated Subsidiaries is violating (a) any provision of its charter documents or by-laws, or (b) any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or, to the knowledge of Ryder’s officers, any statute, license, rule or regulation, in a manner which materially and adversely affects the financial condition, business or assets of Ryder and its Consolidated Subsidiaries, considered as a whole.
Section 5.07Tax Status. Each Borrower and each of Ryder’s Consolidated Subsidiaries (other than its Immaterial Subsidiaries) have (a) made or filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable Law to be filed by them, other than state or provincial tax returns covering immaterial amounts, (b) paid all taxes and other governmental assessments and charges as shown or determined to be due on such returns, reports and declarations, except those being contested in good faith or to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a material adverse effect, and (c) set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 5.07, there are no unpaid taxes in any amount material to Ryder and its Consolidated Subsidiaries, taken as a whole, claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.
Section 5.08No Default. No Default has occurred and is continuing.
Section 5.09Holding Company and Investment Company Acts. Neither Ryder nor any of its Subsidiaries is a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 2005; nor is any of them a “registered investment company”, or an “affiliated company” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940.
Section 5.10Absence of Financing Statements, etc. Except as permitted by Section 7.02, (a) there is no Indebtedness of the Borrowers or obligors hereunder senior to the Obligations, and (b) there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interests in, any assets or property of Ryder or any of its Consolidated Subsidiaries or right thereunder.
Section 5.11ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.
(b)There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operation of the Borrowers and their Subsidiaries, taken as a whole.
(c)(i) No ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operation of the Borrowers and their Subsidiaries taken as a whole; (ii) the Borrowers and each ERISA Affiliate has met in all material respects all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; and (iii) as of the most recent valuation date for any Pension Plan, the Pension Plan unfunded liabilities did not exceed the value of its assets in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operation of the Borrowers and their Subsidiaries, taken as a whole.
(d)No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operation of the Borrowers and their Subsidiaries, taken as a whole. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or has been terminated under Section 4041A of ERISA that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operation of the Borrowers and their Subsidiaries, taken as a whole.
(e)As of the Closing Date, no Borrower is, nor will any Borrower be, using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
Section 5.12Environmental Compliance. In the ordinary course of its business, each Borrower reviews the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Law or as a condition of any license, permit or contract, any periodic or permanent shutdown of any facility or reduction in the level or change in the nature of operation conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). Except as set forth on Schedule 5.12, on the basis of this review, each Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole.
Section 5.13Disclosure.
(a)The representations and warranties made by the Borrowers in this Agreement or by the Borrowers in any agreement, instrument, document, certificate, statement or letter furnished to the Lenders in connection with the transactions contemplated by the Loan

Documents do not, taken as a whole, together with all other information provided by or on behalf of the Borrowers, which includes (i) any information provided pursuant Section 6.04 or otherwise provided by the Borrowers to the Agents and the Lenders in writing, and (ii) all information contained in the reports filed by Ryder with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representation, warranties and information, taken as a whole, in light of the circumstances under which they were made, not misleading in any material respect.
(b)As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 5.14[Reserved].
Section 5.15Debt Ratings. Schedule 5.15 contains a true and accurate list as of the Closing Date of the Senior Public Debt Ratings.
Section 5.16Consolidated Subsidiaries. Each of the Consolidated Subsidiaries of Ryder and the other Borrowers as of the Closing Date is listed on Schedule 5.16.
Section 5.17OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)Neither any Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Borrower and its Subsidiaries, any director, officer, or controlled affiliate thereof, is a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, the Canadian Sanctions List or HMT’s Consolidated List of Financial Sanctions Targets, or (iii) organized, resident or having a place of business in a Designated Jurisdiction.
(b)Each Borrower and its Subsidiaries have (i) conducted their businesses in compliance with (A) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), and other similar anti-corruption legislation in other jurisdictions, (B) Anti-Money Laundering Laws and (C) all applicable Sanctions and (ii) instituted and maintained policies and procedures designed to promote and achieve compliance with such anti-corruption legislation, such Anti-Money Laundering Laws and such Sanctions.
Section 5.18Use of Proceeds. Each Credit Extension, and the proceeds of each Credit Extension, shall be used for general corporate purposes and working capital purposes. No Credit Extension, nor the proceeds of any Credit Extension, shall be used in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrowers will not use any Credit Extension, or the proceeds of any Credit Extension, to purchase or carry any “margin security” or “margin stock” (as such terms are defined in said Regulations U and X of the Board of Governors of the Federal Reserve System).
Section 5.19No Affected Financial Institution. No Borrower nor any of its Subsidiaries is an Affected Financial Institution.
Section 5.20Covered Entity. No Borrower nor any of its Subsidiaries is a Covered Entity.
Section 5.21Representations as to Foreign Obligors. Each of Ryder and each Foreign Obligor (with regard to itself but not with regard to any other Foreign Obligor) represents and warrants to the Agents, the Lenders, and the L/C Issuers that:
(a)Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor

Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its material property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)There are no form requirements applicable to the Applicable Foreign Obligor Documents under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, or to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence, in each case, in all material respects, of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, and (ii) any charge or tax as has been timely paid.
(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized, existing and a resident for tax purposes either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents, or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Agents.
(d)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained, or (ii) such as cannot be made or obtained until a later date and are not material (provided, that, any notification or authorization described in clause (ii) above shall be made or obtained as soon as is reasonably practicable).
Article VI. AFFIRMATIVE COVENANTS
Each of the Borrowers agrees that, so long as any Obligation is outstanding or the Lenders have any obligation to make Loans, or any L/C Issuer has any obligation to issue, extend or renew any Letters of Credit:
Section 6.01Punctual Payment. The applicable Borrower(s) will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Letters of Credit, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.
Section 6.02[Reserved].
Section 6.03Records and Accounts. Each of the Borrowers will, and will cause each of its Consolidated Subsidiaries to, (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with (i) with respect to Ryder and its Consolidated Subsidiaries only, GAAP, and (ii) with respect to each such Person, the requirements of all regulatory authorities, and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves in accordance with GAAP with respect to Ryder and its Consolidated Subsidiaries and in accordance with all regulatory authorities with respect to each of the other Borrowers; provided, that, if any changes in GAAP with which Ryder’s independent accountants concur or changes in the application of GAAP with which Ryder’s independent accountants concur result in a change (other than an immaterial change) in the method of calculation or the basis upon which such calculation is made of any of the financial covenants, standards or terms contained in this Agreement, the Borrowers and the Lenders agree to amend such provisions to reflect such changes in GAAP so that the criteria for evaluating the consolidated financial condition of Ryder and its Consolidated Subsidiaries shall be the same after such accounting changes as if such changes had not been made.
Section 6.04Financial Statements, Certificates and Information. Ryder will deliver to the Administrative Agent (for further distribution to each of the Lenders, each L/C Issuer and each other Agent, as applicable):
(a)as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of Ryder, (i) the consolidated balance sheet of Ryder and its Consolidated Subsidiaries as at the end of such year, and the consolidated statements of income and cash flows for Ryder and its Consolidated Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing selected by Ryder, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) a written statement from the accountants referred to in Section 6.04(a)(i) to the effect that such accountants have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then-existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that, such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;
(b)as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Ryder, copies of the consolidated balance sheets of Ryder and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by a Financial Officer of Ryder that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of Ryder and its Consolidated Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended;
(c)simultaneously with the delivery of the financial statements referred to Section 6.04(a)(i) and Section 6.04(b), a certificate in the form of Exhibit I (a “Compliance Certificate”) signed by a Financial Officer of Ryder, stating that Ryder and its Consolidated Subsidiaries are in compliance with Section 7.08 as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, and certifying (i) no Default or Event of Default exists or if a Default or Event of Default shall then exist, specifying the nature thereof, and (ii) such other matters as are set forth therein;
(d)as soon as practicable, but in any event within thirty (30) Business Days after the issuance thereof, copies of all materials of a financial nature filed with the SEC or sent to the stockholders of Ryder or any of its Subsidiaries generally; and
(e)from time to time, and with reasonable promptness, such other financial data and other information as any Lender, any L/C Issuer or any Agent may reasonably request.

The Borrowers hereby authorize each Lender, each L/C Issuer and each Agent to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by Law, including with respect to requests or directives, whether or not having the force of law. Except for any such disclosure to governmental banking regulatory authorities upon the request therefor, the applicable Lender, L/C Issuer or Agent shall, to the extent practicable and legally permissible, provide prompt written notice to Ryder so that Ryder may have the opportunity to contest such disclosure and such Lender, such L/C Issuer or such Agent, as applicable, shall use reasonable efforts within Law to maintain the confidentiality of such information.
Documents required to be delivered pursuant to Sections 6.04(a), (b) and (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Ryder posts such documents, or provides a link thereto on its website on the Internet at www.ryder.com, or (b) on which such documents are posted on Ryder’s behalf on an Internet or intranet website, if any, to which each Lender and each Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) Ryder shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Ryder to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender; and (ii) Ryder shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Ryder shall be required to provide paper copies of each Compliance Certificates required to be delivered pursuant to Section 6.04(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Ryder with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders, the L/C Issuers and the Agents materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities: (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”
Section 6.05Existence; Compliance with Laws and Other Agreements. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries (other than its Immaterial Subsidiaries) to, (a) keep in full force and effect their respective existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (b) comply with (i) all applicable Laws and regulations (including all Environmental Laws) wherever its business is conducted, (ii) the provisions of its charter documents, by-laws and constitutional documents, and (iii) all agreements and instruments by which it or any of its properties may be bound, and all applicable decrees, orders and judgments, in each case in such manner that there will not result a material and adverse effect on the financial condition, properties or business of the Borrowers, considered separately, or Ryder and its Consolidated Subsidiaries considered as a whole.
Section 6.06Maintenance of Properties. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Ryder and its Consolidated Subsidiaries may be necessary for the conduct of their business; provided, that, nothing in this Section 6.06 shall prevent Ryder or any of its Consolidated Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Person, desirable in the conduct of its business and which does not in the aggregate materially adversely affect the financial condition, business or assets of Ryder and its Consolidated Subsidiaries, taken as a whole.
Section 6.07Insurance. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, (a) maintain (either in the name of such Borrower or in such Subsidiary’s own name), insurance with respect to their properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and of similar size, and (b) furnish to the Administrative Agent (for further distribution to the Lenders, the L/C Issuers and the Agents), upon request of the Administrative Agent, information presented in reasonable detail as to the insurance so carried.
Section 6.08Taxes. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, which if unpaid might by Law become a lien or charge upon any of its property; provided, that, the Borrowers or any Consolidated Subsidiary shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty; or if the validity thereof shall currently be contested in good faith by appropriate proceedings if it shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment, charge or levy; or if the failure to pay such tax, assessment, charge or levy shall not result in a material adverse change in the financial position, results of operations, business or other condition of the Borrowers and their Consolidated Subsidiaries, taken as a whole.
Section 6.09Inspection of Properties, Books and Contracts. Each of the Borrowers will permit the Lenders, through the Agents or any of their designated representatives, to visit and inspect any of the properties of the Borrowers to examine their books of account (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lenders may reasonably request.
Section 6.10Notice of Potential Claims or Litigation. Each of the Borrowers shall deliver to the Administrative Agent (for further distribution to the Lenders, the L/C Issuers and the Agents), within thirty (30) days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation, including pursuant to any applicable Environmental

Laws, against any of the Borrowers or any of Ryder’s Consolidated Subsidiaries, including the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation, including pursuant to any applicable Environmental Laws brought by any Governmental Authority, wherein the potential liability is in excess of $50,000,000 and which are required to be reported pursuant to Regulation S-K under the Securities Act.
Section 6.11Notice of Default. Each of the Borrowers will promptly notify the Administrative Agent (for further notification to the Lenders, the L/C Issuers and the Agents), in writing of the occurrence of any Default or Event of Default.
Section 6.12Use of Proceeds. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, use the proceeds of the Loans and the Letters of Credit solely for general corporate purposes and working capital purposes, it being understood and agreed that no Borrower will, nor will Ryder permit any of its Consolidated Subsidiaries to, use any Loan or any portion of any Letter of Credit (a) in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, or (b) to purchase or carry any “margin security” or “margin stock” (as such terms are defined in said Regulations U and X of the Board of Governors of the Federal Reserve System).
Section 6.13Debt Ratings. The Borrowers will notify the Administrative Agent (for further notification to the Lenders, the L/C Issuers and the Agents), promptly upon becoming aware thereof, of any publicly announced change in the Senior Public Debt Ratings and/or any change in the rating of any other Indebtedness of any of their Subsidiaries which is rated by S&P, Moody’s or Fitch.
Section 6.14Notice of any ERISA Event. Each of the Borrowers will promptly notify the Administrative Agent (for further notification to the Lenders, the L/C Issuers and the Agents) in writing of the occurrence of any ERISA Event.
Section 6.15Further Assurances. Each of the Borrowers will cooperate with the Agents and execute such further instruments and documents as any Agent shall reasonably request to carry out to the Lenders’ satisfaction the transactions contemplated by this Agreement.
Section 6.16Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, (a) conduct its business in compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), and other similar anti-corruption legislation in other jurisdictions, (ii) Anti-Money Laundering Laws, and (iii) applicable Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with such anti-corruption laws, such Anti-Money Laundering Laws and such Sanctions.
Article VII. NEGATIVE COVENANTS
Each of the Borrowers agrees that, so long as any Obligation is outstanding or the Lenders have any obligation to make Loans, or any L/C Issuer has any obligation to issue, extend or renew any Letters of Credit:
Section 7.01Restrictions on Secured Indebtedness. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Secured Indebtedness, other than:
(a)Secured Indebtedness consisting of (i) Indebtedness of Ryder’s Consolidated Subsidiaries to a Borrower, and (ii) unsecured Intercompany Indebtedness; and
(b)other Secured Indebtedness (including Indebtedness under Capitalized Leases); provided, that, the aggregate amount of Secured Indebtedness incurred in reliance on this Section 7.01(b) and outstanding at any time shall not exceed an amount equal to thirty percent (30%) of the Adjusted Consolidated Tangible Assets determined at such time.

For purposes of calculating the amount of Secured Indebtedness of Ryder and its Consolidated Subsidiaries under Section 7.01(b), Ryder shall be deemed to have incurred Secured Indebtedness in an amount equal to the aggregate amount of all Derivatives Obligations which are secured by a lien permitted pursuant to Section 7.02(e).
Section 7.02Restrictions on Liens. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, create or incur or suffer to be created or incurred or to exist any Lien upon any property or assets of any character, except as follows (the “Permitted Liens”):
(a)Liens securing Secured Indebtedness; provided, that, such Secured Indebtedness is permitted pursuant to Section 7.01; provided, further, that, the aggregate net book value of the assets of Ryder and its Consolidated Subsidiaries securing Secured Indebtedness which (i) consists of Indebtedness included within clause (a) of the definition of “Secured Indebtedness,” and (ii) is incurred in reliance on Section 7.01(b), shall not, at any time, exceed an amount equal to two hundred percent (200%) of the aggregate outstanding principal amount of such Secured Indebtedness;
(b)any encumbrances consisting of zoning restrictions, exceptions, easements, leases or other like restrictions on the use of Real Property which do not materially impair the use of such property;
(c)the following Liens or charges which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested in good faith by appropriate proceedings:
(i)Liens for taxes, assessments or other governmental charges;
(ii)Liens given in the ordinary course of business pursuant to any governmental regulation in order to allow Ryder or a Consolidated Subsidiary to maintain self-insurance, or to participate in any fund or participate in any benefits in connection with worker’s compensation, unemployment insurance, old age pensions or other social security, or for any other purpose at any time required by Law or governmental regulation as a condition to the transaction of business or the exercise of any privilege or license;
(iii)mechanic’s, carrier’s, worker’s, warehouseman’s, landlord’s or other like Liens arising in the ordinary course of business, including Liens incident to construction;
(iv)any inchoate Liens arising under ERISA to secure any contingent liability of Ryder or a Consolidated Subsidiary; and
(v)other Liens incidental to the conduct of business or ownership of property and assets which were not incurred in connection with the borrowing of money and which do not in the aggregate materially impair the use of property or assets of Ryder or its Consolidated Subsidiaries;
(d)Liens on accounts receivable subject to the Receivables Purchase Agreements referred to in Section 7.03(d);
(e)Liens on cash, cash equivalents and marketable securities securing Derivatives Obligations; and
(f)Liens on assets subject to the securitization permitted pursuant to Section 7.03(e).
Section 7.03Fundamental Changes; Sales or Dispositions of Assets. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, become a party to any merger, consolidation, asset acquisition, stock acquisition or disposition of assets, with the following exceptions (provided, that, any such merger, consolidation, acquisition or disposition would not cause Ryder to not be in compliance with all the covenants and conditions of this Agreement):
(a)(i) mergers or amalgamations of a Consolidated Subsidiary into another Consolidated Subsidiary (provided, that, (A) in connection with any such merger or amalgamation involving a Canadian Borrower, such Canadian Borrower shall be the surviving or resulting Person, and (B) in connection with any such merger involving a PR Borrower, such PR Borrower shall be the surviving Person), and (ii) mergers or consolidations pursuant to which Ryder is the surviving Person;
(b)acquisitions of interests in other corporations or business entities (either through the purchase of assets or capital stock or otherwise);
(c)dispositions of assets in the ordinary course of business;
(d)sales by Ryder and its Subsidiaries of their accounts receivable pursuant to the Receivables Purchase Agreements; provided, that, the aggregate face amount of all accounts receivable of Ryder treated as purchased receivables and sold by Ryder and/or its Subsidiaries to the securitization conduit under the Receivables Purchase Agreements shall not exceed at any time an amount equal to seventy-five percent (75%) of the aggregate face amount of all accounts receivable of Ryder and its Consolidated Subsidiaries, taken as a whole, including the accounts receivable which constitute purchased receivables under the Receivables Purchase Agreements;
(e)the securitization, in one or more securitization transactions, by Ryder of trucks, tractors and trailers (collectively, the “Securitized Assets”) together with the financial component of their associated lease and service agreements; provided, that, the aggregate net book value of Securitized Assets shall not exceed an amount equal to forty percent (40%) of the net book value of all revenue earning equipment of Ryder and its Consolidated Subsidiaries at any time, determined in accordance with GAAP; and
(f)other dispositions of assets not otherwise permitted pursuant to this Section 7.03; provided, that, (i) the aggregate fair market value of assets so disposed of in any consecutive twelve (12) month period shall not exceed an amount equal to fifteen percent (15%) of the aggregate book value of all Consolidated Tangible Assets, measured as of the first day of such twelve (12) month period, and (ii) the revenue attributable to the assets so disposed of in any consecutive twelve (12) month period shall not exceed an amount equal to twenty percent (20%) of the revenues of Ryder and its Consolidated Subsidiaries during such twelve (12) month period, determined in accordance with GAAP.
Section 7.04Leasebacks. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, sell, transfer or otherwise convey any property of Ryder or any Consolidated Subsidiary more than one hundred twenty (120) days after the acquisition thereof for purposes of leasing back such property, except for:
(a)leasebacks with a term of three (3) years or less (including all permitted extensions and renewals);
(b)leasebacks whereby the proceeds from the sale or transfer of property are used to reduce the Obligations or other Indebtedness of a rank at least equal to the Obligations; or
(c)leasebacks permitted pursuant to Section 7.01 and Section 7.02.
Section 7.05Limitations on Agreements. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, enter into any agreement which restricts or prohibits any guarantees, advances, dividends or distributions (a) from any Consolidated Subsidiary to such Borrower, or (b) between or among Consolidated Subsidiaries; provided, that, notwithstanding the foregoing, any Consolidated Subsidiary may issue Preferred Stock, so long as (i) the aggregate liquidation preference of all such Preferred Stock issued by Ryder’s Consolidated Subsidiaries which is not owned by Ryder and its

Consolidated Subsidiaries does not, at any time, exceed an amount equal to five percent (5%) of Consolidated Adjusted Net Worth at such time, (ii) immediately before, and immediately after, giving effect to such issuance of Preferred Stock, no Default or Event of Default shall have occurred and be continuing, and (iii) prior to the issuance by any Subsidiary of Preferred Stock, such Subsidiary shall have delivered to the Administrative Agent, for the benefit of the Lenders, the L/C Issuers and the Agents, a guarantee of the Obligations, in form and substance satisfactory to the Administrative Agent (it being understood that the obligations of such Subsidiary under such guaranty shall be limited to the aggregate amount of the liquidation preference of all such Preferred Stock issued by such Subsidiary which is not owned by Ryder and its Consolidated Subsidiaries), together with corporate authority documentation and a legal opinion, in form and substance satisfactory to the Administrative Agent, as to the authorization, execution, delivery and enforceability of such guaranty.
Section 7.06Sanctions. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, directly or indirectly, knowingly use any Credit Extension, or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension, or the proceeds of such Credit Extension, to any Subsidiary, joint venture partner or other Person, (a) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (b) if such use of proceeds or funding will result in a violation by any such Person (including any Person participating in the transaction, whether as Lender, Arranger, Agent, L/C Issuer, or Swing Line Lender) of Sanctions.
Section 7.07Anti-Corruption Laws and Anti-Money Laundering Laws. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, directly or indirectly, knowingly use any Credit Extension, or the proceeds of any Credit Extension, for any purpose which would breach (a) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), and other similar anti-corruption legislation in other jurisdictions, or (b) any Anti-Money Laundering Laws.
Section 7.08Financial Covenant. Ryder will not, at any time, permit the ratio of (a) the aggregate amount of Indebtedness of Ryder and its Consolidated Subsidiaries, to (b) Consolidated Adjusted Net Worth to exceed 3.00:1.00.
Article VIII. EVENTS OF DEFAULT AND REMEDIES
Section 8.01Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall occur:
(a)if any Borrower shall fail to pay any principal of the Loans made to such Borrower or any L/C Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such default shall not have been remedied within one (1) Business Day after written notice thereof shall have been given to such Borrower and Ryder by an Agent; or
(b)if any Borrower shall fail to pay any interest or fees owing by such Borrower hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such default shall not have been remedied within three (3) Business Days after written notice thereof shall have been given to such Borrower and Ryder by an Agent; or
(c)if the Borrowers shall fail to comply with any of the covenants contained in Section 7.01, Section 7.02, Section 7.03, or Section 7.08; or
(d)if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents or pay any amounts (other than those specified in Sections 8.01(a), (b) and (c)) and such failure shall not be remedied within twenty (20) days after written notice of such failure shall have been given to the Borrowers and Ryder by an Agent; or

(e)if any representation, warranty or certification made in writing by or on behalf of any Borrower contained in this Agreement or in any document or instrument delivered pursuant to this Agreement shall prove to have been false in any material respect upon the date when made or repeated and such representation, warranty or certification shall be material at the time it shall have been determined to have been false or incorrect, and if such false representation, warranty or certification or its adverse effects shall be susceptible of cure, the Borrowers shall not, within a period of twenty (20) days after written notice thereof has been given to the Borrowers and Ryder by the Administrative Agent, (i) have cured (to the satisfaction of the Required Lenders) the representation, warranty or certification, and (ii) have cured the adverse effect of the failure of such representation, warranty or certification to have been true and correct when made or repeated; or
(f)if any of the Borrowers or any of Ryder’s Consolidated Subsidiaries shall (i) fail to pay within the later of (A) three (3) Business Days after maturity, and (B) three (3) Business Days after any applicable period of grace, any Indebtedness, reimbursement obligation in respect of any letter of credit or the aggregate amount of any Derivatives Obligation, in each case, in an aggregate amount greater than $75,000,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness, reimbursement obligation in respect of any letter of credit or the aggregate amount of any Derivatives Obligation, in each case, in an aggregate amount greater than $75,000,000, resulting in the acceleration of such Indebtedness; or
(g)if any of the Borrowers or any of Ryder’s Consolidated Subsidiaries makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any such Person, or of any substantial part of the assets of any such Person or commences any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar Law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any such Person or any such Person indicates its approval thereof, consent thereto or acquiescence therein; or
(h)if a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any of Ryder’s Consolidated Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under the bankruptcy laws of any jurisdiction or any analogous proceeding, procedure or step is taken in any jurisdiction as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive; or
(i)if there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any judgment or order against any of the Borrowers or any of Ryder’s Consolidated Subsidiaries which, with other outstanding judgments or orders against any such Person exceeds in the aggregate $75,000,000; or
(j)if any judicial lien or attachment on the property of any Borrower or any of Ryder’s Consolidated Subsidiaries in an amount of $75,000,000 or greater shall not be released or provided for to the satisfaction of the Administrative Agent and the Required Lenders within sixty (60) days after such lien or attachment shall have come into existence; or
(k)if an ERISA Event occurs with respect to a Pension Plan and the Required Lenders shall have determined in their reasonable discretion that such event could reasonably be expected to result in liability of any of the Borrowers or any of their Subsidiaries under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $75,000,000, and such event, under the circumstances could reasonably constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan; or
(l)if any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of fifty percent (50%) or more of the outstanding shares of common voting stock of Ryder; or, during any period of twelve (12) consecutive calendar months, individuals who were directors of Ryder on the first day of such period shall cease to constitute a majority of the board of directors of Ryder (excluding any directors elected or nominated by such board); or
(m)if any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or if Ryder or any of its Consolidated Subsidiaries contests in any manner the validity or enforceability of any Loan Document, including any material rights and obligations thereunder; or if any Ryder or any other Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;
then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the written or telephonic (confirmed in writing) requests of the Required Lenders, shall, by written notice to the Borrowers, (i) declare all Obligations to be forthwith due and payable, whereupon the same shall forthwith mature and become immediately due and payable, together with accrued interest thereon, without presentment, demand, protest or notice, all of which are hereby waived by each of the Borrowers (provided, that, in the case of the occurrence of any event specified in Section 8.01(g) or Section 8.01(h), all Obligations shall become due and payable forthwith without the requirement of any such notice or the action of any Person and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers), and (ii) exercise on behalf of itself, the Lenders, the L/C Issuers, and the other Agents all rights and remedies available to it, the Lenders, the L/C Issuers and the other Agents under the Loan Documents. Upon written demand by the Required Lenders after the occurrence of any Event of Default, and automatically without the necessity of demand in the event of any Event of Default specified in Section 8.01(g) or Section 8.01(h), Ryder shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate L/C Obligations on all then outstanding Letters of Credit issued for the account of Ryder or any of its Domestic Subsidiaries to be held by the Administrative Agent as Cash Collateral for such L/C Obligations. If Ryder is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied pursuant to Section 8.03) shall be returned to Ryder within three (3) Business Days after all Events of Default have been cured or waived.
Section 8.02Termination of Aggregate Commitments. If any Event of Default pursuant to Section 8.01(g) or Section 8.01(h) shall occur, any unused portion of the Aggregate Commitments shall forthwith terminate and the Lenders and the Agents shall be relieved of all obligations to make Loans hereunder, and the L/C Issuers shall be relieved of all further obligations to issue, extend or renew Letters of Credit; or if any other Event of Default shall occur, the Required Lenders may by notice to the Borrowers terminate the unused portion of the Aggregate Commitments, and, upon such notice being given, such unused portion of the Aggregate Commitments shall terminate immediately and the Lenders and the Agents shall be relieved of all further obligations to make Loans and the L/C Issuers shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of any portion of the Aggregate Commitments shall relieve the Borrowers of any of their existing Obligations to the Lenders, the L/C Issuers or the Agents hereunder or elsewhere.
Section 8.03Application of Funds. After the exercise of remedies provided for in Sections 8.01 and 8.02, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.03(q), 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the respective Agents and amounts payable under Article III) payable to the Agents in their respective capacities as such, ratably among them in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Obligations and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to this Agreement; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by Law.
Subject to Sections 2.03(q) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Article IX. AGENTS
Section 9.01Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints (a) Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and (b) RBC to act on its behalf as the Canadian Agent hereunder and under the other Loan Documents, and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and no Borrower shall have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the applicable Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.02Rights as a Lender. The Person serving as the Administrative Agent and the Canadian Agent, as applicable, hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Canadian Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and the Canadian Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and the Canadian Agent, as applicable, hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.
Section 9.03Exculpatory Provisions. Neither any Agent or any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of any Agent, any Arranger, or any of their respective Related Parties: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the applicable Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, no Agent shall be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any of their respective Affiliates, that is communicated to, obtained or in the possession of, such Agent, such Arranger, or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the applicable Agent herein; (d) shall be liable for any action taken or not taken by the applicable Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 or Section 11.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment (it being understood and agreed that no Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to such Agent by Ryder, a Lender or a L/C Issuer); or (e) shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.
Section 9.04Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, the applicable Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan, or the issuance of such

Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06Resignation of Agent.
(a)Any Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuers and Ryder. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Ryder, to appoint a successor (and, so long as no Default exists, shall be acceptable to Ryder (with such acceptance not to be unreasonably withheld or delayed)), which shall be a bank with an office in the appropriate jurisdiction for such Agent, or an Affiliate of any such bank with an office in the appropriate jurisdiction for such Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within forty-five (45) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent or Canadian Agent, as applicable, meeting the qualifications set forth above (and, so long as no Default exists, such successor appointed by the retiring Agent shall be acceptable to Ryder (with such acceptance not to be unreasonably withheld or delayed)); provided, that, in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If a Person serving as an Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Ryder and such Person remove such Person as Administrative Agent or Canadian Agent, as applicable, and, in consultation with Ryder, appoint a successor (and, so long as no Default exists, shall be acceptable to Ryder (with such acceptance not to be unreasonably withheld or delayed)). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within forty-five (45) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Canadian Agent, as applicable hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by Ryder to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Ryder and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Agent was acting as Administrative Agent or Canadian Agent, as applicable, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Agent.
Section 9.07Non-Reliance on the Agents, the Arrangers, and the Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that neither any Agent or any Arranger has made any representation or warranty to it, and that no act by any Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Agent or such Arranger to any Lender or any L/C Issuer as to any matter, including whether such Agent or such Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each L/C Issuer represents to each Agent and each Arranger that it has, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Ryder and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender and each L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or a L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
Section 9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of Arrangers, bookrunners, co-syndications or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or a L/C Issuer hereunder.
Section 9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent, or in the case of such proceeding not in the United States, the applicable local Agent, (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the applicable Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the applicable Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under this Agreement. Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize any Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
Section 9.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (i) Section 9.10(a)(i) is true with respect to a Lender, or (ii) a Lender has provided another representation, warranty and covenant in accordance with Section 9.10(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of any Borrower, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
Section 9.11Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time any Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to such Agent forthwith on demand the Rescindable Amount received by such Lender Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The applicable Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.
Article X. GUARANTY
Section 10.01Guaranty of Payment. Ryder hereby irrevocably guarantees to the Agents, the L/C Issuers and the Lenders, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of each of the PR Borrowers, each of the Canadian Borrowers and each of Ryder’s Domestic Subsidiaries, including, without limitation, the principal and interest accruing on the Canadian Revolving Loans, the Canadian Swing Line Loans, the PR Revolving Loans, the obligations with respect to the Letters of Credit and the L/C Obligations and all such Obligations which would become due but for the operation of the automatic stay pursuant to §362(a) of the Bankruptcy Code of the United States or any similar provision of any other bankruptcy or insolvency law and the operation of §§502(b) and 506(b) of the Bankruptcy Code of the United States or any similar provision of any other bankruptcy or insolvency law (all such obligations of the PR Borrowers, the Canadian Borrowers, and each of Ryder’s Domestic Subsidiaries being referred to herein as the “Guaranteed Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Guaranteed Obligations and not of their collectability only and is in no way conditioned upon any requirement that any Agent, any L/C Issuer or any Lender first attempt to collect any of the Guaranteed Obligations from any of the PR Borrowers, any of the Canadian Borrowers, any of Ryder’s Domestic Subsidiaries or any other Person or resort to any collateral security or other means of obtaining payment. Should an Event of Default occur as a result of a default by any of the PR Borrowers, any of the Canadian Borrowers, or any of Ryder’s Domestic Subsidiaries in the payment of any of the Guaranteed Obligations, the Obligations of Ryder hereunder with respect to such Guaranteed Obligations in default shall, upon demand by the applicable Agent(s), become immediately due and payable to the applicable Agent(s), for the benefit of the Lenders, the L/C Issuers and the Agents, without demand or notice of any nature, all of which are expressly waived by Ryder. Payments by Ryder hereunder may be required by the Agents on any number of occasions.
Section 10.02Ryder’s Agreement to Pay Enforcement Costs, Etc. Ryder further agrees, as the principal obligor and not as a guarantor only, to pay to the applicable Agents, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by any Agent, any L/C Issuer or any Lender in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 10.02 from the time when such amounts become due until payment, whether before or after judgment, at the Default Rate; provided that if such interest exceeds the maximum amount permitted to be paid under applicable Law, then such interest shall be reduced to such maximum permitted amount.

Section 10.03Waivers by Ryder; Lenders’ Freedom to Act. Ryder agrees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms, regardless of any Law or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, any L/C Issuer or any Lender with respect thereto. Ryder waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any of the PR Borrowers, any of the Canadian Borrowers, any of Ryder’s Domestic Subsidiaries or any other entity or other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, Ryder agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agrees that the Guaranteed Obligations of Ryder hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of any Agent, any L/C Issuer or any Lender to assert any claim or demand or to enforce any right or remedy against any of the PR Borrowers, any of the Canadian Borrowers, any of Ryder’s Domestic Subsidiaries or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation; (c) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation; (e) the adequacy of any rights which any Agent, any L/C Issuer or any Lender may have against any collateral security or other means of obtaining repayment of any of the Guaranteed Obligations; (f) the impairment of any collateral securing any of the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights which any Agent, any L/C Issuer or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of Ryder or otherwise operate as a release or discharge of Ryder (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of each of the Commitments), all of which may be done without notice to Ryder. To the fullest extent permitted by Law, Ryder hereby expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent any Agent, any L/C Issuer or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against Ryder before or after such Agent’s, such L/C Issuer’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other Law which in any other way would otherwise require any election of remedies by any Agent, any L/C Issuer or any Lender.
Section 10.04Unenforceability of Guaranteed Obligations. If for any reason any of the PR Borrowers, any of the Canadian Borrowers, or any applicable Domestic Subsidiary of Ryder has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from any of the PR Borrowers, any of the Canadian Borrowers, or such Domestic Subsidiary by reason of such Person’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of each of the Commitments), to the extent permitted by Law, this Guaranty shall nevertheless be binding on Ryder to the same extent as if Ryder at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the PR Borrowers, any of the Canadian Borrowers, or any of Ryder’s Domestic Subsidiaries, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by Ryder.
Section 10.05Subrogation; Subordination.

(a)Until the final payment in full in cash of all of the Guaranteed Obligations: Ryder shall not exercise and hereby waives any rights against any of the PR Borrowers, any of the Canadian Borrowers, or any of its Domestic Subsidiaries arising as a result of payment by Ryder hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agents, any L/C Issuer or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; Ryder will not claim any setoff, recoupment or counterclaim against any of the PR Borrowers, any of the Canadian Borrowers, or any of its Domestic Subsidiaries in respect of any liability of Ryder to any of the PR Borrowers, any of the Canadian Borrowers, or any such Domestic Subsidiary; and Ryder waives any benefit of and any right to participate in any collateral security which may be held by the Agents, any L/C Issuer or any Lender.
(b)Any amount for money borrowed or credit received by any Canadian Borrower, any PR Borrower, or any of Ryder’s Domestic Subsidiaries now or hereafter which is owed to Ryder is hereby subordinated to the prior final payment in full in cash of all of the Guaranteed Obligations; provided that, so long as no Event of Default has occurred and is continuing, the PR Borrowers, the Canadian Borrowers, or such Domestic Subsidiaries may pay, and Ryder may receive, such payment. Ryder agrees that, after the occurrence of any Event of Default, Ryder will not demand, sue for or otherwise attempt to collect any such indebtedness of the PR Borrowers, the Canadian Borrowers, or Ryder’s Domestic Subsidiaries to Ryder until all of the Guaranteed Obligations shall have been irrevocably paid in full in cash. If, notwithstanding the foregoing sentence, Ryder shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by Ryder as trustee for the Lenders, the L/C Issuers and the Agents and be paid over to the Agents, for the benefit of the Lenders, the L/C Issuers and the Agents, on account of the Guaranteed Obligations without affecting in any manner the liability of Ryder under the other provisions of this Guaranty.
(c)The provisions of this Section 10.05 shall be supplemental to and not in derogation of any rights and remedies of the Lenders, the L/C Issuers and the Agents under any separate subordination agreement which the Agents or any of them may at any time and from time to time enter into with Ryder for the benefit of the Lenders, the L/C Issuers and the Agents.
Section 10.06Further Assurances. Ryder agrees that it will from time to time, at the request of the Agents, do all such things and execute all such documents as the Agents may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders, the L/C Issuers and the Agents hereunder. Ryder acknowledges and confirms that it has established its own adequate means of obtaining from each of the PR Borrowers, each of the Canadian Borrowers, and each of its Domestic Subsidiaries on a continuing basis all information desired by it concerning the financial condition of such Persons and that it will look to such Persons and not to the Agents, any L/C Issuer or any Lender in order for it to keep adequately informed of changes in any of such Person’s financial condition.
Section 10.07Reinstatement. Notwithstanding any termination of this Guaranty upon the final and indefeasible payment in full, in cash, of the Guaranteed Obligations, this Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agents, any L/C Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any of the PR Borrowers, any of the Canadian Borrowers, or any applicable Domestic Subsidiary of Ryder, or otherwise, all as though such payment had not been made or value received.
Section 10.08Successors and Assigns. This Guaranty shall be binding upon Ryder, its successors and assigns, and shall inure to the benefit of the Agents, the L/C Issuers and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may, in accordance with the provisions of Section 11.06 and subject to the limitations set forth therein, assign or otherwise transfer this Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein. Ryder may not assign any of its Guaranteed Obligations hereunder.
Section 10.09Currency of Payment. Ryder shall pay the Guaranteed Obligations in the currency in which such Obligations were incurred by the applicable Borrower(s) or the applicable domestic Subsidiary.
Section 10.10Concerning Joint and Several Liability of the Canadian Borrower and the PR Borrower.
(a)Each Canadian Borrower hereby irrevocably and unconditionally jointly and severally guarantees to the Canadian Agent and the Canadian Lenders the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of the other Canadian Borrower hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders, the Agents and the L/C Issuers under this Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrower to accept joint and several liability for the Obligations. Each Canadian Borrower agrees that this is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations of the other Canadian Borrower hereunder and under the other Loan Documents and not of their collectability only and is in no way conditioned upon any requirement that the Canadian Agent or any Canadian Lender first attempt to collect any of such Obligations from such Canadian Borrower or resort to any collateral security or other means of obtaining payment. Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrower with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.10(a)), it being the intention of the parties hereto that all of the Obligations of the Canadian Borrowers shall be the joint and several Obligations of each Canadian Borrower without preferences or distinction among them. Each Canadian Borrower hereby waives all defenses relating to the joint and several liability described above, including, without limitation, all suretyship defenses.
(b)Each PR Borrower hereby irrevocably and unconditionally jointly and severally guarantees to the Administrative Agent and the PR Lenders the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of the other PR Borrower hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders, the Agents and the L/C Issuers under this Agreement, for the mutual benefit, directly and indirectly, of each PR Borrower and in consideration of the undertakings of the other PR Borrower to accept joint and several liability for the Obligations. Each PR Borrower agrees that this is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations of the other PR Borrower hereunder and under the other Loan Documents and not of their collectability only and is in no way conditioned upon any requirement that the Administrative Agent or any PR Lender first attempt to collect any of such Obligations from such PR Borrower or resort to any collateral security or other means of obtaining payment. Each PR Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other PR Borrower with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.10(b)), it being the intention of the parties hereto that all of the Obligations of the PR Borrowers shall be the joint and several Obligations of each PR Borrower without preferences or distinction among them. Each PR Borrower hereby waives all defenses relating to the joint and several liability described above, including, without limitation, all suretyship defenses.
Article XI. MISCELLANEOUS
Section 11.01Amendments, Etc.

(a)Except as set forth in this Agreement or any other Loan Document (with respect to such Loan Document), neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, and acknowledged by the Agents; provided, that, no such agreement shall: (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender; (ii) reduce the principal amount of any Loan or L/C Obligation or reduce the rate of interest thereon, or, subject to Section 11.01(b)(iii), reduce any fees payable hereunder, without the written consent of each Lender affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate; (iii) postpone the date of any scheduled payment of the principal amount of any Loan or L/C Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby; (iv) change Section 2.13, change Section 8.03, or change any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) release any Borrower from its obligations hereunder, or release Ryder from its obligations Article X, in each case, without the written consent of each Lender; (vi) change any of the provisions of this Section 11.01(a) or the definition of “Required Lenders”, “Required Domestic Lenders”, “Required Canadian Lenders”, “Required PR Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or (vii) subordinate the Obligations hereunder to any other Indebtedness or other obligation (other than any subordination already contemplated by or provided for in this Agreement), without the written consent of each Lender directly affected thereby.
(b)Notwithstanding anything to the contrary herein: (i) no agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any L/C Issuer, any Domestic Swing Line Lender, or the Canadian Swing Line Lender without the prior written consent of such Agent, such L/C Issuer, such Domestic Swing Line Lender, or the Canadian Swing Line Lender, as the case may be; (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Agents (and, if its rights or obligations are affected thereby, each L/C Issuer, each Domestic Swing Line Lender, and the Canadian Swing Line Lender) if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment(s) provided for therein shall terminate upon the effectiveness of such agreement, and (B) at the time such agreement becomes effective, each Lender not consenting to the amendment(s) provided for therein receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, and (B) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (v) this Agreement may be amended with the written consent of the Required Lenders, the Agents and the Borrowers (A) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by the Agents and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; (vi) this Agreement may be amended to implement any Canadian Benchmark Replacement or any Term SOFR Successor Rate, as applicable, as provided in Section 3.03(b) or 3.03(c); (vii) the Administrative Agent and/or the Canadian Agent, as applicable, shall have the right, from time to time, to make Term SOFR Conforming Changes and Conforming Changes and any amendments implementing such Term SOFR Conforming Changes or such Conforming Changes, as applicable, will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than Ryder’s right to be consulted pursuant to the definition of Term SOFR Conforming Changes or Conforming Changes, as applicable), so long as, with respect to any such amendment effected, the applicable Agent shall post each such amendment implementing such Term SOFR Conforming Changes or such Conforming Changes, as applicable, to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective; and (viii) if the Agents and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Agents and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
Section 11.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Borrower, any Agent, Bank of America, in its capacity as a L/C Issuer or a Domestic Swing Line Lender, or the Canadian Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender (including in such Lender’s capacity as a Domestic Swing Line Lender or a L/C Issuer), to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Ryder).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in Section 11.02(b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the applicable Agent; provided, that, the foregoing shall not apply to notices to any

Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified such Agent that it is incapable of receiving notices under such Article II by electronic communication. Any Agent, any L/C Issuer, any Swing Line Lender, or Ryder may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.
Unless the Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Agents, the L/C Issuers, and the Swing Line Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Ryder, each Agent, each L/C Issuer, and each Swing Line Lender. In addition, each Lender agrees to notify the Agents from time to time to ensure that the Agents have on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Agents, L/C Issuers and Lenders. The Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
Section 11.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer, any Agent, or any Borrower to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuers; provided, that, the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as a L/C Issuer, a Domestic Swing Line Lender or the Canadian Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable, documented out-of-pocket costs and expenses incurred by each Agent and its Affiliates (including the reasonable, documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable, documented out-of-pocket expenses incurred by any Agent, any Lender, or any L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender, or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made and Letters of Credit issued hereunder, including all such reasonable, documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrowers. Each Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Lender, and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of each Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Ryder or any of its Subsidiaries, or any Environmental Liability related in any way to Ryder or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, (A) be available to the extent that such loss, claim, damage, liability or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) result from a claim brought by any Borrower hereunder against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (B) apply to any litigation, proceeding or dispute solely between Ryder or any Consolidated Subsidiary on the one hand and such Indemnitee on the other hand, if the final and nonappealable judgment in such litigation, proceeding or dispute is in favor of Ryder or any Consolidated Subsidiary and against such Indemnitee. Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to any Agent (or any sub-agent thereof), any L/C Issuer, any Swing Line Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), such L/C Issuer, or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), such L/C Issuer, or such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages

(as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable judgment by a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of any Agent, any L/C Issuer, or any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations arising under the Loan Documents.
Section 11.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the applicable Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
Section 11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations, in Domestic Swing Line

Loans, and in Canadian Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Ryder otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this Section 11.06(b)(ii) shall not apply to any Domestic Swing Line Lender’s rights and obligations in respect of Domestic Swing Line Loans, or the Canadian Swing Line Lender’s rights and obligations in respect of Canadian Swing Line Loans.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of Ryder (such consent not to be unreasonably withheld or delayed, it being understood that Ryder shall not be deemed to have unreasonably withheld its consent for the purposes of this Section 11.06(b)(iii)(A) if it advises the Administrative Agent and the applicable assignor Lender in good faith of the competitive business reasons why Ryder does not desire a financing relationship with the proposed assignee) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, Ryder shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; provided, further, that, the assignor shall notify Ryder of any assignment that does not require the consent of Ryder prior to, or promptly after, the effective date of such assignment (it being understood that failure by such assignor to provide such notification shall not limit the effectiveness of such assignment);
(B)the consent of the applicable Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to an Eligible Assignee that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of a Domestic Commitment; and
(D)the consent of the applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of a Domestic Commitment or a Canadian Commitment, as the case may be.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to Ryder or any of Ryder’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons), or (D) to General Electric Capital Corporation or any Affiliate of General Electric Capital Corporation.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Ryder and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and in Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Effectiveness. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). In the case of any assignments by and between any Lender and any affiliate of such Lender, such Persons shall use their reasonable best efforts to coordinate the administration of this Agreement and approvals of any amendment, modification or waiver of any provision of this Agreement so as to minimize (to the extent reasonably possible) the administrative burden on the Borrowers.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Head Office for the Administrative Agent a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans, and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender, Ryder or any of Ryder’s Affiliates or Subsidiaries, or General Electric Capital Corporation or any affiliate of General Electric Capital Corporation) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, in Domestic Swing Line Loans, and/or in Canadian Swing Line Loans) owing to it); provided, that, (i) each such participation shall be in an amount of not less than $5,000,000, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations thereof) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, and (C) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(g) as though it were a Lender. Each Lender that sells a participation agrees, at Ryder’s request and expense, to use reasonable efforts to cooperate with Ryder to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Ryder, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time (i) the Lender that is a L/C Issuer or a Domestic Swing Line Lender assigns all of its Domestic Commitment, Domestic Revolving Loans and Domestic Swing Line Loans pursuant to Section 11.06(b), or (ii) the Lender that is the Canadian Swing Line Lender assigns all of its Canadian Commitment, Canadian Revolving Loans, and Canadian Swing Line Loans pursuant to Section 11.06(b), such Person may, (A) upon forty-five (45) days’ written notice to the applicable Agent, Ryder and the Domestic Lenders, resign as a L/C Issuer, (B) upon forty-five (45) days’ notice to Ryder, resign as a Domestic Swing Line Lender, and/or (C) upon forty-five (45) days’ notice to the Canadian Borrowers, resign as the Canadian Swing Line Lender. In the event of any such resignation as a L/C Issuer, a Domestic Swing Line Lender or the Canadian Swing Line Lender, Ryder shall be entitled to appoint from among (1) the Domestic Lenders, a successor L/C Issuer or a Domestic Swing Line Lender or (2) the Canadian Lenders, a successor Canadian Swing Line Lender; provided, that, no failure by Ryder to appoint any such successor shall affect the resignation of such Person as a L/C Issuer, a Domestic Swing Line Lender and/or the Canadian Swing Line Lender, as the case may be. If such Person resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Domestic Lenders to make Domestic Revolving Loans that are Domestic Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f)). If such Person resigns as a Domestic Swing Line Lender, it shall retain all the rights of a Domestic Swing Line Lender provided for hereunder with respect to Domestic Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Domestic Lenders to make Domestic Revolving Loans that are Domestic Base Rate Loans or fund risk participations in outstanding

Domestic Swing Line Loans pursuant to Section 2.04(c)(i). If such Person resigns as the Canadian Swing Line Lender, it shall retain all the rights of the Canadian Swing Line Lender provided for hereunder with respect to Canadian Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Canadian Lenders to make Canadian Revolving Loans that are Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in outstanding Canadian Swing Line Loans pursuant to Section 2.04(c)(ii). Upon the appointment of a successor L/C Issuer, Domestic Swing Line Lender, and/or Canadian Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Domestic Swing Line Lender, or Canadian Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Person to effectively assume the obligations of such Person with respect to such Letters of Credit. Schedule 2.03 and Schedule 2.04 shall be deemed to be automatically updated to reflect the L/C Commitment, the Domestic Swing Line Commitment, and/or the Canadian Swing Line Commitment of any Person that becomes a L/C Issuer, a Domestic Swing Line Lender, or the Canadian Swing Line Lender after the Closing Date pursuant to this Section 11.06(f).
Section 11.07Treatment of Certain Information; Confidentiality. Each of each Agent, each Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms herein); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 2.15, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating Ryder or its Subsidiaries or the credit facilities provided hereunder; (ii) the provider of any Platform or other electronic delivery service used by any Agent, any L/C Issuer, or any Swing Line Lender to deliver Borrower Materials or notices to the Lenders, or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (h) with the consent of Ryder; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07, (ii) becomes available to any Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Ryder which is authorized to disclose such Information, or (iii) is independently discovered or developed by a party hereto without utilizing any Information received from Ryder or violating the terms of this Section 11.07. In the case of clause (b) (except disclosure to governmental banking regulatory authorities) or clause (c) of this paragraph, the applicable Agent, Lender, or L/C Issuer shall, to the extent practicable and legally permissible, provide prompt written notice to Ryder so that Ryder may have the opportunity to contest such disclosure and such Agent, Lender, or L/C Issuer shall use reasonable efforts within Law to maintain the confidentiality of such Information. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of Laws to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

Except as otherwise agreed to herein or in any of the other Loan Documents, each of the Agents, the L/C Issuers and each Lender agrees that it will not, and it will use their best efforts to cause its Related Parties not to, issue or release for external publication any article or advertising or publicity matter relating to the transactions contemplated by this Agreement without the prior written consent of Ryder.
For purposes of this Section 11.07, “Information” means all information received from Ryder or any Subsidiary relating to Ryder or any Subsidiary or any of their respective businesses, whether oral or written, including, without limitation, all data, reports, interpretations, forecasts and records, regardless of storage and transmission media or source, and all information derived, directly or indirectly, therefrom, which such Person or its Related Parties obtains or to which such Person or its Related Parties shall be afforded access in connection with the transactions contemplated by this Agreement or any of the other Loan Documents, other than any such information that is available to any Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by Ryder or any Subsidiary; provided, that, in the case of information received from Ryder or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Agent, each Lender, and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Ryder or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 11.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Ryder or such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. Any amounts set off pursuant to this Section 11.08 shall be distributed ratably in accordance with Section 2.13 and Section 8.03 among all of the Lenders and L/C Issuers by the Lender or L/C Issuer setting off such amount; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the applicable Agent for further application in accordance with the provisions of Section 2.17, and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the applicable Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify Ryder and each Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including the Criminal Code

(Canada)) (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Ryder. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.10Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the any Agent, any L/C Issuer or any other party hereto, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 11.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation arising hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 11.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by any Agent, any L/C Issuer, or any Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.13Replacement of Lenders. If Ryder is entitled to replace a Lender pursuant to the provisions of Section 2.14(e) or Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Ryder may, at its sole expense and effort, upon notice to such Lender and the Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(a)Ryder shall have paid (or caused the applicable Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws;
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(f)in the case of an assignment resulting from a Lender becoming a Non-Extending Lender, the applicable assignee shall have consented to the extension of such Non-Extending Lender’s then-existing Scheduled Maturity Date requested by the Borrowers in the applicable Extension Letter.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Ryder to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by Ryder, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 11.13 to the contrary, (i) no Lender that acts as a L/C Issuer may be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (ii) no Lender that acts as an Agent may be replaced hereunder except in accordance with the terms of Section 9.06.
Section 11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. RYDER AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY

APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST RYDER OR ANY OTHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. RYDER AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
Section 11.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Ryder and each other Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, and the Lenders are arm’s-length commercial transactions between Ryder, each other Borrower and their respective Affiliates, on the one hand, and the Agents, the Arrangers, and the Lenders, on the other hand, (ii) each of Ryder and the other Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Ryder and each other Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each Agent, each Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Ryder, any other Borrower or any of their respective Affiliates, or any other Person, and (ii) none of any Agent, any Arranger, or any Lender has any obligation to Ryder, any other Borrower or any of their respective

Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Ryder, the other Borrowers and their respective Affiliates, and none of any Agent, any Arranger, or any Lender has any obligation to disclose any of such interests to Ryder, any other Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of Ryder and each other Borrower hereby waives and releases any claims that it may have against any Agent, any Arranger, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower, each Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Agents and the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of any Agent, any L/C Issuer, or any Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent any Agent, any L/C Issuer, and/or any Swing Line Lender has agreed to accept such Electronic Signature, each of the Agents and the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Lender Party without further verification, and (b) upon the request of any Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
None of any Agent, any L/C Issuer, or any Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with such Agent’s, such L/C Issuer’s, or such Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each Agent, each L/C Issuer, and each Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each Borrower and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (b) waives any claim against each Agent and each Lender Party for any liabilities arising solely from any Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 11.18USA PATRIOT Act; Canadian AML Acts. Each Lender, each L/C Issuer and each Agent (for itself and not on behalf of any Lender or any L/C Issuer) that is subject to the PATRIOT Act or any Canadian AML Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies the Borrowers and their respective Subsidiaries, which information includes the name and address of each such Person and other information that will allow such Lender, such L/C Issuer or such Agent, as applicable, to identify such Person in accordance with the PATRIOT Act and the Canadian AML Acts. Each Borrower shall, promptly following a request by any Agent, any Lender or any L/C Issuer, provide all documentation and other information with respect to the Borrowers and their respective Subsidiaries that such Agent, such Lender or such L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act and the Canadian AML Acts and the Beneficial Ownership Regulation.
Section 11.19ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.21Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the applicable Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to any Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, such Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to any Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to any Agent or any Lender in such currency, such Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 11.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:    RYDER SYSTEM, INC.,
a corporation organized under the laws of Florida

By:    W. Daniel Susik
Name:    W. Daniel Susik
Title:    Senior Vice President - Finance and Treasurer
RYDER TRUCK RENTAL CANADA LTD. LOCATION DE CAMIONS RYDER DU CANADA LTEE.,
a corporation organized under the laws of Ontario, Canada

By:    /s/ W. Daniel Susik
Name:    W. Daniel Susik
Title:    Senior Vice President - Finance and Treasurer
RYDER SUPPLY CHAIN SOLUTIONS CANADA ULC,
an unlimited liability company organized under the laws of Nova Scotia, Canada

By:    /s/ W. Daniel Susik
Name:    W. Daniel Susik
Title:    Senior Vice President - Finance and Treasurer
RYDER PUERTO RICO, INC.,
a corporation organized under the laws of Delaware

By:    /s/ W. Daniel Susik
Name:    W. Daniel Susik
Title:    Senior Vice President - Finance and Treasurer
RYDER SUPPLY CHAIN SOLUTIONS PUERTO RICO, LLC,
a limited liability company organized under the laws of Delaware

By:    /s/ W. Daniel Susik
Name:    W. Daniel Susik
Title:    Senior Vice President - Finance and Treasurer

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as the Administrative Agent

By:    /s/ Angela Berry
Name:    Angela Berry
Title:    Assistant Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

CANADIAN AGENT:    ROYAL BANK OF CANADA,
as the Canadian Agent

By:    /s/ Anastasia Andrushyshyn
Name:    Anastasia Andrushyshyn
Title:    Deal Manager

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, a Domestic Swing Line Lender, and a L/C Issuer
By:    /s/ Jason Yakabu
Name:    Jason Yakabu
Title:    Director

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

MUFG BANK, LTD.,
as a Lender, a Domestic Swing Line Lender, and a L/C Issuer
By:    /s/ Jorge Georgalos
Name:    Jorge Georgalos
Title:    Director

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

BNP PARIBAS,
as a Lender and a L/C Issuer
By:    /s/ Christopher Sked
Name:    Christopher Sked
Title:    Managing Director

By:    /s/ Valentin Detry
Name:    Valentin Detry
Title:    Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

MIZUHO BANK, LTD.,
as a Lender and a L/C Issuer
By:    /s/ Donna DeMagistris
Name:    Donna DeMagistris
Title:    Managing Director

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer
By:    /s/ Jared Billings
Name:    Jared Billings
Title:    Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

ROYAL BANK OF CANADA,
as a Lender, the Canadian Swing Line Lender, and a L/C Issuer
By:    /s/ Scott Umbs
Name:    Scott Umbs
Title:    Authorized Signer

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

TRUIST BANK,
as a Lender and a L/C Issuer
By:    /s/ Chris Hursey
Name:    Chris Hursey
Title:    Director

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer
By:    /s/ Blake Nilhas
Name:    Blake Nilhas
Title:    Senior Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer
By:    /s/ Mylissa Bringgold
Name:    Mylissa Bringgold
Title:    Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

REGIONS BANK,
as a Lender
By:    /s/ Maggie Halleland
Name:    Maggie Halleland
Title:    Managing Director

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

COMERICA BANK,
as a Lender
By:    /s/ Alex Farrell
Name:    Alex Farrell
Title:    Vice President

RYDER SYSTEM, INC.
FOURTH AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT